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2025
Annual Meeting of Shareholders
Proxy Statement

Ames Mine
Ames, Iowa
Diamond Elite Winner

Martin Marietta

2025 | ANNUAL MEETING OF SHAREHOLDERS | PROXY STATEMENT

April 15, 2025

Dear Shareholders:

It is my pleasure to invite you to attend Martin Marietta’s 2025 Annual Meeting of Shareholders on Thursday, May 15, 2025. This document provides some of the highlights of our key actions and important decisions in 2024, as well as information about our financial and other performance. Please review this Proxy Statement and the 2024 Annual Report for more information about these topics.

Martin Marietta Achieves Safest Year on Record

I am proud to report that, once again, Martin Marietta achieved its safest year in our history. We had a world-class lost time incident rate (LTIR) for the eighth consecutive year (0.129 in 2024) and a world-class total injury incident rate (TIIR) for the fourth consecutive year (0.650 in 2024). Moreover, our fidelity to our Guardian Angel culture meant that 99.9% of our over 9,400 employees experienced ZERO lost-time incidents and 99.3% of employees experienced zero reportable incidents. These results improve upon the prior year’s performance which was also one of the best safety records in Martin Marietta’s history, demonstrating our unwavering commitment to build and maintain the safest, best performing and most durable aggregates-led business. Our commitment to being a great employer and fostering a safe and productive workplace is evidenced by our Company’s certification as a Great Place to Work® following an extensive employee survey seeking answers to a wide range of inquiries focused on teamwork, integrity, equality, pride and respect.

Continued Delivery of Solid Financial Results

In 2024, Martin Marietta faced a series of well-chronicled, extreme weather events including significant precipitation together with Tropical Storm Debby in North Carolina, Hurricane Beryl in Texas and Hurricane Helene across much of our Southeast footprint. At the same time, we were navigating several challenging product demand dynamics including a private construction slowdown. Despite these challenges, we remained focused on the long-term aspects of our business that we can meaningfully impact: world-class safety, the consistent and disciplined execution of our Strategic Operating Analysis and Review (SOAR) 2025 initiatives, and resolute adherence to our leading commercial strategy. We continued to deliver solid financial results, underscoring the resiliency of our aggregates-led business strategically positioned in the country’s fastest-growing markets. We achieved another year of double-digit organic aggregates unit profitability growth. More specifically, the Company’s total gross profit per ton increased 9% and organic aggregates gross profit per ton was up 13%. We increased our dividend approximately 7% in August 2024 (the Company’s ninth consecutive year of increasing the dividend), and collectively with share repurchases, we returned $639 million to shareholders. Our cumulative Total Shareholder Return (TSR) since the start of SOAR 2025 on January 1, 2021 is 87% as compared to the S&P 500’s TSR of 66%. These significant accomplishments demonstrate that Martin Marietta has built an increasingly resilient, efficient and cash flow generative business.

Most Active Year for M&A Creates an Optimized Portfolio

In 2024, we continued our disciplined adherence to and execution of our proven SOAR initiatives. Over the last four years, Martin Marietta completed over $3 billion of non-core asset divestitures to partially fund approximately $7 billion of aggregates-led acquisitions. Remarkably, 2024 surpassed 2021 as our most active M&A year ever, with nearly $4 billion of acquisitions and over $2 billion of asset divestitures. Since our Texas Industries acquisition a little over a decade ago, to the February 2024 divestiture of our South Texas cement business and related ready mixed concrete operations, and our acquisition of multiple pure-play aggregates businesses in high growth regions of the United States, we have sought to maximize the value of our business through a purposeful portfolio evolution. By using cyclical cement and ready mixed concrete as consideration for pure aggregate assets, we have met a fourfold objective of: (i) creating a more durable earnings profile; (ii) increasing the gross profit contribution from our core aggregates product line, (iii) expanding geographic diversification; and (iv) reducing greenhouse gas impacts – all while maintaining a strong balance sheet well-positioned for further acquisitive growth.

We are pleased to have added nearly one billion tons of aggregates reserves to our footprint in 2024. We completed the acquisition and integration of both Blue Water Industries (BWI Southeast) and Albert Frei & Sons Inc. last year. In October 2024, we added a limestone source on Florida’s Gulf coast and sand and gravel in southern California and sand and gravel in west Texas in December 2024. All of these aggregates bolt-on acquisitions are in attractive, SOAR-identified geographies.

Through purposeful portfolio evolution and curation, we thoughtfully cultivate acquisitions and selectively prune assets at opportune times. Our active portfolio management helps maximize the value of our business for our shareholders.

Continued Commitment to Shareholder Engagement and Responsiveness

Understanding and considering the views of our shareholders is a core value for us. Thoughtful engagement provides us insight into what our shareholders care about and allows us to endeavor to include topics in our Sustainability Report and other public documents about which our shareholders ask. In 2024, we continued our Fall Engagement Program, reaching out to over 50 of our top shareholders, representing approximately 75% of outstanding shares, to discuss topics including our safety, financial and operating performance as well as our progress on establishing and achieving greenhouse gas (GHG) emissions targets. The shareholder feedback we received precipitated a number of our 2024 actions, among them continuing to:

•	Monitor, review and respond to sustainability indices and surveys, including CDP, Sustainalytics, and the SBTi, among others.

•	Gather Scope 3 emissions data for purposes of evaluating those emissions against SBTI’s target threshold in accordance with SBTi procedures.

•

Provide sustainability disclosures in our annual Sustainability Report and on our website including disclosures around political contributions. In October 2024, we were recognized as a Trendsetter Company in the 2024 CPA-Zicklin Index, meaning Martin Marietta earned a score of 90 percent or higher with respect to the strength of our political spending disclosure practices and oversight policies.

These examples are just a few of the many steps that we have taken to demonstrate that we are listening to our shareholders, taking sustainable actions that are sensible and create value for our stakeholders, and delivering on our strategic plans.

Your Vote Matters

I urge you to promptly cast your vote. You may do so by either returning the enclosed Proxy Card or by the electronic or telephone options described in our Proxy Statement. On behalf of our Board of Directors, thank you for your investment in Martin Marietta. We look forward to continuing to deliver strong and responsible performance, innovation and growth to our customers, shareholders and other stakeholders.

Sincerely,

C. Howard Nye

Chair of the Board, President and Chief Executive Officer

Notice of 2025 Annual Meeting of Shareholders

	Item of Business	For More Information See Page	Board Recommendation

Item 1	To elect 10 directors	23	FOR

Annual Meeting of Shareholders

When:

Thursday, May 15, 2025, 8:00 a.m. ET

Place:

4123 Parklake Avenue, Raleigh, NC 27612

(our principal executive offices)

Who Can Vote:

Shareholders of record at the close of business on March 7, 2025

Item 2	To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for 2025	37	FOR
Item 3	To vote on an advisory resolution to approve the compensation of our named executive officers	85	FOR
Item 4	To approve the 2025 Employee Stock Purchase Plan	86	FOR
	Any other matters that may properly come before the meeting

Date of Availability:

This Notice, Proxy Statement, the Proxy Card, and the Notice of Meeting are being sent commencing on approximately April 15, 2025 to shareholders of record at the close of business on March 7, 2025.

Your vote is important. You may vote in person at the 2025 Annual Meeting of Shareholders (Annual Meeting) or submit a proxy over the internet. If you have received a paper copy of the Proxy Card (or if you request a paper copy of the materials), you may submit a proxy by telephone or by mail.

Whether or not you expect to attend the meeting, we hope you will date and sign the enclosed Proxy Card and mail it promptly in the enclosed stamped envelope. Submitting your proxy now will not prevent you from voting your shares at the meeting, because your proxy is revocable at your option.

If you submit your proxy by telephone or over the internet, you do not need to return your Proxy Card by mail.

Sincerely,

Bradley D. Kohn

Senior Vice President, General Counsel

and Corporate Secretary

Martin Marietta Materials, Inc.

Raleigh, North Carolina

April 15, 2025

How to Vote: It is important that your shares be represented and voted at the Annual Meeting. We urge you to vote by using any of these methods.
Via the internet www.voteproxy.com
By Telephone 1-800-PROXIES (1-800-776-9437) in the United States or 1-201-299-4446 from outside the United States
By Mail Sign, date and mail your proxy card in the envelope provided
In Person Attend the Annual Meeting and vote by ballot

Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting of Shareholders: The Proxy Statement and Annual Report on Form 10-K are available at https://ir.martinmarietta.com/reports-filings/annual-reports-and-proxies.

2025 PROXY STATEMENT

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Proxy Statement Highlights

Shareholders Benefit from Martin Marietta’s Strong 2024 Performance

This summary provides highlights of selected information about Martin Marietta Materials, Inc. (the Company, Martin Marietta, we or us) from this Proxy Statement. The Board of Directors is providing the Notice of 2025 Annual Meeting of Shareholders, this Proxy Statement and Proxy Card (the Proxy Materials) in connection with the Company’s solicitation of proxies for the 2025 Annual Meeting (the Annual Meeting) to be held on May 15, 2025, and at any adjournment or postponement thereof. This Proxy Statement is being first mailed to shareholders on April 15, 2025.

This proxy summary highlights information contained elsewhere in our Proxy Statement. The summary does not contain all the information that you should consider, and we encourage you to read the entire Proxy Statement before voting.

2024 Safety & Financial Highlights from Continuing Operations

•	Achieved word-class total injury incident rate (TIIR) for the 4th consecutive year

•	Magnesia Specialties, Southwest and East Divisions outperformed world-class TIRR with metrics of 0.00, 0.47 and 0.53, respectively

•	99.9% of employees experienced zero lost-time incidents

•	Increased Net Margin by 1,280 basis points

•	Expanded Consolidated Adjusted EBITDA margins by 20 basis points

•	Achieved gross profit per ton improvement of 9%, despite lower shipments

•	Optimized portfolio with nearly $4 billion of aggregates-led acquisitions and $2 billion of non-core asset divestitures

•	Maintained a strong balance sheet

1 All percentage increases and decreases are comparisons to full year results for the year ended December 31, 2023.

2 Includes a $976 million after-tax nonrecurring gain on the divestiture of the Company’s South Texas cement plant and related ready mixed concrete operations.

3 Consolidated Adjusted EBITDA, Consolidated Adjusted EBITDA margin and Net Leverage are not measures under generally accepted accounting principles in the United States (GAAP). Please see Appendix B for a reconciliation of non-GAAP measures to GAAP measures and other disclosures related to the presentation of non-GAAP measures.

4 Net Margin is defined as the ratio between Net Earnings from Continuing Operations Attributable to Martin Marietta and Total Revenues.

2024 SOLID FINANCIAL
PERFORMANCE[1]

TOTAL REVENUES

$6.5 B

-4%

NET EARNINGS FROM CONTINUING
OPERATIONS ATTRIBUTABLE TO
MARTIN MARIETTA[2]

$2.0 B

+66%

CONSOLIDATED ADJUSTED EBITDA[3]

$2.1 B

-3%

AGGREGATES GROSS PROFIT
PER TON IMPROVEMENT

+9%

NET MARGIN[2,4]

31%

+1,280 bps

CONSOLIDATED ADJUSTED EBITDA MARGIN[3] 32% +20 bps DIVIDENDS AND SHARE REPURCHASES $639 M NET LEVERAGE AT DEC. 31, 2024[3] 2.3x

Proposal 1	Election of 10 Directors The Board recommends a vote FOR each of the Directors	See page 23 for more information

Proposal 2	Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Auditors for 2025 The Board recommends a vote FOR ratification of PricewaterhouseCoopers for 2025	See page 37 for more information

Proposal 3	Advisory Vote to Approve the Compensation of our Named Executive Officers The Board recommends a vote FOR our Say-On-Pay proposal	See page 85 for more information

Proposal 4	Approve the 2025 Employee Stock Purchase Plan The Board recommends a vote FOR approval of the 2025 Employee Stock Purchase Plan	See page 86 for more information

MARTIN MARIETTA 1

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Measuring our Performance

World-Class Safety

We are committed to our Guardian Angel safety culture where Zero is Possible, and achieved a world-class lost-time incident rate (LTIR) for the eighth-consecutive year (0.129 in 2024). With a company-wide Total Injury Incident Rate (TIIR) of 0.650, we exceeded the world-class rate of 0.90 for the fourth-consecutive year.

Lost-Time Incident Rate (LTIR)	Total Injury Incident Rate (TIIR)

Solid Financial Performance We achieved solid financial performance in 2024

* Net Earnings from Continuing Operations Attributable to Martin Marietta and Net Margin includes the impact of a $976 million after-tax nonrecurring gain on the divestiture of the Company’s South Texas cement plant and related ready mixed concrete operations in 2024. Net Margin is defined as the ratio between Net Earnings from Continuing Operations Attributable to Martin Marietta and Total Revenues.

** Consolidated Adjusted EBITDA, Consolidated Adjusted EBITDA Margin and Net Leverage are non-GAAP measures. Please see Appendix B for a reconciliation of non-GAAP measures to GAAP measures.

2 2025 PROXY STATEMENT

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Execution of Strategic Plan

Our strategic plan, inclusive of targeted platform and bolt-on acquisitions, has resulted in best-in-class short- and long-term shareholder returns and has given us a meaningful presence in ten of the 11 U.S. megaregions, large networks of metropolitan population centers covering thousands of square miles.

MEGAREGIONS AND BUILDING MATERIALS BUSINESS LOCATIONS

As of December 31, 2024

Cascadia
Northern California
Southern California
Arizona Sun Corridor
Front Range
Texas Triangle
Gulf Coast
Great Lakes
Northeast
Piedmont Atlantic
Florida
Martin Marietta Locations
Source: America 2050

Disciplined Portfolio Management Driving Continued Aggregates-Led Growth

Over the last four years, we have completed over $3 billion of non-core asset divestitures to partially fund approximately $7 billion of aggregates-led acquisitions with 2024 being our most active M&A year ever, with nearly $4 billon of acquisitions and over $2 billion of asset divestitures. Importantly, what was sold, retained and acquired is wholly consistent with our SOAR plan; we are an aggregates-led company with strategic cement, magnesia specialties, and targeted downstream operations.

MARTIN MARIETTA 3

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Commitment to Sustainability Sustainability is part of our culture, including operating in an environmentally responsible manner

2050 Net Zero ambition with strong 2030 commitments

Martin Marietta has an ambition to be Net Zero by 2050 across our entire value chain. We have made a commitment to reduce the intensity of our Scope 1 CO2e process emissions from our cement business as compared to 2010 levels by 2030. We have made a commitment to reduce the intensity of our Scope 1 CO2e process emissions from our magnesia specialties business as compared to 2010 levels by 2030. We have made a commitment to reduce or offset 30% of our Scope 2 CO2e emissions by 2030 with a baseline year of 2021 and a goal of Net Zero Scope 2 emissions by 2050.[1] In 2023, we expanded our Net Zero goals to include a Net Zero by 2050 ambition for our Scope 1 emissions.

Strategy

As outlined in our Sustainability Report, Martin Marietta has a roadmap for achieving its sustainability goals including our ambitions and commitments. We seek ways to create lower carbon products. We have established recycled aggregates businesses in Texas, Minnesota and California. We are invested in our Magnesia Specialties business which produces magnesia-based products that help our customers reduce their harmful air emissions and chemical usage, as well as help purify water and neutralize nuclear waste among other applications. Our Management Development and Compensation Committee reviews management’s performance with regard to its sustainability goals and considers those achievements in determining incentive pay.

Resilience

We review physical and transition sustainability risks and the impact on the business of various sustainability scenarios and opportunities. We disclose those risks and the materiality of those potential impacts in our Annual Report. Our risk management process and sustainability oversight structure allow the Board and management to address and manage sustainability risks in the same manner as other material risks to the Company.

Collaboration

We actively participate in a dialogue to reduce emissions and the related impact on climate change. We participate in working groups both at the Portland Cement Association (PCA) and National Ready Mixed Concrete Association to evaluate the feasibility and/or opportunity associated with PCA’s 2050 “Net Zero Roadmap,” along with other developments relevant to commercial-scale carbon capture and storage (CCS) technologies that we anticipate being considered by the industry in the coming years. We work with Fortera, a Silicon Valley-based materials technology company, that is permitting and constructing a pilot carbon capture plant and determining the feasibility of this technology at other locations.

[1]

Facilities in most source categories subject to the United States Environmental Protection Agency’s (USEPA’s) Greenhouse Gas Reporting Program (codified at 40 CFR Part 98), including cement production, began reporting emissions in 2010. Thus, we believe 2010 is a year with reliable and comparable data across a wide range of facilities in the U.S. Our Scope 1 CO2e emissions intensity associated with our cement operations in 2010 was 0.836. Notably, when we announced our 2030 emissions reduction targets in 2019, as described above, we took into account that we have been investing heavily over the past decade to reduce our cement and magnesia emissions, which is reflected in our favorable CO2e intensity performance relative to the U.S. cement industry average. We also believe this has allowed us to achieve significant environmental benefits from reduced emissions well ahead of many other operators in the industry and will position us not only to achieve our targets but to be in a good position to evaluate additional actions in the future.

4 2025 PROXY STATEMENT

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Board Oversight of Risk Management

Our Board currently has nine independent members and only one non-independent member, Mr. Nye. All of our independent Board members are serving or have served as members of senior management of other public companies, have served as directors of other public companies, and otherwise have experience and/or educational backgrounds that we believe qualify them to effectively assess risk. Each of our Board Committees, including our Audit, Management Development and Compensation, and Nominating and Corporate Governance Committees, are comprised solely of independent Directors, each with a different independent Director serving as Chair of the Committee (other than the Executive Committee, which does not meet on a regular basis).

The Board has overall responsibility for oversight of risk management. The Board believes that an effective risk management system will accomplish the following goals:

The Board delegates certain responsibilities to the Committees to assist in fulfilling its risk oversight responsibilities. Each of the Committees reports regularly to the full Board of Directors as to actions taken and topics discussed. In addition, the Board regularly reviews with management the most significant risks facing Martin Marietta, the probabilities of those risks occurring, the steps taken to mitigate any impact of risks, and management’s general risk management strategy. This risk management approach includes consideration of risks and opportunities relating to climate change, sustainability and other ESG matters. In addition, the Board encourages management to promote a corporate culture that incorporates risk management into Martin Marietta’s day-to-day operations.

MARTIN MARIETTA 5

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6 2025 PROXY STATEMENT

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Our Sustainability Governance

Our Board plays an essential role in determining strategic priorities and considers sustainability issues an integral part of its business oversight. Our Corporate Governance Guidelines, set forth a flexible framework within which the Board, assisted by its Committees, directs the affairs of Martin Marietta.

Board of Directors

•  Provides oversight of sustainability issues for the Company.

•  Receives a report from each of the Committees on its work relating to sustainability matters.

•  Engages in strategic review and risk assessments which also includes management’s sustainability goals, our performance relating to sustainability and our engagement with investors with regard to sustainability matters.

Ethics, Environment, Safety and Health Committee

•  Established in 1994 and meets at least four times annually.

•  Comprised wholly of independent directors, whose members are diverse and have relevant expertise to provide appropriate oversight in helping us achieve sustainable growth and reduce our risks.

•  Reviews our Sustainability Report and our sustainability performance commitments and goals, including those relating to climate change, as well as capital investments and improved practices that reduce greenhouse gas (GHG) and other emissions.

•  Reviews the input we have received from, and our engagement with, investors on climate, sustainability and other ESG matters.

•  Monitors our safety performance, Ethics Office activity and compliance with environmental, health and safety laws and regulations, as well as our public reporting and disclosure with respect to climate change-related risks and opportunities and other environmental issues.

•  Has the authority to investigate any matter falling within its purview.

Management Development and Compensation Committee

•  Reviews matters relating to human capital management (HCM), including talent acquisition and retention, diversity, inclusion, development, training and compensation matters related thereto.

•  Reviews management’s performance with regard to its sustainability goals and considers those achievements in determining incentive pay.

Audit Committee

• Reviews our significant environmental matters and assesses the potential risks and liabilities they may pose to our business.

MARTIN MARIETTA 7

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Finance Committee

•  Reviews large capital projects relating to sustainability and growth.

•  Oversees our policies and practices relating to political contributions and political activities, including lobbying and/or trade associations of which we are a member, and political expenditures.

•  Reviews and approves charitable contributions and community support budgets.

Nominating and Corporate Governance Committee

•  Oversees the development and implementation of a set of corporate governance principles applicable to Martin Marietta

•  Oversees the review and implementation of best practices in corporate governance matters affecting the Board, its Committees and the Company.

Management

•  The Chair and CEO, as well as the executive leadership team, guides and governs corporate-wide sustainability objectives and initiatives.

•  Our dedicated employees help drive performance of our sustainability agenda, including:

○  Chief Ethics Officer

○  Head of Sustainability

○  Safety teams

○  Environmental managers

•  Peer-led and executive sponsored Employee Resource Groups to support engagement and belonging:

○  Military and Veterans Community

○  Women Who Build

○  Multicultural Community (MERGE)

8 2025 PROXY STATEMENT

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Our Board Practices Promote Sustainable Long-Term Shareholder Value

Corporate Governance Highlights

Our Board is accountable to our shareholders

•  Annual election of Directors

•  Majority voting for uncontested Director elections

•  Proxy access right for shareholders

•  No poison pill

•  Disclosure of governance processes implemented by the Board and its committees

Our Board is responsive to our shareholders and is proactive to understand their perspectives

•  Proactive, year-round engagement with shareholders

•  Engagement topics include Board refreshment, sustainability matters, management compensation, and governance

Our shareholders are entitled to voting rights in proportion to their economic interest

•  One class of voting stock

•  One share, one vote standard

Our Board has adopted practices that enhance its effectiveness

•  9 of 10 Directors are independent

•  Directors reflect a diverse mix of skills and experience

•  4 of our Directors are women, comprising 44% of our independent Directors

•  2 of our Directors are ethnically diverse

•  Significant Board refreshment with 8 new director nominees in the past 10 years

•  Annual Board, committee and individual self-assessments

•  Board access to management and employees

•  Overboarding, anti-hedging and stock ownership policies

Our Board has strong, independent leadership

•  Independent Lead Director

•  Annual review of Board leadership structure

•  Independent chairs of Board committees

•  Only one Director is a Company employee

Our Board has developed a management compensation structure that is aligned with the long-term strategy of the company

•  Compensation programs reviewed to include short-and long-term goals tied to the long-range plan and to attract, retain, incentivize and reward excellent performance

MARTIN MARIETTA 9

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Practices Contributing to Board Effectiveness

•	Identification of Board candidates with diverse skills, experiences and perspectives

•	Meaningful refreshment

•	Rotation of Board committee assignments based on experience and expertise

•	Robust onboarding

•	Tenure and overboarding guidelines

•

Our Board refreshment has been robust, with eight new directors in ten years, providing the Board a greater mix of Directors with long-term knowledge of the Company, its strategy, opportunities and challenges, and those with new perspectives

Board Composition

Board Attendance

In 2024, during their terms of service, all directors attended 100% of the Board and the committee meetings to which they were assigned. All directors then in office attended the May 2024 Annual Meeting.

10 2025 PROXY STATEMENT

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Effective Shareholder Engagement

Avenues of engagement	Discussion highlights
We hold in-person and/or virtual meetings with investor groups across the globe

›  Company strategy, including acquisitions and divestitures

›  Financial and operating performance

›  Commercial and operational excellence goals

›  Safety, environment and sustainability

›  Board oversight, refreshment and composition

›  Executive compensation

We conduct quarterly conference calls with analysts
We engage with investors continually through meetings, calls, written correspondence, and emails
We report investor feedback to the Management Development and Compensation Committee and the Board to assist in aligning pay and performance
We conduct a Fall Engagement Program

Our Board, Management Development and Compensation Committee, Chair and Chief Executive Officer alongside our top executive management team from Legal, Finance, and Investor Relations have a robust shareholder engagement program in place. This program is active year-round and accepts requests for engagement from shareholders and also proactively reaches out to initiate dialogue with our shareholders on topics that are important to the Company.

The Company conducts an annual Fall Shareholder Engagement Program. As part of this program, the shareholder engagement team described above embarks on a comprehensive engagement effort. In 2024, this team reached out to over 50 of our top shareholders, representing approximately 75% of outstanding shares for their feedback on a variety of topics including our business, strategy, health and safety, commercial and operational excellence, sustainability initiatives and executive compensation.

We have a history of robust shareholder responsiveness. In prior years, we have made other meaningful changes to our sustainability disclosures and compensation program based on feedback from shareholders including:

•	Submission of responses and additional information to Climate Action 100+.

•	Setting a Net Zero GHG Emissions Ambition by 2050.

•	Participated in CDP Climate and Water surveys, as well as related supply chain and plastics modules.

•	Submitted commitment letter to develop and submit science-based targets within 24 months to the Science Based Targets initiative and began gathering Scope 3 emissions.

•	Submitted feedback and validation data to Sustainalytics and received updated scoring.

•	Added a Task Force on Climate-related Financial Disclosures (TCFD) Alignment Index and a Sustainability Accounting Standards Board (SASB) Index to our Sustainability Report.

•	Adopted a formulaic program for our Short Term Incentive (STI) providing a strong link between pay and performance while reducing discretion

•

Disclosed Threshold and Maximum goals in addition to disclosure of targets thereby improving disclosure, providing greater comparability to peers and greater transparency for shareholders as to how the Company measures performance and how different levels of performance align with payouts for executives

•	Eliminated excise tax gross-up in executive officers’ Employment Protection Agreements

•

Eliminated walk-right and value of perks in the severance calculation in executive officers’ Employment Protection Agreements and decided not to include these provisions in future Employment Protection Agreements

•	Eliminated single-trigger vesting for equity awards

MARTIN MARIETTA 11

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Proactively Engaging and Responding to Shareholders

Shareholder Governance Highlights:

Majority voting standard for uncontested Director elections	Annual advisory vote to approve executive compensation

Longstanding active shareholder engagement

Annual Sustainability Report that provides information on our safety record, environmental footprint, employee programs and community engagement. Our Board committees review the Company’s goals and accomplishments with regard to sustainability

Annual advisory vote to ratify independent auditor

No shares with enhanced voting rights	Updated Board Committee Charters for sustainability matters, human capital management matters and political contributions

12 2025 PROXY STATEMENT

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Our Commitment to Our People and Pay-for-Performance

In 2024, we continued to increase the visibility and attractiveness of Martin Marietta as an employer of choice:

✓	Continued to enhance our pay programs with the formal introduction of geographical differential strategy

✓	Developed and launched the Choose Well employee well-being brand and executed a communications strategy to promote the four Choose Well pillars – Physical, Emotional, Financial and Social health

✓	Launched and completed the companywide Great Place to Work employee engagement survey with 82% of employees recognizing Martin Marietta as a Great Place to Work

✓	Continued to evolve and grow Martin Marietta’s employee resource groups:

- Military and Veterans Community (MVC) - Women Who Build (WWB) - MERGE (a Multi-Cultural ERG)

ERGs are open to all employees regardless of their background, and each group determines its own professional development, networking and community engagement activities

Our Compensation Approach and Highlights

A substantial portion of compensation paid to our named executive officers (NEOs) is variable and performance-based. We use the 50th percentile of our peer group as a reference point when determining target compensation, but target pay is set based on a variety of factors and actual pay realized by our NEOs is dependent on our financial, operational and other related performance. Based on our performance in 2024, variable compensation payable under both our short-term and long-term incentive plans exceeded the target amounts established for each NEO, which is consistent with our pay-for-performance philosophy. All compensation paid to our CEO and other NEOs for 2024 was performance-based other than base salary; approximately 90% of our CEO’s compensation was performance-based and 79% of our other NEOs’ actual compensation was performance based.*

* Based on grant date value of Performance Share Units (PSUs) and Restricted Stock Units (RSUs).

MARTIN MARIETTA 13

The Board of Directors

The Board of Directors currently consists of ten members, nine of whom are non-employee Directors. Under our Bylaws, nominations of persons for election to the Board may be made at an Annual Meeting of Shareholders by the Board and by any shareholder who complies with the notice procedures set forth in the Bylaws. As described in the Proxy Statement for our 2024 Annual Meeting, for a nomination to be properly made by a shareholder at the 2025 Annual Meeting, the shareholder’s notice must have been sent to, and received by, our Secretary at our principal executive offices between January 15, 2025 and February 14, 2025. No such notice was received during this period.

The Bylaws of the Company provide that a Director will retire at the Annual Meeting of Shareholders following the Director’s 75th birthday. None of our current Directors reached this mandatory retirement age this year.

The Nominating and Corporate Governance Committee from time to time retains a search firm to help identify director prospects, perform candidate outreach, assist in reference checks, and provide other related services. The recruiting process typically involves either the Chair, President and CEO, the search firm or a member of the Nominating and Corporate Governance Committee contacting a prospect to gauge their interest and availability. A candidate will then meet with several members of the Nominating and Corporate Governance Committee and sometimes the Board. At the same time, the Nominating and Corporate Governance Committee and the search firm will contact references for the prospect. A background check is completed before a final recommendation is made to the Board to appoint a candidate to the Board.

The Board has nominated ten persons for election as Directors to serve a one-year term expiring in 2026. Unless otherwise directed, proxies will be voted in favor of these nominees. Each nominee has agreed to serve if elected. Each of the nominees is currently serving as a Director. Should any nominee become unable to serve as a Director, the persons named in the enclosed form of proxy will, unless otherwise directed, vote for the election of such other person for such position as the present Board of Directors may recommend in place of such nominee. Proxies cannot be voted for a greater number of persons than the number of nominees named. Should any of the listed nominees be unavailable for election by reason of death or other unexpected occurrence, the proxy, to the extent permitted by applicable law, may be voted with discretionary authority in connection with the nomination by the Board and the election of any substitute nominee.

Board Effectiveness and Refreshment

Board composition is one of the most critical areas of focus for the Board of Directors. Having the right mix of people who bring diverse perspectives, business and professional experiences, and skills provides a foundation for robust dialogue, informed advice and collaboration in the boardroom. The Nominating and Corporate Governance Committee develops criteria for open Board positions, taking into account a variety of factors, which may include current Board member skills, composition, age, tenure, other diversity factors, the range of talents and experience that would best complement those already represented on the Board, the need for specialized expertise, and anticipated retirements to define gaps that may need to be filled through the Board refreshment process. The Board strives to ensure an environment that encourages diverse critical thinking and values innovative, strategic discussions to achieve a higher level of success for the Company.

The Nominating and Corporate Governance Committee screens and recommends candidates for nomination by the full Board. It uses a variety of methods to help identify potential Board candidates with the desired skills and background needed for the Company’s business, including from time to time informal networks, third-party search firms and other channels. When the Committee is assisted from time to time with its recruitment efforts by an outside search firm, the firm recommends candidates that satisfy the criteria defined by the Board, and provides background research and pertinent information regarding prospective candidates.

Once the Committee has identified a prospective nominee, it makes an initial determination as to whether to conduct a full evaluation. In making this determination, the Committee takes into account various information, including information provided at the time of the candidate recommendation, the Committee’s own knowledge, and information obtained through inquiries to third parties to the extent the Committee deems appropriate. The preliminary determination is based primarily on the need for additional Board members and the likelihood that the prospective nominee can satisfy the criteria

14 2025 PROXY STATEMENT

BOARD EFFECTIVENESS AND REFRESHMENT ◆ THE BOARD OF DIRECTORS

that the Committee has established. If the Committee determines, in consultation with the Chair of the Board, President and CEO and other Directors as appropriate, that additional consideration is warranted, it may request management or a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Committee. The Committee then evaluates the prospective nominee against the specific criteria that it has established for the position, as well as the standards and qualifications set out in the Company’s Corporate Governance Guidelines, including:

•	the ability of the prospective nominee to represent the interests of the shareholders of the Company;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•

the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of their duties, including the prospective nominee’s service on other public company boards, as specifically set out in the Company’s Corporate Governance Guidelines; and

•

the extent to which the prospective nominee contributes to the range of talent, skill, expertise and perspective appropriate for the Board with respect to the Company’s shareholders, employees, customers and the communities in which the Company operates.

If the Committee decides, on the basis of its preliminary review, to proceed with further consideration, members of the Committee, the Chair of the Board, President and CEO, as well as other members of the Board as appropriate, interview the nominee. After completing this evaluation and interview, the Committee makes a recommendation to the full Board, which makes the final determination whether to nominate or appoint the new Director after considering the Committee’s report. A background check is completed before a final recommendation is made to the Board to appoint a candidate to the Board.

In selecting nominees for the Board, the Board seeks to achieve a mix of members who together bring experience and personal backgrounds relevant to the Company’s strategic priorities and the scope and complexity of the Company’s business. The Board also seeks a demonstrated ability to manage complex issues that involve a balance of risk and reward. The background information on current nominees beginning on page 23 and the skills matrix on page 16 set out how each of the current nominees contributes to the mix of experience and qualifications the Board seeks. In making its recommendations with respect to the nomination for re-election of existing Directors at the Annual Meeting, the Committee assesses the composition of the Board at the time and considers the extent to which the Board continues to reflect the criteria set forth above.

MARTIN MARIETTA 15

THE BOARD OF DIRECTORS ◆ BOARD QUALIFICATIONS, GENDER AND DIVERSITY

Board Qualifications, Gender and Diversity

The following sets forth certain information for each nominee for election regarding age, gender, diversity, tenure and skills.

Demographics and Background

Age	67	74	53	74	62	62	71	65	63	65

Gender	F	F	M	M	F	M	F	M	M	M

African American/Black			●

Hispanic							●

White	●	●		●	●	●		●	●	●

Tenure	6	23	4	8	<1	15	20	5	8	4

Qualification & Experience

Corporate Governance/Legal Ensures background and knowledge necessary to provide effective oversight and governance	●	●	●	●	●	●	●	●	●	●

Current or Former CEO of Public Company Strong leadership skills and critical experience with demands and challenges of managing a large public organization				●		●		●	●

Financial or Accounting Enables in-depth analysis of our financial statements, capital structure, financial transactions, and financial reporting process	●	●	●	●	●	●	●	●	●	●

Government Relations/Regulatory/Sustainability Critical for understanding complex regulatory and governmental environment that impacts our business and our strategic goals relating to sustainability	●	●	●	●	●	●	●	●	●	●

Logistics/Operations Necessary in overseeing a sustainable company that relies heavily on logistics			●	●		●		●	●	●

Other Public Boards Adds perspective important to shareholders and public company governance	●	●	●	●		●	●	●	●	●

Risk Management Facilitates understanding of the risks facing the Company and appropriate process and procedures for managing them	●	●	●	●	●	●	●	●	●	●

Strategy/M&A Supports setting of long-term corporate vision, disciplined strategic development and integration to facilitate the Company’s growth	●	●	●	●	●	●	●	●	●	●

Technology Facilitates business objectives and security of the Company’s proprietary and confidential data	●		●	●	●	●		●		●

The Board has implemented a number of processes to assist it in refreshing the Board in an appropriate manner that helps create shareholder value.

16 2025 PROXY STATEMENT

BOARD QUALIFICATIONS, GENDER AND DIVERSITY ◆ THE BOARD OF DIRECTORS

Board Refreshment Elements

Review of Board Candidates

The Board seeks candidates who, at a minimum, possess the background, skills, expertise and time to make a significant contribution to the Board, the Company and its shareholders. The Corporate Governance Guidelines list criteria against which candidates may be assessed. In addition, the Nominating and Corporate Governance Committee considers, among other things:

•  input from the Board’s self-assessment process to prioritize areas of expertise that were identified;

•  investor feedback and perceptions;

•  the candidates’ skills and competencies to ensure they are aligned with the Company’s future strategic challenges and opportunities; and

•  the needs of the Board in light of recent and anticipated Board vacancies.

During the process of identifying and selecting director nominees, the Nominating and Corporate Governance Committee screens and recommends candidates for nomination by the full Board. The Bylaws provide that the size of the Board may range from 9 to 11 members.

Director candidates also may be identified by shareholders and will be evaluated under the same criteria applied to other director nominees and considered by the Nominating and Corporate Governance Committee. Information on the process and requirements for shareholder nominees may be found in our Bylaws on the Company’s website at https://ir.martinmarietta.com/corporate-governance/governance-documents-and-charters.

Board Assignments	Each February, the Nominating and Corporate Governance Committee reviews the membership, tenure, leadership and commitments of each of the Committees and considers possible changes given the qualifications and skill sets of members on the Board or a desire for committee rotation or refreshment. The Nominating and Corporate Governance Committee also takes into consideration the membership requirements and responsibilities set forth in each of the respective Committee charters and the Corporate Governance Guidelines as well as any upcoming vacancies on the Board due to our mandatory retirement age. The Nominating and Corporate Governance Committee recommends to the Board any proposed changes to Committee assignments and leadership to be made effective at the next Annual Meeting of Shareholders. The Nominating and Corporate Governance Committee also reviews the operation of the Board generally.

Refreshment	The Board has nominated eight new directors in the past ten years. At the same time, obtaining a detailed understanding of the Company’s business takes time. We believe that implementing term limitations may prevent the Board from benefitting from the insight that longer tenure brings.

Annual Performance Assessment	The Board conducts a self-assessment of its performance and effectiveness as well as that of its Committees on an annual basis. The self-assessment helps the Nominating and Corporate Governance Committee track progress in certain areas targeted for improvement from year-to-year and to identify ways to enhance the Board’s and its Committees’ effectiveness. For 2024, each director completed a written questionnaire. The questions were open-ended to solicit candid feedback. The collective ratings and comments are compiled and summarized and then discussed by the Nominating and Corporate Governance Committee and the full Board.

Onboarding and Education	New directors are provided with an orientation about the Company, including our business operations, strategy and governance. Directors also are provided continuing education by subject matter experts and/or continuing education programs sponsored by educational and other institutions to assist them in staying abreast of developments in corporate governance and critical issues relating to the operation of public company boards. Members of our senior management regularly review with the Board the operating plan of each of our business segments and the Company as a whole. The Board also conducts periodic visits to our facilities as part of its regularly scheduled Board meetings.

Tenure Guidelines

Mandatory Retirement Age	Directors must retire at the annual meeting following their 75th birthday.

Employment Change	Directors must report to the Chair of the Board and Chair of the Nominating and Corporate Governance Committee regarding any significant change in principal employment or responsibilities to assure they can continue to commit the appropriate time to Board service.

MARTIN MARIETTA 17

THE BOARD OF DIRECTORS ◆ BOARD, COMMITTEE AND INDIVIDUAL DIRECTOR EVALUATIONS

Board, Committee and Individual Director Evaluations

As a part of our continuous improvement process intended to enhance the Board’s overall effectiveness, the Board regularly evaluates its performance through self-assessments, corporate governance reviews and periodic charter reviews. Those evaluations, changes in our business strategy or operating environment, and the future needs of the Board in light of anticipated director retirements are used to identify desired backgrounds and skill sets for future Board members. The feedback solicited from Board members regarding the Board, each Committee on which they serve, and individual Board members is one of the tools used to assist the Nominating and Corporate Governance Committee in its responsibility to evaluate Board and Committee performance annually.

18 2025 PROXY STATEMENT

BOARD COMMITTEES ◆ THE BOARD OF DIRECTORS

Board Committees

Martin Marietta’s Board of Directors has six standing Committees: the Audit Committee; the Ethics, Environment, Safety and Health Committee; the Executive Committee; the Finance Committee; the Management Development and Compensation Committee; and the Nominating and Corporate Governance Committee. Each Committee has a written charter that describes its purposes, membership, meeting structure, authority and responsibilities. These charters are reviewed by the respective Committee on an annual basis with any recommended changes adopted upon approval by our Board. The charters of our six standing Committees are posted on our website.

Below is a summary of our current Committee structure and membership information.

Director	Independent Director	Audit Committee	Ethics, Environment, Safety and Health Committee	Executive Committee	Finance Committee	Management Development and Compensation Committee	Nominating and Corporate Governance Committee

Dorothy M. Ables Financial Expert	Yes	✓	Chair

Sue W. Cole	Yes		✓				✓

Anthony R. Foxx	Yes		✓		Chair

John J. Koraleski Lead Independent Director Financial Expert	Yes	✓		✓		Chair

C. Howard Nye*				Chair

Mary T. Mack	Yes					✓

Laree E. Perez Financial Expert	Yes	✓			✓

Thomas H. Pike	Yes				✓		✓

Donald W. Slager	Yes			✓		✓	Chair

David C. Wajsgras Financial Expert	Yes	Chair				✓

*Mr. Nye is the only member of management on the Board.

The Executive Committee held no meetings during 2024. It has the authority to act during the intervals between the meetings of the Board of Directors and may exercise the powers of the Board in the management of the business and affairs of Martin Marietta as may be authorized by the Board of Directors, except to the extent such powers are reserved to the full Board by statute, by our Articles of Incorporation, or by our Bylaws. The Executive Committee’s current members are Directors Nye (Chair), Koraleski and Slager.

MARTIN MARIETTA 19

THE BOARD OF DIRECTORS ◆ BOARD COMMITTEES

The primary responsibilities, membership and meeting information for our other standing Committees are summarized below

Audit Committee

Current Members: David C. Wajsgras (Chair) Dorothy M. Ables John J. Koraleski Laree E. Perez

Primary Responsibilities:

•  Reviews our significant accounting principles, policies and practices in reporting our financial results under generally accepted accounting principles.

•  Reviews our annual audited financial statements and related disclosures.

•  Reviews management letters or internal control reports and reviews our system of internal control over financial reporting.

•  Appoints, retains and oversees the work of the independent auditors.

•  Reviews the effectiveness of the independent audit effort.

•  Pre-approves audit and permissible non-audit services provided by the independent registered public accounting firm.

•  Reviews our interim financial results for each fiscal quarter.

•  Reviews the qualifications and the plan and scope of work of the corporate internal audit function.

•  Reviews and discusses the reports of our internal audit group.

•  Reviews and discusses management’s assessment of the effectiveness of Martin Marietta’s system of internal control over financial reporting.

•  Discusses Martin Marietta’s earnings press releases, as well as financial information and earnings guidance provided to analysts, investors and rating agencies.

•  Discusses matters related to risk assessment and risk management and how the process is handled by management.

•  Reviews and oversees related party transactions.

•  Reviews complaints regarding accounting, internal controls or auditing matters.

•  Reviews and discusses reports from the Chief Information Officer regarding technology and information security risks, including cybersecurity.

•  Considers allegations of possible financial fraud or other financial improprieties.

•  Reviews annually the adequacy of the Committee charter and recommends proposed changes to the Board.

•  Prepares the annual Audit Committee Report to be included in the Proxy Statement.

Other Governance Matters:

All members of the Audit Committee, including the Chair, are audit committee financial experts under applicable U.S. Securities and Exchange Commission (SEC) regulations.

The Chair of the Audit Committee is an independent Director.

The Chair of the Audit Committee has experience serving as a Chair and member of other public company audit committees.

All members satisfy the audit committee experience and independence standards required by the New York Stock Exchange (NYSE).

Meetings in 2024 4
Average Attendance in 2024: 100%

20 2025 PROXY STATEMENT

BOARD COMMITTEES ◆ THE BOARD OF DIRECTORS

Ethics, Environment, Safety and Health Committee

Current Members: Dorothy M. Ables (Chair) Sue W. Cole Anthony R. Foxx

Primary Responsibilities:

•  Monitors compliance with our Code of Ethical Business Conduct and reviews all matters presented to it by the Corporate Ethics Officer concerning the ethical practices of Martin Marietta and its Directors, officers, and employees, including conflicts or potential conflicts of interest between Martin Marietta and any of its Directors, officers, and employees.

•  Reviews and discusses our sustainability efforts, goals and risks, and our annual Sustainability Report.

•  Reviews and monitors the adequacy of our policies and procedures and organizational structure for ensuring compliance with environmental laws and regulations.

•  Reviews matters relating to our health and safety programs and performance.

•  Reviews annually the adequacy of the Committee charter and recommends proposed changes to the Board.

•  Oversees environmental performance, initiatives and results, including annual and long-term targets and commitments.

•  Reviews the Company’s strategy, programs, initiatives and performance with respect to climate change and other sustainability matters.

Meetings in 2024 4
Average Attendance in 2024: 100%

Finance Committee

Current Members: Anthony R. Foxx (Chair) Laree E. Perez Thomas H. Pike

Primary Responsibilities:

•  Provides general oversight relating to the management of our financial affairs.

•  Reviews and approves establishment of lines of credit or other short-term borrowing arrangements and investing excess working capital funds on a short-term basis.

•  Reviews and makes recommendations to the Board concerning changes to capital structure, including the incurrence of long-term debt, issuance of equity securities, share repurchases, and the payment of dividends, as well as capital expenditures.

•  Reviews annually the adequacy of the Committee charter and recommends proposed changes to the Board.

•  Oversees our policies and practices on political contributions, including those contained in our Code of Ethical Business Conduct, and reviews our political activities, including lobbying and/or through trade associations of which we are a member, and expenditures, and ensure that any such activities are consistent with and serve to promote our business strategy and goals.

•  Reviews and approves charitable contributions and community support budgets.

Meetings in 2024 4
Average Attendance in 2024: 100%

MARTIN MARIETTA 21

THE BOARD OF DIRECTORS ◆ BOARD COMMITTEES

Management Development and Compensation Committee

Current Members: John J. Koraleski (Chair) Mary T. Mack Donald W. Slager David C. Wajsgras

Primary Responsibilities:

•  Establishes an overall strategy with respect to compensation for officers and management to enable Martin Marietta to attract and retain qualified employees.

•  Reviews and oversees executive succession and management development plans.

•  Reviews and approves management’s assessment of the performance of executive officers, and reviews and approves the salary, incentive compensation, and other compensation of such officers.

•  Approves and administers our equity and other plans relating to compensation of Martin Marietta’s directors and executive officers.

•  Reviews and discusses the Compensation Discussion and Analysis and produces a compensation committee report as required by the SEC to be included in this Proxy Statement.

•  Provides oversight of our Benefit Plan Committee, which administers Martin Marietta’s defined benefit and contribution plans.

•  Reviews and approves the goals and objectives for the CEO’s compensation, evaluates the CEO’s performance in light of those goals and objectives, and determines and approves the CEO’s compensation.

•  Makes recommendations to the Board on changes in the compensation of non-employee directors.

•  Reviews annually the adequacy of the Committee charter and recommends proposed changes to the Board.

•  Has the authority, in its sole discretion, to retain, pay, and terminate any consulting firm, if any, used to assist in evaluating director, CEO, or senior executive compensation.

•  Reviews matters relating to human capital management (HCM) including talent acquisition and retention, diversity, inclusion, development, training and compensation related thereto.

Other Governance Matters:

All members are non-employee, independent Directors as required by the rules of the NYSE, the Martin Marietta Guidelines for Director’s Independence, applicable rules of the SEC, and the Committee’s charter.

Meetings in 2024 4
Average Attendance in 2024: 100%

Nominating and Corporate Governance Committee

Current Members: Donald W. Slager (Chair) Sue W. Cole Thomas H. Pike

Primary Responsibilities:

•  Develops criteria for nominating and appointing directors, including Board size and composition, corporate governance policies, and individual director expertise, attributes and skills.

•  Recommends to the Board the individuals to be nominated as directors.

•  Recommends to the Board the appointees to be selected for service on the Board Committees.

•  Oversees an annual review of the performance of the Board and each Committee.

•  Reviews annually the adequacy of the Committee charter and recommends proposed changes to the Board.

•  Oversees the development and implementation of a set of corporate governance principles applicable to Martin Marietta.

Other Governance Matters:

All members are non-employee, independent Directors as required by the rules of the NYSE.

Upon recommendation of this Committee, the Board of Directors has adopted a set of Corporate Governance Guidelines for Martin Marietta. The Guidelines are posted and available for public viewing on our website at https://ir.martinmarietta.com/corporate-governance. A copy may also be obtained upon request from Martin Marietta’s Corporate Secretary.

Meetings in 2024 2
Average Attendance in 2024: 100%

22 2025 PROXY STATEMENT

Proposal 1:	Election of Directors

The following sets forth the age, experience, key attributes and other biographical information for each nominee for election as a director for a one-year term until the 2026 Annual Meeting of Shareholders.

DOROTHY M. ABLES Director Since: 2018 Age: 67 Committees: Chair	Ms. Ables joined the Martin Marietta Board in November 2018. Ms. Ables held a number of executive positions with Spectra Energy and predecessor companies, including serving from 2008 to 2017 as the Chief Administrative Officer of Spectra Energy Corp. where she was responsible for human resources, information technology, support services, community relations and audit services. Prior to that, she served as Vice President of Audit Services and Chief Ethics and Compliance Officer for Spectra Energy, Vice President and Chief Compliance Officer for Duke Energy Corporation, an American electric power holding company, and Senior Vice President and Chief Financial Officer for Duke Energy Gas Transmission. Spectra Energy was a Fortune 500 Company and one of North America’s leading pipeline and midstream companies prior to its acquisition by Enbridge Inc. (NYSE: ENB) in 2017. Ms. Ables started her career in the audit department of Peat, Marwick, Mitchell & Co. Ms. Ables serves on the Board of Directors, and as Chair of the Audit Committee and a member of the Governance and Social Responsibility Committee of Coterra Energy (NYSE: CTRA), an independent oil and gas company, which is the result of the merger of Cabot Oil & Gas Corporation (NYSE: COG) and Cimerex Energy Co. in October 2021. Ms. Ables served as an Independent Director of Cabot, an independent oil and gas company, where she was Chair of the Audit Committee from 2019 to 2021 and a member of the Audit and Compensation Committees from 2015 to 2021. She served as a Director of Spectra Energy Partners, an affiliate of Spectra Energy Corp., from 2013 to 2017. Ms. Ables attended the University of Texas at Austin where she earned a Bachelor of Business Administration degree in Accounting.

Key attributes, experience and skills:

•  More than nine years of C-Suite experience

•  Financial expertise acquired through serving as CFO of Duke Energy Gas Transmission and as Vice President of Audit Services and Chief Compliance Officer of Spectra Energy Corp. and Duke Energy Corporation

•  Valuable business leadership in human resources, information technology, community relations, finance and financial statements

•  Strong leadership skills and familiarity with Texas, an important state for the Company

SUE W. COLE Director Since: 2002 Age: 74 Committees:	Ms. Cole is the managing partner of SAGE Leadership & Strategy, LLC, an advisory firm for businesses, organizations and individuals relating to strategy, governance and leadership development. Ms. Cole was previously a principal of Granville Capital Inc., a registered investment advisory firm, from 2006 to 2011, and before that she was the Regional CEO, Mid-Atlantic Region, of U.S. Trust Company, N.A., where she was responsible for the overall strategic direction, growth, and leadership of its North Carolina, Philadelphia and Washington, D.C. offices. Ms. Cole previously held various positions in the U.S. Trust Company, N.A. and its predecessors. Ms. Cole has previously served on the public-company board of UNIFI, Inc. (NYSE: UFI), a manufacturer of textured yarns. She has also been active in community and charitable organizations, including previously serving as Chairman of the North Carolina Chamber, the North Carolina Biotech Center and the Greensboro Science Center. She is currently Chair of the National Association of Corporate Directors. Ms. Cole attended the University of North Carolina at Greensboro where she earned a Bachelor of Science degree in Business Administration and a Master’s in Business Administration in Finance.

Key attributes, experience and skills:

•  Valuable experience in executive compensation, corporate governance, human resources, finance and financial statements, and customer service

•  Chief executive officer of several financial services businesses as well as several non-profit organizations

•  Strong leadership skills and familiarity with North Carolina, an important state for the Company

MARTIN MARIETTA 23

PROPOSAL 1: ELECTION OF DIRECTORS  ◆ DIRECTOR NOMINEES

ANTHONY R. FOXX Director Since: 2020 Age: 53 Committees: Chair	Mr. Foxx served from October 2018 to January 2022 as Chief Policy Officer and advisor to the President and Chief Executive Officer of Lyft, Inc. Prior to joining Lyft, he served as the seventeenth United States Secretary of Transportation from 2013 to 2017, where he led an agency with more than 55,000 employees and a $70 billion budget, whose primary goal was to ensure that America maintains the world’s safest, most efficient transportation system. Previously, Mr. Foxx served as the Mayor of Charlotte, North Carolina, from 2009 to 2013. Since January 2021, Mr. Foxx also serves as an independent director and member of the Audit Committee and Nominating and Governance Committee of CDW Corporation (NASDAQ: CDW), a leading multi-brand technology solutions provider to business, government, education, and healthcare customers, and since May 2021, Mr. Foxx has served as an independent director for NXP Semiconductors (Nasdaq: NXPI), a world leader in secure connectivity solutions for embedded applications. Mr. Foxx earned his Bachelor’s degree at Davidson College and his Juris Doctor degree at New York University Law School.

Key attributes, experience and skills:

•  Extensive experience in legal, compliance and corporate governance

•  Brings valuable experience from his elected position as Mayor of Charlotte, North Carolina and as United States Secretary of Transportation relating to leadership, finance matters, corporate governance, legal, governmental and regulatory issues, safety, health and environmental matters

•  Brings additional perspective to the Board on diversity and corporate citizenship

JOHN J. KORALESKI Director Since: 2016 Age: 74 Lead Independent Director Committees: Chair	Mr. Koraleski joined the Martin Marietta Board in 2016. Mr. Koraleski served from February 2015 through his retirement in September 2015 as executive Chairman of the Board of the Union Pacific Corporation (UP) (NYSE: UNP), which through its subsidiaries operates North America’s premier railroad franchise, covering 23 states across the western two-thirds of the United States. Prior to that, he was named President and Chief Executive Officer of the UP in March 2012, elected as a Director of the UP in July 2012 and appointed Chairman of the Board in 2014. Since joining the Union Pacific (Railroad) in 1972, Mr. Koraleski held a number of executive positions in the UP and the Railroad, including, Executive Vice President – Marketing and Sales from 1999 to 2012, Executive Vice President – Finance and Information Technology, Chief Financial Officer and Controller. Mr. Koraleski served as the Chairman of The Bridges Investment Fund, Inc., a general equity fund whose primary investment objective is to seek long-term capital appreciation, from 2005 through March 2012 and is a past Chairman of the Association of American Railroads. Mr. Koraleski earned a Bachelor’s and Master’s degree in business administration from the University of Nebraska at Omaha.

Key attributes, experience and skills:

•  Experience with the demands and challenges associated with managing a large publicly-traded organization from his experience as Chairman and CEO of Union Pacific

•  Extensive knowledge of financial system management, public company accounting, disclosure requirements and financial markets

•  Valuable expertise in talent management, compensation, governance and succession planning

•  Understanding of complex logistic operations, safety and rail operations

•  Broad strategic analysis and experience with acquisitions, integration, marketing and information technologies

24 2025 PROXY STATEMENT

DIRECTOR NOMINEES  ◆ PROPOSAL 1: ELECTION OF DIRECTORS

MARY T. MACK Director Since: 2024 Age: 62 Committees:	Ms. Mack is the retired Chief Executive Officer (CEO) of Consumer and Small Business Banking (CSBB) for Wells Fargo & Company, a leading financial services company (NYSE: WFC). In her role leading CSBB, Ms. Mack oversaw Branch Banking, Small Business Banking, Chief Administrative Office, CSBB Marketing, Consumer Data and Engagement Platforms, Strategy and Innovation, Deposit Products, Diverse Customer Segments, Physical Distribution Strategies, and the Affluent Customer Segment. She also had accountability for CSBB Operations and CSBB Control Management functions. Ms. Mack began her banking career with First Union, a predecessor of Wells Fargo, in 1984 and during her time with Wells Fargo held numerous leadership positions, including CEO and president of Wells Fargo Advisors, LLC, one of the nation’s largest full-service retail brokerage organizations. Ms. Mack is a graduate of Davidson College with a Bachelor’s degree in International Political Economy and serves on the college’s board of trustees. She is a board member of Habitat for Humanity International.

Key attributes, experience and skills:

•  Significant brokerage / advisory, banking, finance and corporate and investment banking experience

•  Insight into the financial affairs, including corporate borrowings, capitalization, and liquidity

•  Expertise with respect to financial statements, corporate finance, accounting and capital markets, mergers and acquisitions, and strategic analysis

•  Deep understanding of financial management, risk management and corporate governance

C. HOWARD NYE Director Since: 2010 Age: 62 Committees: Chair

Mr. Nye has served as Chair of the Board of Martin Marietta since 2014, as President since 2006 and as Chief Executive Officer and a Director since 2010. Mr. Nye previously served as Chief Operating Officer from 2006 to 2009. Prior to joining Martin Marietta in 2006, Mr. Nye spent nearly 13 years in a series of increasingly responsible positions with Hanson PLC, an international building materials company. Mr. Nye received a Bachelor’s degree from Duke University and a Juris Doctor degree from Wake Forest University. In addition to his educational, professional, executive and related roles, Mr. Nye is a past Chairman of the Board of each of the National Stone, Sand & Gravel Association (NSSGA), the American Road & Transportation Builders Association (ARTBA), and the North Carolina Chamber. Mr. Nye is also a member of the Board of Directors and the Executive Committee of the United States Chamber of Commerce, the world’s largest business organization. Since 2018, Mr. Nye has been a member of the Board of Directors of General Dynamics Corporation (NYSE: GD), a global aerospace and defense company. From 2015 to 2018, Mr. Nye was also an independent director for Cree, Inc. (NASDAQ: CREE), an American manufacturer and marketer of lighting-class lighting products and semiconductors. Mr. Nye has been recognized by Forbes magazine as one of America’s Most Innovative Leaders; he was previously recognized by both Aggregates Manager and Pit & Quarry magazines, as Aggman of the Year and a Hall of Fame inductee, respectively. Mr. Nye has also served on numerous other state, local and/or philanthropic organizations including the boards of directors of the University of North Carolina Health System and the Research Triangle Foundation, as well as the Board of Governors of the Research Triangle Institute. He also served as Co-Chair of the NC FIRST Commission (evaluating North Carolina’s current and future transportation investment needs).

Key attributes, experience and skills:

•  Extensive knowledge of the building materials industry

•  Extensive leadership, business, operating, marketing, mergers and acquisitions, legal, customer-relations, and safety and environmental experience

•  Understands the competitive nature of the business and has strong management skills, broad executive experience, and corporate governance expertise

•  Broad strategic vision for the future growth of Martin Marietta

MARTIN MARIETTA 25

PROPOSAL 1: ELECTION OF DIRECTORS  ◆ DIRECTOR NOMINEES

LAREE E. PEREZ Director Since: 2004 Age: 71 Committees:

Ms. Perez is an investment consultant with DeRoy & Devereaux, an independent investment adviser, where she has provided client consulting services since 2015. She was previously Owner and Managing Partner of The Medallion Company, LLC, a consulting firm, from 2003 to 2015. Ms. Perez was previously a Director of GenOn Energy, Inc. (NYSE: GEN), one of the largest power producers in the United States, from 2002 to 2012, and served as the Chairman of the Audit Committee of GenOn Energy, Inc. from 2002 to 2007 and a member of its Audit and Risk and Finance Oversight Committees from 2008 to 2012. Previously, she was Vice President of Loomis, Sayles & Company, L.P. and co-founder, President and Chief Executive Officer of Medallion Investment Company, Inc. In addition to civic and charitable organizations, Ms. Perez served as Vice Chairman of the Board of Regents at Baylor University and previously served on the Board of Trustees of New Mexico State University, where she was also Chairman of the Board. Ms. Perez earned a Bachelor’s degree from Baylor University in Finance and Economics.

Key attributes, experience and skills:

•  Significant business, financial and private investment experience

•  Significant expertise with respect to financial statements, corporate finance, accounting and capital markets, mergers and acquisitions, and strategic analysis

•  Insight into auditing best practices

•  Familiarity with the southwestern United States

THOMAS H. PIKE Director Since: 2019 Age: 65 Committees:

Mr. Pike joined the Martin Marietta Board in July 2019 and is currently Chairman and Chief Executive Officer of Fortrea (Nasdaq: FTRE) having served in this role since Fortrea’s launch as an independent company in July 2023. Mr. Pike joined Fortrea as President and Chief Executive Officer in January 2023 during its spinoff from its parent company Labcorp (NYSE: LH). Mr. Pike has more than 30 years of leadership experience in global services, most notably in the contract research organization (CRO) industry. Previously, Mr. Pike served as Chief Executive Officer and a member of the Board of Directors of Quintiles Transnational Holdings, Inc. (Quintiles) from April 2012 until its merger with IMS Health in December 2016 to create IQVIA (NYSE:IQV). Mr. Pike led Quintiles through a successful public offering and helped grow into a Fortune 500 company. Prior to Quintiles, Mr. Pike spent 22 years at Accenture (NYSE: ACN), a leading global professional services company, providing a broad range of services and solutions in strategy, consulting, digital, technology and operations, until December 2009. At Accenture, Mr. Pike’s roles included serving as Chief Risk Officer and Managing Director of the North America Health and Products business areas. He previously served as the global Chief Operating Officer for Accenture’s Resources operating group and had also served as Accenture’s Chief Strategy Officer. Early in his career Mr. Pike was a consultant with McKinsey & Company. Mr. Pike earned his Bachelor’s degree in accounting from the University of Delaware.

Key attributes, experience and skills:

•  More than 15 years of C-Suite experience

•  Broad strategic and financial experience

•  Extensive experience in mergers and acquisitions, integration, and strategic development and analysis

•  Significant mentorship, business and operating experience in a public company

•  Valuable knowledge of financial system management, public company accounting, disclosure requirements and financial markets

26 2025 PROXY STATEMENT

DIRECTOR NOMINEES  ◆ PROPOSAL 1: ELECTION OF DIRECTORS

DONALD W. SLAGER Director Since: 2016 Age: 63 Committees: Chair

Mr. Slager was President and Chief Executive Officer of Republic Services, Inc. (Republic) (NYSE: RSG), a service provider in the non-hazardous solid waste industry, holding this position from 2011 through his retirement in 2021. Prior to this, he served as President and Chief Operating Officer of Republic from December 2008 until his promotion to CEO. Prior to that, Mr. Slager served in the same capacity for Allied Waste Industries, Inc. (Allied Waste), from 2005 to 2008, prior to its merger with Republic. Mr. Slager was Executive Vice President and Chief Operating Officer of Allied Waste between 2003 and 2004. Prior to that, Mr. Slager held varying positions of increasing responsibility with Allied Waste. Mr. Slager also served as a Director of Republic from 2010 until 2021. Mr. Slager serves as an Independent Director and as a member of the Audit Committee, Finance Committee and Environmental, Safety & Sustainability Committee at Eastman Chemical Company (NYSE: EMN), a global specialty materials company that produces a broad range of products found in items people use every day. Mr. Slager previously served as an Independent Director of UTi Worldwide Inc. (UTi) from 2009 to January 2016, where he served as Chairman of the Nominating and Corporate Governance Committee and as a member of both the Compensation and Risk Committees. UTi, a former NYSE listed company, was an international, non-asset-based supply chain services and solutions company providing air and ocean freight forwarding, and other supply chain management services. Mr. Slager also serves as a director on the Board for the Phoenix Children’s Hospital.

Key attributes, experience and skills:

•  More than 16 years of C-Suite experience

•  More than 29 years of general management experience in a complex, capital intensive and logistics business

•  Extensive experience in mergers and acquisitions, integration, and strategic development and analysis

•  Valuable experience from his membership on the boards of directors of two publicly-traded companies

DAVID C. WAJSGRAS Director Since: 2020 Age: 65 Committees: Chair

Mr. Wajsgras is Chief Executive Officer of Intelsat, the foundational architects of satellite communications technology with a globalized network of integrated satellite and terrestrial communications, delivering critical broadband connectivity and media content distribution that impacts and transforms businesses and communities in more than 200 countries. He previously served as Raytheon Company (NYSE: RTN) president of the Intelligence, Information and Services (IIS) business from March 2015 to April 2020. Raytheon is a major U.S. defense contractor and industrial corporation. IIS provides a full range of technical and professional services to intelligence, defense, federal and commercial customers worldwide. The business specializes in global Intelligence, Surveillance and Reconnaissance; navigation; Department of Defense space and weather solutions; cybersecurity; analytics; training; logistics; mission support; engineering; automation and sustainment solutions; and international and domestic Air Traffic Management systems. Prior to this role, he was senior vice president and chief financial officer (CFO) of Raytheon from March 2006 to March 2015. Mr. Wajsgras is also an Independent Director and a member of the Audit Committee and Compensation Committee at Parsons Corporation (NYSE: PSN), a digitally enabled solutions provider focused on the defense, intelligence, and critical infrastructure markets. He was named Federal Computer Week’s prestigious Industry Eagle Award winner in 2018 for his pivotal role in the U.S. government Information Technology community. In 2012, Mr. Wajsgras was named one of the Wall Street Journal’s 25 Best CFOs among the larger companies in the Standard & Poor’s 500 Index. Mr. Wajsgras earned his Bachelor’s degree in accounting from the University of Maryland. He has a Master’s in Business Administration from American University.

Key attributes, experience and skills:

•  Extensive financial and operating experience

•  Knowledge of corporate finance, strategic planning and risk management processes

•  Experience as a public company CFO, as well as expansive knowledge of accounting principles and practices, auditing, internal control over financial reporting, and risk management processes

•  Expertise in cybersecurity products and services

The Board Unanimously Recommends a Vote “FOR” all Nominees for Election to the Board of Directors on this Proposal 1

MARTIN MARIETTA 27

PROPOSAL 1: ELECTION OF DIRECTORS  ◆ DIRECTOR COMPENSATION

Director Compensation

Martin Marietta uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board of Directors. In setting Director compensation, Martin Marietta considers the significant amount of time that Directors expend in fulfilling their duties to Martin Marietta as well as the skill level required by Martin Marietta of members of the Board. The Board determines reasonable compensation for Directors upon recommendation of the Management Development and Compensation Committee of the Board, which retains an independent compensation consultant to assist it in making each recommendation.

Cash Compensation Paid to Non-Employee Board Members

The cash-based elements of annual Director compensation for fiscal year 2024 paid in quarterly installments, measured from the end of the month during which the 2024 Annual Meeting of Shareholders was held, were as follows.

Cash Component Amount

Annual Board Cash retainer	$125,000

Annual Audit Committee chair retainer[1]	$20,000

Annual Management Development and Compensation Committee chair retainer[2]	$20,000

Annual Finance Committee chair retainer[2]	$15,000

Annual Nominating and Corporate Governance Committee chair retainer[2]	$15,000

Annual Ethics, Environment, Safety and Health Committee chair retainer[2]	$15,000

Annual Audit Committee member retainer[2]	$5,000

Annual Lead Independent Director retainer[3]	$35,000

1	This is in addition to the annual retainer and the annual Audit Committee member retainer
2	This is in addition to the annual retainer in view of increased responsibilities
3	This is in addition to the annual retainer and the annual Committee chair retainers in view of increased responsibilities

The Company reimburses Directors for the travel expenses of, or provides transportation on Company aircraft for, Board and Committee meetings, meetings with management or independent consultants or advisors, and other Company-related events, such as Investor Day and meetings with potential Board candidates. No non-employee Directors received personal use of Martin Marietta’s aircraft or other perquisites or personal benefits in 2024.

Equity Compensation Paid to Non-Employee Board Members

Non-employee Directors received an award of restricted stock units (RSUs) with a value of $170,000 (rounded up to the nearest RSU) based on the closing price as of the date of grant, which was following the 2024 Annual Meeting of Shareholders in May 2024. In May 2024, this award was 293 RSUs. The RSUs granted to the Directors in 2024 were fully vested upon award. Directors are required to defer at least 50% of the RSUs until retirement from the Board. Directors may choose to voluntarily defer an additional portion of their RSUs, and any RSUs that are not so deferred are settled in shares of common stock of Martin Marietta as soon as practicable following the grant date. The RSUs were awarded under the Martin Marietta Amended and Restated Stock-Based Award Plan (the Stock Plan), which was approved by shareholders on May 19, 2016. The Stock Plan provides that, during any calendar year, no non-employee Director may be granted (i) restricted shares and other full-value stock-based awards, including RSUs, in respect of more than 7,000 shares of common stock of Martin Marietta or (ii) options or stock appreciation rights in respect of more than 20,000 shares of common stock of Martin Marietta.

The Directors do not have voting or investment power for their respective RSUs.

Deferred Compensation Program for Non-Employee Board Members

The Common Stock Purchase Plan for Directors provides that non-employee Directors may elect to receive all or a portion of their fees earned in 2024 in the form of Martin Marietta common stock units. If deferral is elected, there is a mandatory

28 2025 PROXY STATEMENT

DIRECTOR COMPENSATION  ◆ PROPOSAL 1: ELECTION OF DIRECTORS

minimum deferral time of three years with, subject to certain restrictions, redeferrals at each Director’s election up to the date the person ceases to be a Director or the date that is one year and one month following the date that the person ceases to be a Director. Directors may elect to receive payment of the deferred amount in a single lump sum or in equal annual installments for a period of up to ten years. All deferrals in common stock are credited at 100% of the fair market value of the common stock (the closing price of the common stock as reported in The Wall Street Journal). There are no matching contributions made by Martin Marietta. Dividend equivalents are paid on the units at the same rate as dividends are paid to all shareholders. The Directors do not have voting or investment power for their respective common stock units. Directors may also elect to defer their fees into a cash-based account on the same basis. Amounts deferred under the plan in cash are credited with interest at the prime rate as of January 1 of that year.

Director Compensation Table

The table below summarizes the compensation paid by Martin Marietta to each person who served as a non-employee Director during the fiscal year ended December 31, 2024.

Name[1]	Fees Earned or Paid in Cash ($)[2]	Stock Awards ($)[3]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[4]	All Other Compensation ($)[5]	Total ($)
(a)	(b)	(c)	(f)	(g)	(h)

Dorothy M. Ables	143,750	170,435	3,176	10,799	328,160

Sue W. Cole	123,750	170,435	82,118	78,020	454,323

Anthony R. Foxx	135,000	170,435	16,162	5,885	327,482

John J. Koraleski	182,563	170,435	7,791	25,255	386,044

Mary T. Mack	93,750	170,435	15	680	264,880

Laree E. Perez	128,750	170,435	42,648	47,977	389,810

Thomas H. Pike	123,750	170,435	2,623	12,919	309,727

Michael J. Quillen[6]	33,750	—	15,552	12,430	61,732

Donald W. Slager	138,750	170,435	4,786	13,379	327,350

David C. Wajsgras	148,750	170,435	2,395	12,942	334,522

1

Mr. Nye, who is the Chief Executive Officer of Martin Marietta and a member of the Board of Directors, is not included in this table because he is not compensated separately for his service as a Director. The compensation received by Mr. Nye as an employee of Martin Marietta is shown in the Summary Compensation Table on page 70.

2

The amounts in column (b) reflect fees earned in 2024. Some of these fees were deferred pursuant to the Common Stock Purchase Plan for Directors in the form of common stock units. The number of units of common stock credited in 2024 to each of the Directors under the Common Stock Purchase Plan for Directors and the grant date fair value for these awards determined in accordance with FASB ASC Topic 718, are as follows: Ms. Ables, 0; Ms. Cole, 0; Mr. Foxx, 0; Mr. Koraleski, 322 units and $183,575 in value, respectively; Ms. Mack, 0; Ms. Perez, 0; Mr. Pike, 219 units and $124,860 in value, respectively; Mr. Quillen, 30 units and $17,331 in value, respectively; Mr. Slager, 0; and Mr. Wajsgras, 263 units and $149,926 in value, respectively. The number of units credited to each of the Directors as of December 31, 2024, including units accumulated under the plan for all years of service as a Director, is as follows: Ms. Ables, 0; Ms. Cole, 13,867; Mr. Foxx,0; Mr. Koraleski, 3,709; Ms. Mack, 0; Ms. Perez, 5,258; Mr. Pike, 1,177; Mr. Quillen, 0; Mr. Slager, 0; and Mr. Wajsgras, 1,757.

3

Each Director who was serving immediately following the 2024 Annual Meeting of Shareholder received 293 RSUs in May 2024. The amounts in column (c) reflect the grant date fair value for these awards determined in accordance with FASB ASC Topic 718. The RSUs fully vested upon award and will be distributed to the Director upon retirement, except Ms. Cole and Ms. Perez, who each received a distribution of 147 unrestricted shares of common stock and deferred the distribution of 146 RSUs until retirement. As of December 31, 2024, each Director held RSUs in the amounts as follows: Ms. Ables, 3,600; Ms. Cole, 11,665; Mr. Foxx, 1,994; Mr. Koraleski, 4,404; Ms. Mack, 293; Ms. Perez, 10,456; Mr. Pike, 2,834; Mr. Quillen, 0; Mr. Slager, 4,443; and Mr. Wajsgras, 2,256. As of December 31, 2024, none of the Directors held options for common stock.

4	The amounts in column (f) reflect interest paid on fees deferred in cash under the Common Stock Purchase Plan for Directors.
5

The amounts in column (g) reflect for each Director the dollar value of dividend equivalents paid in 2024 on common stock units held under the Common Stock Purchase Plan for Directors. The non-employee Directors did not receive perquisites or other personal benefits in 2024.

6

Mr. Quillen retired at the 2024 Annual Meeting of Shareholders in accordance with the Bylaws that provide for retirement of a Director at the annual meeting of shareholders following the Director’s 75th birthday.

MARTIN MARIETTA 29

Beneficial Owners and Management

Stock Ownership

How much stock do Martin Marietta’s Directors and executive officers own?

The following table sets forth information as of March 7, 2025 with respect to the shares of common stock that are beneficially owned by the Directors, the Chief Executive Officer, the Chief Financial Officer, and the three other named executive officers who are listed in the Summary Compensation Table on page 70 of this Proxy Statement, individually, and by all Directors and executive officers of Martin Marietta as a group. The address of each beneficial owner below is Martin Marietta’s principal executive office.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]		Deferred and Restricted Units[4]	Total

Dorothy M. Ables	3,600	[2]		3,600

Roselyn R. Bar	57,470		6,098	63,568

Robert J. Cardin	6,683		1,546	8,229

Sue W. Cole	29,929	[2,3]		29,929

Anthony R. Foxx	1,994	[2]		1,994

John J. Koraleski	15,109	[2]		15,109

James A. J. Nickolas	23,449		3,194	26,643

Mary T. Mack	293			293

C. Howard Nye	202,412		20,162	222,574

Laree E. Perez	16,598	[2]		16,598

Michael J. Petro	5,109		3,876	8,985

Thomas H. Pike	4,076	[2]		4,076

Donald W. Slager	4,443	[2]		4,443

David C. Wajsgras	4,091	[2]		4,091

All Directors and executive officers as a group (17 individuals including those named above)	377,236	[3]	40,044	417,280

1

As to the shares reported, unless indicated otherwise, (i) beneficial ownership is direct, and (ii) the person indicated has sole voting and investment power. None of the Directors or named executive officers individually own in excess of one percent of the shares of common stock outstanding. All Directors and executive officers as a group own 0.69% of the shares of common stock outstanding as of March 7, 2025. None of the shares reported are pledged as security.

2

Amounts reported include (1) compensation paid on an annual basis that Directors have received in common stock units that are deferred pursuant to the Amended and Restated Martin Marietta Materials, Inc. Common Stock Purchase Plan for Directors and (2) RSUs that each Director received in 2024 as part of their compensation. The Directors do not have voting or investment power for their respective common stock units and RSUs. The number of common stock units credited to each of the Directors pursuant to the Common Stock Purchase Plan as of March 7, 2025 is as follows: Ms. Ables, 0; Ms. Cole, 13,867; Mr. Foxx, 0; Mr. Koraleski, 3,805; Ms. Mack 0; Ms. Perez, 5,258; Mr. Pike, 1,242; Mr. Slager, 0; and Mr. Wajsgras, 1,835.

3	Includes an approximation of the number of shares in an IRA account.
4

The amounts reported include common stock units credited to each of the NEOs in connection with (i) their deferral of a portion of their cash bonus under the Martin Marietta Materials, Inc. Incentive Stock Plan, and (ii) RSUs (not including any performance-based share units (PSUs) granted under the Martin Marietta Amended and Restated Stock-Based Award Plan (the Plan) that are subject to forfeiture in accordance with the terms of the Stock Plan and are scheduled to vest within 60 days of March 7, 2025), each in the following amounts: Mr. Nye, 5,498 and 14,664, respectively; Ms. Bar, 2,896 and 3,202, respectively; Mr. Cardin, 0 and 1,546, respectively; Mr. Nickolas, 0 and 3,194, respectively; Mr. Petro, 0 and 3,876, respectively; and all Directors and executive officers as a group, 8,394 and 31,650, respectively. There are no voting rights associated with the stock units or RSUs.

30 2025 PROXY STATEMENT

 ◆ BENEFICIAL OWNERS AND MANAGEMENT

Who are the largest owners of Martin Marietta’s stock?

The following table sets forth information, based on filings with the Securities and Exchange Commission, with respect to the shares of common stock which are held by persons known to Martin Marietta to be the beneficial owners of more than 5% of such stock as of March 7, 2025. To the best of Martin Marietta’s knowledge, no person beneficially owned more than 5% of any class of Martin Marietta’s outstanding voting securities at the close of business on March 7, 2025, except for those shown below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]	Percent of Class

The Vanguard Group, Inc.[2]	7,168,589	11.83%

BlackRock, Inc.[3]	4,113,718	6.79%

[1]

Ownership amounts are based on the assumption that each such shareholder continued to beneficially own, as of March 7, 2025, the amounts reflected in its beneficial ownership report filed with the Securities and Exchange Commission described below, which is the most recent such report filed by the shareholder. Percentage ownership is based on the number of shares of our common stock outstanding on March 7, 2025.

[2]

As reported in Schedule 13G/A reporting beneficial ownership as of December 31, 2023 filed with the SEC on February 13, 2024, indicating sole power to vote 0 shares, shared power to vote 81,795 shares, sole power to dispose of 6,903,108 shares, and shared power to dispose of 265,481 shares. The Vanguard Group, Inc.’s address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

[3]

As reported in Schedule 13G reporting beneficial ownership as of December 31, 2023 filed with the SEC on January 26, 2024, indicating sole power to vote 3,764,294 shares, shared power to vote 0 shares, sole power to dispose of 4,113,718 shares, and shared power to dispose of 0 shares. BlackRock, Inc.’s address is 50 Hudson Yards, New York, New York 10001.

MARTIN MARIETTA 31

Corporate Governance Matters

Corporate Governance Philosophy

Martin Marietta has a culture dedicated to ethical business behavior and responsible corporate activity, which we believe promotes the long-term interests of shareholders. This commitment is reflected in our Corporate Governance Guidelines, posted and available for public viewing on Martin Marietta’s website at https://ir.martinmarietta.com/corporate-governance/governance-documents-and-charters, which set forth a flexible framework within which the Board, assisted by its Committees, directs the affairs of Martin Marietta. The Guidelines address, among other things, the composition and functions of the Board of Directors, director qualifications and independence, Chief Executive Officer performance evaluation and management succession, Board Committees and the selection of new Directors.

Martin Marietta’s Code of Ethical Business Conduct has been in place since the 1980s and is regularly updated. It applies to all Board members, officers, and employees, providing our policies and expectations on a number of topics, including our commitment to good citizenship, promoting a positive and safe work environment, avoiding conflicts of interest, honoring the confidentiality of sensitive information, preservation and use of Company assets, compliance with all laws, and operating with integrity in all that we do. To implement the Code of Ethical Business Conduct, Board members, officers, and employees participate regularly in ethics training. There have been no waivers from any provisions of our Code of Ethical Business Conduct to any Board member or executive officer.

In addition, the Board believes that accountability to shareholders is a hallmark of good governance and critical to Martin Marietta’s success. To that end, management regularly engages with shareholders on a variety of topics throughout the year, including sustainability and governance, to ensure we are addressing their questions, thoughts and concerns, to seek input and to provide perspective on Company policies and practices. See discussion of our shareholder outreach on pages 11 and 42.

32 2025 PROXY STATEMENT

CORPORATE GOVERNANCE BOARD PRACTICES ◆ CORPORATE GOVERNANCE MATTERS

The chart below provides a snapshot of Martin Marietta’s governance highlights.

Corporate Governance Board Practices

Who are Martin Marietta’s independent Directors?

All of Martin Marietta’s Directors are non-employee Directors except Mr. Nye. Mr. Nye neither sits in the executive sessions of the independent Directors (unless invited to attend for a specific discussion) nor does he participate in any action of the Board relating to any executive compensation which he may receive.

In assessing the independence of its members and nominees, the Board has adopted for Martin Marietta a set of Guidelines for Director’s Independence (Guidelines). The Guidelines are posted and available for public viewing on Martin Marietta’s website at https://ir.martinmarietta.com/corporate-governance/governance-documents-and-charters. These Guidelines reflect the rules of the NYSE, applicable requirements of the SEC, and other standards determined by the Board to be important in assessing the independence of Board members. The Board has determined that, other than Mr. Nye, all members of the Board are “independent” under these Guidelines, resulting in 90% of the Board being independent. The Board of Directors has determined that no Director (except Mr. Nye), or any person or organization with which the Director has any affiliation, has a relationship with Martin Marietta that may interfere with his or her independence from Martin Marietta and its management. In making this “independence” determination, the Board considered other entities with which the Directors were affiliated and any business Martin Marietta had done with such entities.

MARTIN MARIETTA 33

CORPORATE GOVERNANCE MATTERS ◆ CORPORATE GOVERNANCE BOARD PRACTICES

Do the independent Directors ever meet without management?

Martin Marietta’s Corporate Governance Guidelines adopted by the Board provide that at least two Board meetings each year will include an executive session of the non-employee Directors to discuss such topics as they may choose, including a discussion of the performance of Martin Marietta’s Chair and Chief Executive Officer. In 2024, Martin Marietta’s independent Directors met at each regularly scheduled Board meeting, consisting of four times in executive session without management, in addition to executive sessions held by Committees of the Board. In 2024, all the independent Directors were non-employees.

What is the Board’s leadership structure?

Our Corporate Governance Guidelines provide that the Board’s policy as to whether the Chair and CEO positions should be separate is to adopt the practice that best serves the Company’s needs at any particular time. The Nominating and Corporate Governance Committee and the Board discussed Board leadership alternatives in connection with combining the Chair and CEO roles.

The Board believes that, at the present time, the Company is best served by allocating governance responsibilities between a combined Chair and CEO and a Lead Independent Director with robust responsibilities. This structure allows the Company to present a single face to our constituencies through the combined Chair and CEO position while at the same time providing an active role and voice for the independent directors through the Lead Independent Director.

Reasons for Combined Chair and CEO

Key highlights

•  The independent Board members believe that Mr. Nye has extensive experience in all facets of the building materials industry, in both the U.S. and with global competitors.

•  Mr. Nye’s experience has allowed the Company to successfully navigate acute periods of duress (e.g., the Great Financial Crisis and COVID-19).

• Mr. Nye has been effective in creating shareholder value through strategic acquisitions and divestitures, with realization of expected synergies.

• Mr. Nye has in-depth knowledge of safety, health, operational, legal, environmental, regulatory and governance considerations that impact the business and oversight of management.

•  Mr. Nye has demonstrated his leadership and vision to guide the Board in its oversight of management with the development of three five-year strategic plans, with the current Strategic Operating Analysis and Review (SOAR 2025) discussed with and approved by the Board in August 2020.

•  Mr. Nye has engaged in an active investor relations program, including the Company’s Fall Engagement Program conversations and Investor Day presentations, and leads the Board in understanding the perspective of the Company’s shareholders.

• Mr. Nye is the only member of management on the Board.

• Strong independent directors comprise 90% of the current Board, and open communications exist between Mr. Nye and the independent directors.

As a result of Mr. Nye’s tenure at Martin Marietta and strong performance as a leader since his election as CEO, the Board believes he is uniquely qualified through his experience, education and expertise to be the person who promotes strong and visionary leadership for our Board, as well as important recognition as the leader of Martin Marietta by our customers, employees and other constituencies. The Board also believes that Mr. Nye’s serving as both Chair and CEO is appropriate taking into consideration the size and nature of our business, Mr. Nye’s effective and careful formulation and execution of our strategic plan, his established working relationship and open communication with our other Directors, both during meetings and in the intervals between meetings, the significant board-level experience of our independent Directors as a

34 2025 PROXY STATEMENT

CORPORATE GOVERNANCE BOARD PRACTICES ◆ CORPORATE GOVERNANCE MATTERS

whole, the strong independent leadership and accountability to shareholders provided by 90% of our Directors being independent, the independent leadership provided by our Committee chairs, and our Board culture in which Mr. Nye and the other Directors are able to thoughtfully debate different points of view and reach consensus in an efficient manner.

Does the Board have a Lead Independent Director?

In deciding that a combined Chair and Chief Executive Officer position is the appropriate leadership structure for the Company at this time, the Nominating and Corporate Governance Committee and Board also recognized the benefit of independent leadership to enhance the effectiveness of the Board’s oversight role and communications between the Board and Mr. Nye. Accordingly, in November 2014, our Corporate Governance Guidelines were revised to provide that in the event the Chair and Chief Executive Officer positions are held by one person, our independent Directors may designate a Lead Independent Director from among the independent Directors. The designation of the Lead Independent Director is to be made annually, with the expectation of the Board that the Lead Independent Director will be re-appointed for multiple, consecutive one-year terms. John J. Koraleski currently serves as the Lead Independent Director.

The responsibilities of the Lead Independent Director include:

•	Presiding at Board meetings when the Chair is not present.

•	Presiding at executive sessions of the independent Directors, and meeting separately with the Chair after executive sessions to review the matters discussed during the executive sessions.

•	Acting as a liaison between the Chair and the independent Directors.

•	Suggesting to the Chair agenda items for Board meetings and consulting with the Chair regarding Board meeting schedules.

•	Calling, where necessary, executive sessions of independent Directors.

•	Being available to meet with shareholders and other key constituents.

•	Acting as a resource for, and counsel to, the Chair.

•	In addition, the Lead Independent Director attends and meets with shareholders at Company-sponsored Investor Days.

How would interested parties make their concerns known to the independent Directors?

The Board of Directors provides a process for shareholders and other interested parties to send communications to the Board. Shareholders and other interested parties may communicate anonymously and confidentially with the Board through Martin Marietta’s Ethics Hotline at +1 (800) 209-4508. The Board has also designated the Corporate Secretary to facilitate communications to the Board. Shareholders and other interested parties may communicate directly with the Board of Directors, or directly with the independent Directors, or an individual Director, including the Lead Independent Director, by writing to Martin Marietta, Attn: Corporate Secretary, 4123 Parklake Avenue, Raleigh, North Carolina 27612.

All communications by shareholders or other interested parties addressed to the Board will be sent directly to Board members. While Martin Marietta’s Ethics Office and the Corporate Secretary may review, sort, and summarize these communications, all direct communications will be presented to the independent Directors unless there is instruction from them to filter such communications (and in such event, any communication that has been filtered out will be made available to any independent Director who wishes to review it).

Martin Marietta and its Board of Directors will continue to review and evaluate the process by which shareholders or other interested persons communicate with Martin Marietta and the Board and may adopt other or further processes and procedures in this regard. If so, we will identify those policies and procedures on our website at www.martinmarietta.com.

How often did the Board meet during 2024?

Martin Marietta’s Board of Directors held four regularly scheduled meetings during 2024. There were no special meetings of the Board of Directors in 2024. There were also a total of 18 Committee meetings in 2024. In addition, management confers frequently with the Directors on an informal basis to discuss Company affairs.

MARTIN MARIETTA 35

CORPORATE GOVERNANCE MATTERS ◆ CORPORATE GOVERNANCE BOARD PRACTICES

How many times did Directors attend meetings of the Board and its Committees?

Martin Marietta’s Directors are expected to attend 100% of the meetings of the Board and Committees of the Board on which they serve unless there is a good reason otherwise. In 2024, all Directors attended 100% of the meetings of the Board of Directors during their term of service on the Board. All Directors attended 100% of the meetings of the Committees of the Board on which they served (during the periods that they served).

Will the Directors attend the Annual Meeting?

Martin Marietta’s Directors are expected to be available to respond to questions and react to comments at the Martin Marietta’s Annual Meeting of Shareholders, although frequently no shareholders other than Directors and Officers attend these meetings. In 2024, all Directors attended the Annual Meeting in May.

Will the Nominating and Corporate Governance Committee consider any Director candidates recommended by shareholders?

The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders for election as a Director at an Annual Meeting of Shareholders of Martin Marietta, if the shareholder making such recommendation complies with the advance notice provisions and other criteria specified in the Bylaws of Martin Marietta. The Bylaws of Martin Marietta require advance notice for any proposal for the nomination for election as a Director at an Annual Meeting of Shareholders that is not included in Martin Marietta’s Notice of Meeting or made by or at the direction of the Board of Directors. In general, nominations must be delivered to the Corporate Secretary of Martin Marietta at its principal executive offices, 4123 Parklake Avenue, Raleigh, North Carolina 27612, not less than 60 days nor more than 90 days prior to the first anniversary of the mailing of the Proxy Statement in connection with the preceding year’s Annual Meeting of Shareholders and must contain specified information concerning the nominee and the shareholder proposing the nomination. Any shareholder desiring a copy of the Bylaws of Martin Marietta will be furnished a copy without charge upon written request to the Secretary of Martin Marietta. In November 2022, Martin Marietta amended and restated its Bylaws to implement certain “universal proxy” rules adopted by the SEC, to update certain procedural requirements relating to director nominations by shareholders set forth in Rule 14a-19 under the Securities Exchange Act of 1934, as amended. The amendments effected by the amended Bylaws also include: (i) enhanced requirements regarding the information shareholders must submit and representations shareholders must make in connection with providing advance notice of shareholder meeting proposals and director nominations, including a representation that the shareholder intends or is part of a group that intends to solicit proxies with respect to such proposal or nomination; (ii) requirements for shareholders submitting such proposals or director nominations to supplement the information provided in the notice as of the record date of the shareholder meeting and, generally, as of ten (10) days prior to the shareholder meeting; (iii) a requirement that a shareholder or a qualified representative of the shareholder appear at the shareholder meeting to present a nomination or other business; (iv) a prohibition against a shareholder nominating a greater number of persons for election to the board of directors than are subject to election at the shareholder meeting; (v) a requirement that for an individual to be eligible for election as a director the individual must complete a questionnaire in a form provided by the Company to provide information relevant to election as a director, including with respect to background, qualifications, stock ownership and independence, and represent that he or she is not and, if elected as a director during his or her term of office, will not become a party to any agreement, arrangement or understanding specifying how he or she is to act or vote as a director on any issue or question unless disclosed to the Company or that would interfere with the ability of the individual to comply with fiduciary duties as a director; and (vi) a requirement that a shareholder soliciting proxies from other shareholders use a proxy card color other than white. Additional information is contained in the section entitled Shareholders’ Proposals For 2026 Annual Meeting below.

How does the Board select nominees for the Board?

The Nominating and Corporate Governance Committee will consider candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. The Committee may also retain a third-party executive search firm to identify potential candidates for its consideration from time to time. The Committee makes an initial determination as to whether to conduct a full evaluation of the candidate, and reviews all information provided to the Committee, including the recommendations for the prospective candidate and the Committee’s own knowledge of the prospective candidate. If the Committee determines that additional consideration is warranted, interviews are conducted by the members of the Committee, as well as the Chief Executive Officer of Martin Marietta; appropriate

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inquiries are conducted into the background and qualifications of potential candidates; the Committee meets to discuss its evaluation and feedback from the Chief Executive Officer; and, if the Committee determines to do so, it makes a recommendation to the full Board as to the persons who should be nominated by the Board. The Board of Directors determines the nominees after considering the recommendation and report of the Committee.

In evaluating any potential candidate, the Nominating and Corporate Governance Committee considers the extent to which the candidate has the personal characteristics and core competencies outlined in the Guidelines for Potential New Board Members adopted by the Committee, and takes into account all other factors it considers appropriate. A copy of these Guidelines is attached to this Proxy Statement as Appendix A.

Do the Board Committees have charters? How can shareholders obtain them?

Martin Marietta’s Board of Directors has adopted written charters meeting the requirements of the NYSE for the Audit Committee, Management Development and Compensation Committee, and Nominating and Corporate Governance Committee. These charters address the purposes and responsibilities of each Committee, as described above, and provide for an annual performance evaluation of each Committee. Copies of these charters, and the charters of the other Committees of the Board, are posted on Martin Marietta’s website at https://ir.martinmarietta.com/corporate-governance/governance-documents-and-charters, along with copies of Martin Marietta’s Corporate Governance Guidelines, Code of Ethical Business Conduct, and Guidelines for Director’s Independence.

How are transactions with persons related to Martin Marietta reviewed?

The SEC requires Martin Marietta to disclose in this Proxy Statement certain transactions in which Martin Marietta participates and in which certain persons considered “related persons” of Martin Marietta have a direct or indirect material interest. These “related persons” would include the Directors and executive officers of Martin Marietta, nominees for Director, certain control persons, and their immediate family members. Since January 1, 2024, there have been no such transactions.

Each Director, executive officer, and nominee for Director of Martin Marietta receives and agrees to abide by Martin Marietta’s Code of Ethical Business Conduct. Martin Marietta considers that any transaction in which Martin Marietta participates and in which any related person of Martin Marietta has a direct or indirect material interest will be subject to review, approval or ratification, as appropriate under the circumstances, by Martin Marietta under the standards enumerated in Martin Marietta’s Code of Ethical Business Conduct. If a proposed transaction is one in which a Director of Martin Marietta has an actual or potential conflict of interest, it will be subject to review by the Chair of the Board of Directors and the Chair of the Nominating and Corporate Governance Committee.

Any waivers of the Code of Ethical Business Conduct for Directors and executive officers may be made only by Martin Marietta’s Board of Directors or any Committee to which it delegates that authority. Any waivers for Directors and executive officers and any amendments to the Code of Ethical Business Conduct will be promptly disclosed on our website, www.martinmarietta.com.

In assessing the independence of its members, the Board considers any interests a director may have in any transactions in which Martin Marietta participates. The Board also considers other entities with which the Directors are affiliated and any business Martin Marietta has done with such entities.

Proposal 2:	Independent Auditors

The Audit Committee has appointed PricewaterhouseCoopers LLP (PwC), an independent registered public accounting firm, to audit the consolidated financial statements of Martin Marietta and the effectiveness of Martin Marietta’s internal control over financial reporting for the 2025 fiscal year and the Board of Directors recommends that the shareholders ratify this appointment. The ratification of the appointment of PwC is being submitted to the shareholders because the Board of Directors believes this to be good corporate practice. Should the shareholders fail to ratify this appointment, the Audit Committee will review the matter and determine, in its sole discretion, whether PwC or another independent registered public accounting firm should be retained.

MARTIN MARIETTA 37

PROPOSAL 2: INDEPENDENT AUDITORS ◆ SUMMARY OF FEES

PwC served as Martin Marietta’s independent auditors for 2024 and audited the consolidated financial statements of Martin Marietta for the year ended December 31, 2024 and the effectiveness of Martin Marietta’s internal control over financial reporting as of December 31, 2024. In connection with the audit of Martin Marietta’s 2024 consolidated financial statements, Martin Marietta entered into an engagement letter with PwC that sets forth the terms by which PwC would perform audit services for Martin Marietta.

The Audit Committee is solely responsible for retaining or terminating Martin Marietta’s independent auditors. Representatives of PwC are expected to attend the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to questions from shareholders.

The Board Unanimously Recommends a Vote “FOR” on this Proposal 2

Summary of Fees

The following table summarizes the aggregate of fees billed for professional services rendered to Martin Marietta by PwC in 2024 and 2023.

	2024	2023

Audit Fees[1]	$4,458,000	$3,759,000

Audit-Related Fees[2]	110,000	110,000

Tax Fees

All Other Fees[3]	2,000	2,000

TOTAL	$4,570,000	$3,871,000

Percentage of Audit & Audit-Related Fees to Total Fees	99.9%	99.9%

[1]

Services in connection with the annual consolidated financial statement audit, the annual internal controls audit, reviews of the consolidated financial statements included in the quarterly reports, and consent.

[2]	Services in connection with audit-related services, including agreed-upon procedures reports and subsidiary audits.
[3]	Other fees include license fees for technical accounting software.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by its independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services, provided that the Chair reports any decision to the Committee at its next scheduled meeting.

Audit Committee Review

In connection with the Audit Committee’s review of services rendered and fees billed by the independent auditor, the Audit Committee has considered whether the provision of the non-audit related services described above is compatible with maintaining the independent auditors’ independence and has concluded that the provision of these services did not compromise such independence.

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 ◆ AUDIT COMMITTEE REPORT

Audit Committee Report

The Audit Committee operates under a written charter adopted by the Board of Directors, which is reassessed at least annually for adequacy by the Audit Committee. The Directors who serve on the Audit Committee have no financial or personal ties to Martin Marietta (other than Director compensation and equity ownership as described in this Proxy Statement) and are all “independent” for purposes of the SEC’s regulations, the NYSE listing standards, and the Guidelines for Director’s Independence adopted by the Board of Directors. The Board of Directors has determined that none of the Audit Committee members has a relationship with Martin Marietta that may interfere with the Director’s independence from Martin Marietta and its management. Copies of the Audit Committee’s charter and Martin Marietta’s Guidelines for Director’s Independence can be viewed on Martin Marietta’s website at https://ir.martinmarietta.com/corporate-governance/governance-documents-and-charters.

The Board of Directors has charged the Audit Committee with a number of responsibilities, including review of the adequacy of Martin Marietta’s financial reporting, accounting systems, and internal controls. Martin Marietta’s independent auditors and the vice president of the internal audit function report directly and are ultimately accountable to the Audit Committee.

In the discharge of its responsibilities, the Audit Committee has reviewed and discussed with management and the independent auditors Martin Marietta’s audited consolidated financial statements for fiscal year 2024 and has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB), the SEC and the NYSE. In addition, the Committee has discussed with the independent auditors matters such as the quality (in addition to acceptability), clarity, consistency, and completeness of Martin Marietta’s financial reporting, as required by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB.

The Audit Committee has received from the independent auditors written disclosures and a letter concerning the independent auditors’ independence from Martin Marietta, as required by the PCAOB in Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditors the independent auditors’ independence. These disclosures have been reviewed by the Committee and discussed with the independent auditors.

Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in Martin Marietta’s 2024 Annual Report on Form 10-K for filing with the SEC.

February 10, 2025

AUDIT COMMITTEE

David C. Wajsgras, Chair

Dorothy M. Ables

John J. Koraleski

Laree E. Perez

MARTIN MARIETTA 39

Management Development and Compensation Committee Report

The Management Development and Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis beginning on page 41 of this Proxy Statement. Based on this review and discussion, the Management Development and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Martin Marietta’s 2024 Annual Report on Form 10-K and this Proxy Statement.

February 18, 2025

MANAGEMENT DEVELOPMENT AND

COMPENSATION COMMITTEE

John J. Koraleski, Chair

Mary T. Mack

Donald W. Slager

David C. Wajsgras

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The members of Martin Marietta’s Management Development and Compensation Committee are Directors Koraleski, Mack, Slager, and Wajsgras, none of whom has ever been an officer or employee of Martin Marietta or any of its subsidiaries, or had any relationship requiring disclosure by Martin Marietta under Item 404 of Regulation S-K of the SEC. There are no executive officer-Director interlocks where an executive of Martin Marietta serves on the compensation committee of another corporation that has an executive officer serving on Martin Marietta’s Board of Directors.

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Compensation Discussion and Analysis

Practice Regarding Timing of Equity Grants	68

Perquisites	68

Retirement and Other Benefits	69

Potential Payments upon Termination or Change of Control	69

Tax and Accounting Implications	69

Introduction

This Compensation Discussion and Analysis, or CD&A, describes our executive compensation program and the attendant oversight provided by the Management Development and Compensation Committee of the Board of Directors (the Committee). It also summarizes our executive compensation structure and discusses the compensation earned by Martin Marietta’s named executive officers, or NEOs (the CEO, the CFO, and the three other most highly compensated executive officers in 2024), as presented below in the tables under “Executive Compensation” following this CD&A, which contain detailed compensation information quantifying and further explaining our NEOs’ compensation.

The Company considers the input of our shareholders along with emerging best practices, to ensure alignment of our executive pay programs with shareholder interests. In 2024, we continued to implement changes to our compensation program that were adopted in 2023 as a result of our robust Fall Shareholder Engagement Program, including the use of a formulaic short-term incentive program and continuing to disclose threshold and maximum goals in addition to disclosure of targets with respect to our vested long term incentive awards. The Company completed a 2024 Fall Engagement Program and received feedback that shareholders generally approved of the Company’s compensation structure and as a result no major changes were made in 2024. For 2024, our NEOs were:

NEO	Title
C. Howard Nye	Chair of the Board, President and Chief Executive Officer
James A. J. Nickolas	Executive Vice President and Chief Financial Officer
Roselyn R. Bar	Executive Vice President, General Counsel and Corporate Secretary
Robert J. Cardin	Senior Vice President, Controller and Chief Accounting Officer
Michael J. Petro	Senior Vice President, Strategy and Development

MARTIN MARIETTA 41

Summary of Our Compensation Considerations

Overall, the Company had another notable year, realizing solid financial results, achieving world-class safety incident rates, and making significant progress on our long-term strategic plan. This CD&A describes how our executive compensation philosophy and the pay programs applicable to our NEOs in 2024 help to drive our strategy and performance. The fundamental objectives of our executive compensation program are to motivate our executive team, align pay with performance, attract and retain high-performing talent, and drive shareholder value. These objectives were achieved in 2024 as our incentive programs paid out commensurate with our strong performance. The compensation programs described below have been developed and are overseen by the Committee to promote the achievement of these objectives and reflect the considerations described below.

Responsiveness to Shareholders: Shareholder Engagement and Feedback on Executive Compensation Programs

Avenues of engagement	Discussion highlights
We hold in-person and/or virtual meetings with investor groups across the globe

›  Company strategy, including acquisitions and divestitures

›  Financial and operating performance

›  Commercial and operational excellence goals

›  Safety, environment and sustainability

›  Board oversight, refreshment and composition

›  Executive compensation

We conduct quarterly conference calls with analysts
We engage with investors continually through meetings, calls, written correspondence, and emails
We report investor feedback to the Committee and the Board to assist in aligning pay and performance
We conduct a Fall Engagement Program

Our Board, the Committee and our Chair and Chief Executive Officer, alongside our top executive management team from Legal, Finance, and Investor Relations, have a robust shareholder engagement program in place. This program is active year-round and accepts requests for engagement from shareholders and proactively reaches out to initiate dialogue with our shareholders on topics that are important to the Company.

The Company conducts an Annual Fall Shareholder Engagement Program. As part of this program, the shareholder engagement team described above embarks on a comprehensive engagement effort. In 2024, this team reached out to over 50 of our top shareholders, representing approximately 75% of outstanding shares for their feedback on a variety of topics including our business, strategy, health and safety, commercial and operational excellence, sustainability initiatives and executive compensation.

We have a history of robust shareholder responsiveness. In prior years, we have made other meaningful changes to our sustainability disclosures and compensation program based on feedback from shareholders including:

•	Submission of responses and additional information to Climate Action 100+.

•	Setting a Net Zero GHG Emissions Ambition by 2050.

•	Participated in CDP Climate and Water surveys, as well as related supply chain and plastics modules.

•	Submitted commitment letter to develop and submit science-based targets within 24 months to the Science Based Targets initiative and began gathering Scope 3 emissions.

•	Submitted feedback and validation data to Sustainalytics and received updated scoring.

•	Added a TCFD Alignment Index and a Sustainability Accounting Standards Board (SASB) Index to our Sustainability Report.

•	Adopted a formulaic program for our Short Term Incentive (STI) providing a strong link between pay and performance while reducing Committee discretion

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•

Disclosed Threshold and Maximum goals in addition to disclosure of targets thereby improving disclosure, providing greater comparability to peers and providing greater transparency for shareholders as to how the Company measures performance and how different levels of performance align with payouts for executives

•	Eliminated excise tax gross-up in executive officers’ Employment Protection Agreements

•

Eliminated walk-right and value of perks in the severance calculation in executive officers’ Employment Protection Agreements and decided not to include these provisions in future Employment Protection Agreements

•	Eliminated single-trigger vesting for equity awards

We consider the input of our shareholders, along with emerging best practices, to ensure alignment of our executive pay programs with shareholder interests. At our 2024 Annual Meeting of Shareholders, 95% of the shares cast voted in favor of the advisory vote on executive compensation, or Say On Pay vote. Our robust shareholder engagement program and the changes that we have made in light of feedback that we received demonstrates a high level of responsiveness to the needs and concerns of our shareholders, and our shareholders are supportive of the changes that we have made.

Our 2024 Performance

Building on prior-year success and continuing to demonstrate the resiliency and strength of our business and strategic plan, 2024 proved to be another record year for enterprise excellence, including the safest year on record for Martin Marietta and strong financial performance despite inclement weather and a private construction slowdown. While we experienced pressures on revenues, EBITDA and earnings per share, we achieved another year of double-digit organic aggregates unit profitability growth. More specifically, our total aggregates gross profit per ton increased 9% and organic aggregates gross profit per ton was up 13%, driven by contributions from acquired operations and underpinned by our value-over-volume strategy. Despite the headwinds of inclement weather, softening construction demand in both nonresidential and residential sectors and tighter-than-expected monetary policy, we continued to execute on our strategic priorities. Our performance reflects the efficacy of our value-over-volume strategy, focus on operational and commercial excellence, and diversified geographic footprint. We also continued to deliver world-class safety performance. For the fourth-consecutive year, our Total Injury Incident Rate (TIIR) surpassed the world class benchmark, while our Lost Time Incident Rate (LTIR) exceeded the world-class level for the eighth-consecutive year. Additionally, we continued to execute on our latest five-year strategic plan, Strategic Operating Analysis and Review (SOAR 2025), completing over $3 billion of non-core asset divestitures to partially fund approximately $7 billion of aggregates-led acquisitions over the four-year period since SOAR 2025 was adopted. Despite the economic and weather headwinds in 2024, we continue to maintain industry-leading total shareholder returns (TSR) over the SOAR 2025 period. Since the start of SOAR 2025 on January 1, 2021, we have generated TSR of 87% as compared to the S&P 500’s TSR of 66%. This strong performance

MARTIN MARIETTA 43

SUMMARY OF OUR COMPENSATION CONSIDERATIONS ◆

yielded annual cash incentive plan payouts for 2024 of 135% of target and PSU payouts for the 2022-2024 cycle of 233% of target, demonstrating alignment of our executive pay programs with shareholder interests.

SOLID FINANCIAL RESULTS reflected commercial excellence efforts and record aggregates unit profitability that more than offset lower shipment levels; AGGREGATES UNIT PROFITABILITY UP 9% TO RECORD $7.58 PER TON

$639 MILLION RETURNED TO SHAREHOLDERS; $450 million in share repurchases and 7% quarterly dividend increase effective in August 2024

Continuous commitment to SUSTAINABILITY AND ENTERPRISE EXCELLENCE, which is included in our strategy and compensation decisions	Exited year at 2.3X NET LEVERAGE RATIO* as of December 31, 2024

ANOTHER SAFEST YEAR ON RECORD; Safety performance better than world-class levels

Successful completion of nearly $7 billion portfolio optimizing, aggregates-led acquisitions and non-core asset divestitures over the SOAR 2025 period that collectively improved the enterprise’s durability and margin profile

*

Adjusted EBITDA and Net Leverage Ratio are non-GAAP measures. See Appendix B for reconciliation to reported net earnings from continuing operations attributable to Martin Marietta and related disclosures.

The SOAR process, supplemented by our annual planning process, has guided us since 2010 as we have grown the Company in an intentional, contemplative, and disciplined manner. SOAR 2025 set ambitious-yet-achievable targets for future growth and value creation, including platform and bolt-on acquisitions in high growth regions, commercial and enterprise excellence, excellent safety performance, and returning value to shareholders. Importantly, the Company’s strategic efforts and proactive balance sheet management in recent years provide a platform for continued expansion in future years.

2024 Highlights

Solid financial performance reflected efficacy of value-over-volume strategy, continued focus on operational and commercial excellence, and resilient geographic footprint
Increased Net Margin by 1,280 basis points, expanded Consolidated Adjusted EBITDA* margin by 20 basis points and achieved aggregates gross profit per ton improvement of 9%
Achieved the Company’s safest year on record; 99.9% of employees experienced zero lost-time incidents
Total organic aggregates gross profit per ton increased 13%

Disciplined Capital Allocation

Most Active M&A Year Ever with nearly $4 billion of acquisitions and over $2 billion of non-core / non-strategic asset divestitures
Completed the sale of South Texas cement and related ready mixed concrete businesses strategically narrowing our cement portfolio
$639 million returned to shareholders; $450 million share repurchases coupled with 7% quarterly dividend increase effective in August 2024
Exited year at 2.3x net leverage ratio*; extended our $800 million revolving credit agreement to 2029

*

Net Margin is defined as the ratio between Net Earnings from Continuing Operations Attributable to Martin Marietta and Total Revenues and includes the impact of a $976 million after-tax nonrecurring gain on the divestiture of the Company’s South Texas cement plant and related ready mixed concrete operations in 2024. Adjusted EBITDA Margin and Net Leverage Ratio are non-GAAP measures. See Appendix B for reconciliation to reported net earnings from continuing operations attributable to Martin Marietta and related disclosures.

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We believe these goals and execution of our strategy has resulted in our 551% cumulative total shareholder return (TSR) since the SOAR program’s inception in 2010.

Sustainability, Safety and the Well-Being of Our Employees

Our sustainability efforts and our unwavering commitment to our employees go hand-in-hand. We discuss these important topics in several places in our public filings, including our annual Sustainability Report and our Annual Report on Form 10-K for the year ended December 31, 2024. We encourage you to read those materials to better understand the many ways we ensure the ongoing well-being of our employees, who are the foundation of our success, as well as make a positive impact on our communities and the environment. In this section, we highlight several of these topics and tell you about our achievements in these areas, namely how Sustainability is embedded in our company culture through Safety, Environmental Stewardship, and our Employees. We also discuss how we improve our Communities in our Sustainability Report.

Sustainability

Our approach to Sustainability is embedded in four vital pillars of Safety, Environment, Employees, and Community. We continued to achieve improvements in each of these areas in 2024.

Safe Operations Protecting all who come in contact with our products & operations, and creating a culture of responsible leadership	Environmental Stewardship Protecting the Earth’s resources and reducing our environmental impact	Employee Well-Being Supporting and investing in our exceptional people and continuously reinforcing our engaging and inclusive culture	Community Well-Being Being a responsible neighbor and supporting the communities that are home to our operations

Track records such as ours are built purposefully; they are the result of a deliberate focus on fulfilling our responsibilities to our shareholders, our employees and other stakeholders. These responsibilities include:

Demanding and facilitating a safe, ethical workplace for our employees	Creating a positive, lasting impact on our communities and the environment	Growing our business and responsibly investing our capital for maximum return

MARTIN MARIETTA 45

SUMMARY OF OUR COMPENSATION CONSIDERATIONS ◆

In furtherance of these continuing commitments, we have:

•  Included performance relating to Environment, Health, Safety and Sustainability (collectively, EHS) in our management strategy

•  Considered achievement of individual and company-wide goals in regard to EHS in management compensation decisions

•  Developed task forces relating to Safety and Sustainability with a view towards assessing and improving Company performance and disclosure against world-class achievements

•  Overseen EHS matters at the Board of Directors level, including reporting our progress at least four times annually on EHS issues to our Ethics, Environment, Safety and Health (EESH) Committee, an independent Committee of the Board of Directors

These critical matters are important to this Committee, the full Board, and management of Martin Marietta.

SOAR, supplemented by our annual plan, has guided us since 2010 as we have grown our business, driven our safety incidents to world-class, record low levels, achieved record financial performance and created positive impacts on our communities and the environment. Key managers from across our business and our senior leadership team engage throughout the year on material topics, including safety, employee diversity and well-being, community well-being and the environment.

Both SOAR and our annual plan are reviewed and endorsed by all members of our Board of Directors. Importantly, our EESH Committee is an experienced, diverse and knowledgeable group and has for decades overseen our ongoing efforts to hone truly sustainable business practices. Our full Board visits our operations regularly to hear firsthand from our team and see the positive impact we have on our communities.

Sustainability is a key component of our strategy and business plan at Martin Marietta. Sustainability excellence is not only the right thing to do and a key driver of shareholder value, it is a vital component of both our strategic planning process, SOAR, and our annual planning process.

Environmental Stewardship

We have made the following enhancements to our Sustainability activities in recent years:

•  In our 2023 Sustainability Report, issued in April 2024, we further expanded our roadmap for achieving our stated Scope 1 greenhouse gas (GHG) emissions targets for 2030 and our 2050 Net Zero Ambition, updated our disclosure about Board of Directors’ governance of our sustainability efforts, added additional disclosure about our efforts in regard to water, land reclamation and biodiversity, and added a Sustainability Accounting Standards Board (SASB) Index in addition to continuing to include the TCFD Alignment Index that was introduced in our 2022 Sustainability Report.

•  We continued our work during 2024 to reach our 2030 goals for Scope 1 reductions through efficiency projects such as our $135 million Finish Mill 7 Project at our Midlothian, Texas Cement Plant, additional equipment optimization and the production of Portland Limestone Cement (PLC) or Type 1L in Texas, which contributed to a further reduction in both actual emissions and intensity in the Scope 1 GHG footprint of our cement business.

•  We continued to reduce our Scope 2 emissions, including through renewable energy credits (RECs) purchased in 2024.

•  In 2024, we also brought the three wind turbines constructed in 2023 at our Woodville, Ohio plant online in April. These turbines allowed us to provide a significant portion of the Woodville Quarry’s electrical energy need.

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•

We continue to participate in the recycled aggregates market following the acquisitions of recycling assets in Texas, California and Minnesota in recent years. We processed and shipped approximately 4 million tons of concrete and asphalt generated from various construction and demolition projects in 2024.

•

During 2024, our Chair and CEO, joined by other senior executives, continued our robust engagement with investors and others relating to our Sustainability story through proactive shareholder engagement programs conducted during both the Spring and the Fall. This specific annual outreach included detailed phone conversations, written communications, and in-person meetings with over 50 of our top shareholders in 2024, representing approximately 75% of outstanding shares.

•

We continued our review of potential technical solutions relating to GHG controls, product improvements and alternate fuels in 2024; these include carbon capture, artificial intelligence and co-location of green hydrogen production.

•

We responded to multiple stakeholder sustainability questionnaires in 2024, including CDP, SBTi, ISS, CPA-Zicklin, Great Place to Work® and Sustainalytics. In addition, we reviewed surveys and data collection from Climate Action 100+ and MSCI.

•

In response to shareholder requests, we completed our first internal water use survey to allow us to develop appropriate and relevant data relating to our water usage and the impact on our communities.

Safety

We are pleased to report the Company realized its safest year ever in 2024 with continued record-setting and industry-leading safety performance, as measured by reportable and lost-time incidents. This level of absolute and relative safety performance is superb inside and outside the industry. It results from our Company’s Guardian Angel culture, which we endeavored to strengthen throughout 2024 so that it engages each employee and empowers everyone to make safe choices with every task every day. This incredible safety performance further strengthens our belief that Zero is Possible.

Martin Marietta’s Ames Mine, our Diamond Elite winner, earned a Sentinels of Safety Award from the National Mining Association in 2024. This award is the oldest and most esteemed honor in the mining industry, recognizing mining teams that record the most hours in a calendar year without a single lost-time injury. The National Ready Mixed Concrete Association (NRMCA) recognized 34 Martin Marietta ready-mixed concrete plants for gold-level Excellence in Safety achievement in 2024, and the Portland Cement Association presented its Chairman’s Safety Award to Martin Marietta’s Midlothian Cement Plant in Texas.

In addition, the Company’s Bennett Quarry in Colorado was recognized by the National Stone, Sand and Gravel Association (NSSGA) as a silver-level Safety Excellence Award winner in 2024. This award recognizes operations that have gone the longest duration without a reportable incident in their size category, based on data provided by the U.S. Department of Labor’s Mine Safety and Health Administration (MSHA).

We achieved our eighth-consecutive year of world-class Lost-Time Incident Rate (LTIR) performance and our fourth-consecutive year of world-class Total Incident Injury Rate (TIIR) performance

Eighth Year of World-Class LTIR	Fourth Year of World-Class TIIR Results

Note: Safety data as of 12/31/24. LTIR per 200,000 hours worked. World-class levels based on general industries.

MARTIN MARIETTA 47

SUMMARY OF OUR COMPENSATION CONSIDERATIONS ◆

With our world class vision, and belief that Zero is Possible in connection with our safety performance, we continued to support our Guardian Angel safety culture and help further strengthen our safety practices for the future. Throughout the year, we continued advancing the recommendations of the Safety Task Force and Safety Executive Steering Committee, including hosting virtual CEO Safety Town Halls, companywide distribution of revised Basic Safety Rules, implementation of new Wingman Alert Process, user-friendly safety analytics, and Guardian Angel branded Personal Protective Equipment (PPE) such as gloves and glasses. Our cross-functional project teams dedicated to expanding our Guardian Angel Fundamentals program and refreshing our Guardian Angel materials and training made significant progress in 2024, and set the foundation for excellent safety performance as a hallmark of our culture in 2025 and beyond. For Martin Marietta, safety performance sets our foundation for long-term financial strength and successful SOAR execution. Simply said, a safe operation is a profitable one.

Our Employees

Martin Marietta’s engaged and dedicated workforce is our greatest asset, and the continued well-being of our employees is critically important for our success. We are committed to providing all employees with the programs, resources, support and opportunity necessary to grow. We strive to create safe, healthy, inclusive and highly engaging workplaces and hope that our decisions in this area will extend far beyond our business, positively affecting people and communities for generations to come.

•  In support of attracting and retaining high-performing employees in a challenging and dynamic employment market, we continued to enhance our pay programs with the formal introduction of a geographical differential strategy.

•  We also developed and launched the Choose Well employee well-being brand and executed a communications strategy to promote the four Choose Well pillars – Physical, Emotional, Financial and Social health.

•  We launched the companywide Great Place to Work employee engagement survey with 82% of employees recognizing Martin Marietta as a Great Place to Work.

•  We completed the delivery of the Senior Leadership Development Program in three cohort groups, and coordinated the Leadership Excellence through Development, Growth, and Engagement program to serve our mid-level leaders.

•  We took deliberate and meaningful steps to increase our name recognition in the competitive Raleigh, North Carolina, talent market, where our headquarters is located.

Through these important efforts and many more in 2024, we continued to build a compelling connection with current and potential employees, increase the visibility and attractiveness of Martin Marietta as an employer of choice to strengthen our talent pipeline, and increase employee engagement, development, morale and retention.

We believe that employee engagement happens when we bring together exceptional and diverse talent with different backgrounds, genders, ethnicities, qualifications, perspectives, experiences, voices and skills to ensure that we will consistently develop the best ideas and advance our world-class ambition. Enabled by an inclusive environment where each person feels like they belong, are valued and can speak up, engagement allows us to forge stronger, more productive connections fueled by trust, compassion and authenticity. It ensures we pursue excellence and continuously improve – as ONE Team.

Importantly, our impactful achievements related to inclusion and engagement in 2024 included:

•	Expanded Spanish language support companywide by providing in-person translation services during onboarding and publishing targeted Spanish language digital signs.

48 2025 PROXY STATEMENT

◆ SUMMARY OF OUR COMPENSATION CONSIDERATIONS

•	Continued to evolve and grow Martin Marietta’s employee resource groups (ERGs) in 2024.

•  Military and Veterans Community (MVC) - Launched a companywide flag campaign as well as a month-long effort to raise awareness for mental health and led a Toys for Tots holiday drive; Local MVC members were active in each Division while engaging in numerous community events, including 5K races and Memorial Day flag placing events

•  Women Who Build (WWB) - Celebrated Women’s History Month; launched a wellness campaign during October Cancer Awareness Month and hosted a senior female business leader during a virtual companywide meeting. Additionally, the group launched Women Who Read, a book club focused on professional development texts.

•  MERGE (our Multi-Cultural ERG) - Celebrated Black History Month; strengthened and expanded relationships with Ronald McDonald House Charities; and promoted Hispanic culture and heart health during Hispanic Heritage Month

Engagement and Inclusion at a Glance

We are committed to fostering inclusion and belonging and strive to maintain a culture and adherence to core values that attract and celebrate diversity in our workplace. We believe that differences in perspectives and experiences promote creativity, innovation, and mutual respect, which are all core to our Values. We recognize that the unique viewpoints and experiences of every employee are important to achieving our Mission to be a world-class organization and have implemented initiatives that we believe will allow us to continue to improve on those objectives.

In recognition of our success building and strengthening an inclusive workplace where employees of all backgrounds feel valued, respected and engaged, we earned the Great Place to Work certification in 2024.

Although we do not believe that the Equal Employment Opportunity Commission data required on Form EEO-1 fully reflects our job-role structure, we have made the data available on our website.

Compensation Decisions Yielding Alignment with Performance and Enhancing Our Corporate Resilience

In determining compensation, the Committee considers many factors in order to align performance with the compensation received by our executives. In response to our shareholder engagement in 2023, we adopted a formulaic short-term incentive program, which we continued to use for executives in 2024. As described below under 2024 Actual Incentive Cash Earned, the objective financial metrics in our annual plan that were measured for purposes of the 2024 Annual Cash Incentive were Adjusted Cash Gross Profit, which is viewed as indicative of the Company’s profitability, and Selling, General and Administrative Expenses (SG&A) as a Percentage of Total Revenues, which is viewed as indicative of the Company’s cost management. In addition, a portion of the incentive calculation is tied to achievement of targeted safety metrics and identified sustainability goals. Together, these metrics are important measures reflecting our performance and the creation of long-term value for shareholders.

MARTIN MARIETTA 49

SUMMARY OF OUR COMPENSATION CONSIDERATIONS ◆

The Company’s solid performance in 2024 resulted in strong payouts from the Annual Cash Incentive Plan and reinforces our pay-for-performance strategy which aligns our performance with management’s pay and with shareholders’ interests.

The Committee also believes it is important to ensure that our Company and business model are resilient and robust under challenging circumstances, regardless of whether factors impacting specific performance are predictable or within management’s control. In this regard, the Committee developed a Resilience Scorecard in 2021 that includes the key criteria described in the chart below that in our view measure our Company’s ability to remain strong through severe, unexpected circumstances, as well as assessing management’s actions and whether they were appropriate in responding to and managing through extraordinary events. The Resilience Scorecard allows the Committee to apply a multiplier of 0.75x to 1.25x to management’s annual award that would be otherwise based on pre-event factors. These qualitative factors are important to position the Company to minimize the adverse impact from these unexpected events.

The Committee has determined not to apply any multiplier in the Resilience Scorecard to executive compensation in 2024, nor did it make any adjustments to executive compensation based on the Scorecard.

Category	Resilience Assessment Criteria

1. Employees

•  Act effectively to keep employees safe and productive through appropriate protocols, consistent with medical and occupational experts, including cleaning protocols, access to vaccinations, provision of comprehensive benefits, education and other programs

•  Effectively and promptly communicate and manage current guidance and instructions, change and disruption to employees through communications, digital boards, direct emails, and other outreach

•  Continuously promote the company’s exceptional retirement benefit program to strengthen our employee retention efforts

•  Offer opportunities for continued employee growth, development, and engagement

•  Execute successful integrations of acquisitions while successfully completing divestitures of non-core cement, downstream and other businesses

•  Maintain succession and workforce planning efforts and employee attraction and retention results in the face of a significantly challenging employment environment

2. Operations & Commercial Excellence

•  Respond proactively to challenges in the supply chain environment (including those related to extraordinary weather, logistics challenges, economic pressures, and other factors)

•  Effectively manage through a continuing inflationary environment through a product pricing strategy that ensures that the value for our products is properly captured while seeking to reduce the supply chain inflationary impact

•  Take steps to appropriately manage fixed and variable costs

3. Financial

•  Optimize revenues and cash management/liquidity without jeopardizing the future

•  Protect the balance sheet and allocate capital responsibly, including with regard to internal projects, transactions, dividends, debt and share repurchases

4. Customers/ Suppliers	• Ensure on-time delivery of projects • Effectively manage inventory to satisfy customer needs • Communicate operating status and preventative measures being taken during extraordinary events

5. Strategy	• Successful execution of M&A actions and SOAR • Maintaining Company long-term vision and strategic direction • Actions taken to ensure continuation and execution of strategic transactions

50 2025 PROXY STATEMENT

PAY DECISIONS AND COMPENSATION GOVERNANCE PRACTICES ◆ SUMMARY OF OUR COMPENSATION CONSIDERATIONS

Category	Resilience Assessment Criteria

6. Stakeholder Engagement

•  Leadership effectiveness

•  Frequently communicating and engaging with the Board to keep them well-informed and ensuring questions are answered

•  Ensuring open dialogue and transparency with shareholders, analysts, potential investors and other stakeholders, including proactively responding to any shareholder proposals and other concerns

7. Sustainability

•  Community outreach efforts (disaster preparedness support, corporate giving, community engagement)

•  Focus on safety, as well as health of employees, customers and visitors

•  Environmental compliance and enhanced disclosure and responsiveness regarding sustainability goals

Overall	• Holistic Assessment of the Above Criteria Resulting in Multiplier in Range of 0.75x - 1.25x

Pay Decisions and Compensation Governance Practices

A number of key 2024 compensation-related decisions resulted from our achievements, which are discussed more fully in this section. The Committee believes that our executive compensation program continues to reflect a strong pay-for-performance philosophy and is well aligned with the interests of shareholders. In addition, we believe that our compensation practices are consistent with our pay decisions.

WHAT WE DO	YES

Pay for performance	Tie pay to performance by ensuring that a significant portion of NEO compensation is performance-based and at-risk and is determined based on a formulaic approach.

Median compensation targets	We generally aim to align all target compensation elements for our executives with the median of our peer group companies. The peer group is confirmed by the Committee on an annual basis.

PSUs are a substantial portion of LTI	PSU grants, tied to our achievement of specified performance measures, comprised approximately 55% of the total value of annual long-term incentive grants made to our NEOs in 2024. RSUs comprised the remaining 45%.

Independent compensation consultant	The Committee retains an independent compensation consultant.

Robust share ownership requirements	We have robust stock ownership guidelines of 7 times base salary for the CEO, 5 times base salary for our other NEOs, and 5 times annual retainer for Directors. We also have an equity retention requirement of 50% of net shares paid as incentive compensation until ownership guidelines are met.

Clawback policy	We have a mandatory compensation recovery (clawback) policy that implements the SEC and NYSE clawback rules and requires the Company to recover from its current and former executive officers certain incentive compensation that is erroneously paid in connection with an accounting restatement as well as a voluntary standalone policy allowing for recovery in the event of a financial restatement as a result of misconduct.

Regular engagement with shareholders	We engage with shareholders to hear their views on compensation and other issues.

Annual elections	All of our Directors stand for election each year.

MARTIN MARIETTA 51

COMPENSATION DISCUSSION AND ANALYSIS ◆ PAY DECISIONS AND COMPENSATION GOVERNANCE PRACTICES

WHAT WE DON’T DO	NO

No employment contracts	None of our NEOs or other executive officers have employment contracts that guarantee continued employment.

No dividends on unvested awards	Our 2024 RSU and PSU awards granted through our Long-Term Incentive (LTI) Plan require three years to fully vest and dividends paid on shares of common stock of Martin Marietta during the vesting period are only paid to award holders if and when an award vests.

No pledging of shares	Our directors and executive officers are not permitted to pledge Martin Marietta shares as collateral for loans or any other purpose.

No hedging	We prohibit directors and executive officers from engaging in short sales of Martin Marietta stock or similar transactions intended to hedge or offset the market value of Martin Marietta stock owned by them.

No 280G gross-ups	We do not provide executives with Section 280G excise tax gross-ups.

No single trigger equity vesting	Equity awards will not automatically vest as a result of a change in control.

Minimal executive perquisites	We do not provide NEOs with country club reimbursements, personal use of the Company aircraft unrelated to business travel, or other excessive perks.

Determination of CEO Compensation

At each February Committee meeting, without the CEO present, the Committee reviews and evaluates CEO performance, and determines achievement levels for the prior year. At this meeting, the Committee also discusses an evaluation of the CEO’s performance, competitive compensation data, and salary and annual incentive pay recommendations with the independent members of the Board. In addition, the Committee reviews and discusses an award of RSUs and the target PSU grant size for the CEO at that meeting, which is also discussed with the independent members of the Board. The Committee’s independent compensation consultant provides the Committee with comparative compensation, background materials and analysis, and its recommendation in connection with these determinations.

CEO Target Opportunity Mix*

*	We consider base salary and annual incentives as short-term pay and PSUs and RSUs as long-term incentive (LTI) pay. We do not include retirement or other compensation components in the chart.

52 2025 PROXY STATEMENT

2024 CHAIR, PRESIDENT AND CEO COMPENSATION ◆ COMPENSATION DISCUSSION AND ANALYSIS

2024 Chair, President and CEO Compensation

Base Salary

For 2024, Mr. Nye’s base salary remained at $1,285,000 (flat since March 1, 2021).

2024 Annual Incentive

Mr. Nye’s target annual incentive amount for 2024 was $2,056,000 (160% of base salary received for the year). His actual annual incentive for 2024 was $2,775,600 or 135% of target, as determined by the new formulaic approach.

2024-2026 Long-Term Incentives

In 2024, Mr. Nye’s target LTI award was 600% of base salary. He was granted an LTI award of $7,750,000, which was allocated 55%, or $4,262,500, in PSUs and 45%, or $3,487,500, in RSUs. RSUs will vest pro rata over three years, while the vesting of PSUs will be based upon our results relative to the three-year performance goals that were established in the beginning of 2024.

Benefit and Retirement Plans

Mr. Nye is eligible for benefit and retirement programs similar to other employees. None of our executives received additional years of service credits or other forms of formula enhancements under our benefit or retirement plans. Our pension formula is based on years of service and pension eligible compensation. Mr. Nye is not eligible for retiree health benefits.

Perquisites

Mr. Nye received limited executive perquisites. We provide company-leased cars to the NEOs for their use. Additionally, we pay for the insurance, maintenance and fuel for such vehicles. The value of personal mileage is charged to the NEO as imputed income. We make the company-owned aircraft available to the CEO and other senior executives for business travel only. We do not provide other perquisites, such as country club memberships, to the NEOs. The Committee reviews our policies and determines whether and to what extent perquisites should be modified or continued.

2024 Target Pay Mix

We believe that most of the compensation opportunities to our CEO should be variable and the variable elements of the compensation package should tie to the Company’s long-term success and the achievement of sustainable long-term total return to our shareholders. A significant portion of our CEO’s target compensation is variable and in the form of LTI, and more than half of total target pay is in the form of equity incentives.

2024 Named Executive Officers’ Compensation – Our Compensation Strategy

Our executive compensation program is specifically designed to:

•	Attract and retain top-caliber, knowledgeable and experienced senior executives.

•	Motivate our executives to achieve superior results and build long-term value for shareholders.

•	Reward performance that meets or exceeds established goals consistent with our strategic aims and upholding integrity.

•	Align individual objectives with the Company’s objectives without fostering excessive or inappropriate risk-taking.

•	Encourage an ownership mentality and align the long-term financial interests of our executives with those of our shareholders.

•	Be market competitive with our peers with whom we compete for talent.

•	Provide reward systems that are measurable and easily understood by our executives and shareholders.

•	Inspire exceptional management and resiliency in times of unexpected and extraordinary circumstances.

•

Reinforce the succession planning process undertaken on a company-wide basis by building bench strength and by identifying and retaining senior leadership capable of achieving the Company’s long-term growth, profitability and other objectives.

MARTIN MARIETTA 53

COMPENSATION DISCUSSION AND ANALYSIS ◆ 2024 NAMED EXECUTIVE OFFICERS’ COMPENSATION—OUR COMPENSATION STRATEGY

In 2024, our executive compensation structure consisted of three primary components: base salary, annual incentives, and long-term incentives. Within the long-term incentive component, we utilized a balanced portfolio of PSUs and RSUs.

Martin Marietta has a long-standing commitment to pay for performance. We fulfill that aim by providing a majority of compensation through programs in which the amounts ultimately received vary in order to best reflect our financial, operational and strategic performance.

The following table summarizes the key elements of our executive compensation program:

Element	Primary Purpose	Key Characteristics

Base Salary	To compensate the executive fairly and competitively for the responsibility level of the position.	Fixed compensation that is reviewed annually.

Annual Performance-Based Incentive Awards	To motivate and reward organizational and individual achievement of annual, Company and individual objectives.	Variable compensation component; value calculated through formula tied to pre-established Company financial, safety and sustainability goals with an individual performance modifier.
Incentive Stock Plan	To enable executives to invest certain levels of their annual incentive compensation into Martin Marietta stock units.	NEOs may elect to convert up to 50% of their annual cash incentive compensation into common stock units.

Long-Term Incentive Awards	To align executives with shareholder interests, to reinforce long-term value creation, and to provide a balanced portfolio of long-term incentive opportunities.	Variable compensation component. Reviewed and granted annually. Program splits long-term incentives for NEOs at 55% PSUs and 45% RSUs.
Performance Share Units (PSUs)	To motivate executives by tying incentives to our multi-year financial goals and relative TSR reinforcing the link between our executive officers and our shareholders.	Grants based on three-year adjusted EBITDA and Sales Growth goals, with a modifier based on TSR performance relative to peers.
Restricted Stock Units (RSUs)	To motivate the appropriate behaviors for delivering superior long-term total shareholder return.	Stock price growth. Awards are subject to continued employment over three years and executives benefit from higher share price.

Health/Welfare Plan and Retirement Benefits	To provide competitive benefits promoting employee health and productivity and support financial security.	Fixed compensation component.

Perquisites and Other Benefits	To provide limited business-related benefits, where appropriate, and to assist in attracting and retaining executive officers.	Fixed compensation component.

Change-in-Control Protection	To provide continuity of management and bridge future employment if terminated following a change in control.	Fixed compensation component; only paid in the event the executive’s employment is terminated other than for “cause” or for “good reason,” in either case, in connection with a change in control.

54 2025 PROXY STATEMENT

CONSIDERATIONS REGARDING 2024 COMPENSATION ◆ COMPENSATION DISCUSSION AND ANALYSIS

Considerations Regarding 2024 Compensation

The following chart summarizes the target compensation in our 2024 executive compensation program:

Pay Component	Summary

Base Salary

•  At the February 2024 meeting, the Committee reviewed competitive market data and individual performance evaluations. Increases approved by the Committee were effective March 1, 2024 for all NEOs except the CEO, whose base salary did not change.

Target Annual Cash Incentives

•  Our CEO’s target incentive for 2024 was 160% of base earnings. For other NEOs’ target incentives for 2024 were 90% to 100% of base earnings.

•  Our CEO and other NEOs have the option to invest up to 50% of their annual cash bonuses into stock units, which are required to be held generally for a period of approximately three years.

Long-Term Incentives

•  Our LTI structure consists of PSUs and RSUs.

•  The LTI awards for NEOs in 2024 were weighted 55% PSUs and 45% RSUs. The LTI grant size is based on competitive market data.

•  PSU awards in 2024 are earned based on achievement of performance levels, with 33% based on three-year cumulative Sales Growth and 67% based on three-year cumulative adjusted EBITDA performance. The Company’s relative TSR ranking compared to the S&P 500 provides a modifier to the award, which may be adjusted up or down by up to 20%.

•  RSU and PSU awards are generally subject to continued employment for three years

Total Compensation

•  The Committee uses the size-adjusted 50th percentile of our Compensation Peer Group as a guide in setting the target for the total compensation opportunity, but considers a variety of factors in setting compensation, including the short-term and longer-term performance and leadership characteristics of the executive, and compensation may vary materially. Overall, the Committee believes targeted compensation should be more heavily weighted on variable “at-risk” compensation and longer-term components.

The Committee approved the following actual compensation items in February 2024:

2024 Base Salary

The Committee determines base salaries for the NEOs and other executives based on a number of factors, including but not limited to, market data, individual performance, the Company’s performance, internal pay equity, the advice of the Committee’s independent compensation consultant, management recommendations (except for the CEO), and, for the CEO, the Committee’s assessment of Mr. Nye’s performance. Based on these factors, the Committee approved the following increases in base salary during 2024.

•	Mr. Nye: base salary remained unchanged.

•	Other NEOs: approximately 2.3% to 4.3% increases, based on a review of competitive market data and individual performance evaluations.

NEO	2024 Base Salary	2023 Base Salary

C. Howard Nye	$1,285,000	$1,285,000

James A. J. Nickolas	$716,065	$700,000

Roselyn R. Bar	$716,065	$700,000

Robert J. Cardin	$452,106	$433,675

Michael J. Petro	$417,000	$400,000

MARTIN MARIETTA 55

COMPENSATION DISCUSSION AND ANALYSIS ◆ 2024 ANNUAL CASH INCENTIVE GOALS AND RESULTS

2024 Annual Cash Incentive Goals and Results

NEOs and other executives are eligible to earn annual incentive compensation under our Executive Cash Incentive Plan based on the achievement of identified and formula-defined performance metrics and goals. Individual NEO targets (as a percent of base salary) are approved by the Committee at the beginning of the year based on a review of competitive market data, the advice of the Committee’s independent compensation consultant, and internal pay equity.

The Committee awards actual annual cash incentive compensation based on achievement against corporate performance objectives and individualized targeted goals. The Company uses a formula for annual cash incentive awards for all NEOs wherein 80% of the target incentive is based on achievement of financial goals and 20% is based on achievement of identified safety and sustainability metrics. After the formulaic award percentage is determined, an assessment of individual performance is conducted by the Committee to allow for a potential positive or negative adjustment of 20% for each executive.

The maximum incentive compensation for executives based on the annual cash incentive plan formula, with the 20% assessment factor, is 250% of target. When the incentive payout percentage is calculated, the minimum amount for the payout will be 50% of target if the Company successfully pays an unreduced dividend in the year and records positive Net Earnings Attributable to Martin Marietta. For 2024, the plan included a payout at a minimum of 100% of target if the criteria for the 50% minimum payout level are met and the Company’s one-year operating margin ranks in the top three of six direct publicly traded peers (CRH plc, Eagle Materials, Inc., Heidelberg Materials, Holcim Ltd., Summit Materials, Inc., and Vulcan Materials Company).

The Committee determines the adjustment to annual cash incentive compensation for each executive based on the achievement of individualized target goals tied to each executive’s specific areas of responsibility and the then-current and longer-term goals of the Company. The Committee also reviews and considers management’s furtherance of its strategic plan, including a primary objective of value-enhancing growth, and the advancement of the Mission, Vision, and Values of the Company to unify management with the same objectives. The Committee conducts a comparative review of the individual contributions of each of the executive officers towards achieving these goals. The Committee also considers qualitative measures of performance for the executive officers, such as adherence to and implementation of Martin Marietta’s Code of Ethical Business Conduct, customer satisfaction, and product quality.

Ultimately, the incentive payments determined through the annual cash incentive compensation formula support Martin Marietta’s longstanding compensation philosophy of encouraging superior performance and rewarding the achievement of Martin Marietta’s annual goals. We set challenging, but attainable targets, approved by the Board, and designed to continue to drive shareholder value and exceptional corporate stewardship.

2024 Actual Incentive Cash Earned

For 2024, the Committee determined in February 2025 that the achievement of the goals included in the Company’s annual cash incentive compensation formula warranted the payment of annual incentives to executive officers. In 2024, all of the company’s executive officers participated in the plan. The annual incentive compensation level paid for 2024 for all NEOs, including Mr. Nye, was 135% of target. These amounts were consistent with the formula short term incentive plan adopted by the Committee.

56 2025 PROXY STATEMENT

2024 ACTUAL INCENTIVE CASH EARNED ◆ COMPENSATION DISCUSSION AND ANALYSIS

The table below summarizes the specific targets set for the 2024 annual cash incentive plan for Martin Marietta’s executive officers (before the application of a potential 20% discretionary individual adjustment factor):

% Weight	Metric	Performance Goals	Threshold (Payout % of Target)	Guidance Goal/ Target (Payout % of Target)	Maximum (Payout % of Target)	Total Achieved

50%	Adjusted Cash Gross Profit*	Metric Aligned with February Guidance	$1.560 billion (0%)	$2.600 billion (100%)	$2.790 billion (230%)	$2.330 billion (76%)

30%	SG&A as a % of Total Revenue**	Metric Aligned with February Guidance	8.00% (0%)	7.15% (100%)	6.75% (230%)	7.02% (104%)

20%	Safety & Sustainability Performance	Execution of Identified Safety & ESG Activities, World Class LTIR & TIIR	Safety: Execute Recommendations of Safety Task Force; Sustainability: Submit to 1 additional key public index (50%)	Safety: 1 World Class Metric Sustainability: Threshold + Water Risk Assessment (100%)	Safety: Continuous Improvement to Total Injury Incidence Rate Sustainability: Target + Continuous Improvement to Energy Usage from Renewable / Decrease Scope 2 Emissions (230%)

Safety: Achieved 2 World Class Metrics executed recommendation of Safety Task Force; Continuous improvement to Total Injury Incidence Rate; Sustainability:

Submitted to 3 additional key public indices; Completed Water Risk Assessment; Achieved continuous improvements to Energy Usage from Renewable / Decrease Scope 2 Emissions (230%)

*

Adjusted Cash Gross Profit reflects sales growth and profitability and is correlated to share price. Adjustments to Cash Gross Profit would include nonrecurring expenses, such as acquisition and discontinued operations expenses.

**	SG&A as a Percentage of Total Revenue incentivizes management to properly balance SG&A investments to support business growth and overall cost discipline.

The Company’s Adjusted Cash Gross Profit was below target for 2024 because of weather impacts, lower aggregates volumes for the industry as a whole and a private construction slowdown. Based on the Company’s Adjusted Cash Gross Profit of $2.330 billion and SG&A as a Percentage of Total Revenue of 7.02% in 2024, the 180% payout was earned for the two financial metrics for the CEO and other NEOs. These two metrics make up 80% of the incentive formula. For the remaining 20% of the incentive formula, the Company achieved world-class safety metrics for the year and successfully executed its targeted sustainability activities. In response to the Company’s achievements of our safety metrics and sustainability activities, a payout of 230% was determined by the Committee. As a result, the total formulaic award percentage was 115%.

MARTIN MARIETTA 57

COMPENSATION DISCUSSION AND ANALYSIS ◆ 2024 ACTUAL INCENTIVE CASH EARNED

Using the formula described above, the formulaic award percentage was determined for 2024 and subsequently an assessment of individual performance was conducted by the Committee to allow for a potential positive or negative adjustment of up to 20% to the cash incentive award percentage for each executive. The individual executive goals considered in the evaluation of potential discretionary adjustments for the NEOs are summarized in the following table:

NEO	2024 Individual Goals	Target Annual Incentive Bonus (% of Salary)	2024 Target Annual Incentive*	2024 Actual Annual Incentive

C. Howard Nye	• Drive continuous improvement in the Company’s safety culture and performance • Generate long-term value for shareholders through development and execution of the Company’s Strategic Operating Analysis and Review (SOAR) Plan, organic and inorganic growth, including prudent allocation of capital • Ongoing delivery and execution of management succession and development plans • Management of enterprise challenges	160%	$2,056,000	$2,775,600

James A. J. Nickolas	• Effective development and oversight of financial filings, audits and accounting • Continue to develop and execute necessary plans to ensure the strength of the Company’s balance sheet • Continue to develop the talent and capability of finance team	100%	$713,387	$963,132

Roselyn R. Bar	• Effective management of the legal department, including appropriate handling of compliance and securities laws matters, annual and periodic reporting, corporate governance, transactions, and robust case assessment • Provide oversight of ethics program as Chief Ethics Officer • Oversee Sustainability function • Continue to execute the Company’s development and sale of non-operating land	100%	$713,387	$963,132

Robert J. Cardin	• Ensure accurate financial reporting in compliance with regulatory standards and company policies while maintaining effective internal controls over financial reporting • Effectively implement best practices to optimize financial processes and enhance efficiencies • Monitor changes in accounting standards, regulations, and industry practices to ensure compliance and assess potential impacts on the organization	90%	$404,131	$545,638

Michael J. Petro	• Execute the Company’s strategic plan (SOAR) while identifying new market opportunities and business areas for growth • Formulate strategic plans and initiatives to capitalize on market opportunities while mitigating risks • Lead the evaluation and execution of strategic acquisitions, partnerships, divestitures, and alliances to support SOAR	90%	$372,750	$503,269

*	Based on actual base salary earned in 2024.

58 2025 PROXY STATEMENT

ANNUAL INCENTIVE FEATURE: STOCK PURCHASE PLAN ◆ COMPENSATION DISCUSSION AND ANALYSIS

Annual Incentive Feature: Stock Purchase Plan

The Incentive Stock Plan further promotes the alignment of executive compensation levels with our investors’ financial interests by allowing a portion of the annual bonus award to be deferred into Company stock units that vest based on continued service. The voluntary election allows executives to invest up to 50% of their annual cash incentive compensation to purchase units that are subsequently converted into shares of common stock pursuant to the terms of the plan at a 20% discount from the market price of Martin Marietta’s common stock on the date the amount of the incentive compensation is determined. The discount is used to account for the risk of trading current cash compensation for “at-risk” shares which may decline in value.

The units generally vest in three years from the date of the award and are distributed in shares of common stock. If an executive officer voluntarily terminates employment before the units vest, the stock units are forfeited and the executive officer receives a cash payment equal to the lesser of the cash that was invested or the fair value of the share units on the day of termination.

The contribution directly links a portion of executive officer compensation to shareholder returns. The vesting aspect, combined with the yearly stock purchase requirement, creates continuous overlapping three-year cycles, which encourage executive officer retention and provide a continuous link of a significant portion of executive officer compensation with shareholder return over the long-term to reward these executive officers in line with our shareholders when our stock price increases.

2024 Long-Term Incentive Compensation Overview

Our LTI plan design reflects the objectives of our compensation program and is in-line with current market approaches, based on the advice of the Committee’s independent compensation consultant. Our plan design objectives are a simplified LTI program that is transparent and enhances the line of sight between our performance and compensation.

The award in 2024 for all NEOs was determined as a fixed percentage of base salary with some variation for position and grade, which amount was converted into common stock units based on the average Martin Marietta stock price for the 20-day period ending on February 23, 2024, the day the Committee confirmed the award, or $525.85. This award value was then divided into PSUs and RSUs, with 55% of the total award for NEOs consisting of the PSUs at target level and 45% of the total award for NEOs consisting of RSUs. The Committee believes that the incentive mix (PSUs and RSUs) constitutes an appropriate pay process and streamlined plan, which more fully reflects the performance of the Company and is better aligned with each NEO’s role within Martin Marietta. See a further description under Outstanding Equity Awards at Fiscal Year-End and corresponding footnotes on page 73.

The following table provides a notional example of the LTI plan design.

Salary $	LTI Target %	LTI Target Value $	PSU %	PSU Value $	RSU %	RSU Value $

$150,000	140%	$210,000	55%	$115,500	45%	$94,500

The following table provides a summary of the long-term incentives that each of the NEOs was granted in 2024.

NEO	RSUs (3 year annual installment vesting) (# of shares)	PSUs – Target (3 year cliff vesting subject to achievement of performance measures) (# of shares)

C. Howard Nye	6,633	8,106

James A. J. Nickolas	1,594	1,948

Roselyn R. Bar	1,594	1,948

Robert J. Cardin	774	946

Michael J. Petro	714	873

MARTIN MARIETTA 59

COMPENSATION DISCUSSION AND ANALYSIS ◆ PSU AWARDS (55% OF LTI AWARD)

PSU Awards (55% of LTI Award)

One of our compensation objectives is to align the potential rewards to senior management with increases in shareholder value. In that regard, the PSUs give the recipient the opportunity to receive Martin Marietta common stock if specific performance goals are achieved, consisting of:

1)	Adjusted earnings before Interest, Income Taxes, Depreciation, Depletion and Amortization (Adjusted EBITDA), measuring profitability and comprising 67% of the total target award, and

2)	Sales Growth, measuring growth and comprising 33% of the total target award.

3)

In addition, relative Total Shareholder Return (rTSR) will act as a modifier for the performance such that Martin Marietta’s performance will be measured against the S&P 500, and will modify the total award by a range of -20% to +20%.

The following table summarizes the weighting of our PSU performance measures:

Cumulative Adjusted EBITDA	Cumulative Sales Growth	Relative TSR Modifier

67%	33%	+/-20%

Adjusted EBITDA and Sales Growth are two of the drivers of our performance and metrics of significance to our investors. The total payout opportunity for PSUs in 2024 was 0% to 240%: 50% of target if the threshold level is satisfied, 100% of target if the target level is satisfied, and 200% of target if the maximum level is satisfied. The rTSR modifier over the three-year measurement period is then applied to the final award to adjust it up or down by up to 20%. The threshold must be satisfied to receive PSUs for each performance metric. If the threshold is not met, none of the PSUs relating to that metric will vest.

Performance for each metric is measured independently, so PSUs can be earned as long as the threshold is satisfied for at least one metric. The “Target” level is generally viewed as achievable although it has not been achieved every year. The “Maximum” level is attainable if we outperform in the area measured. PSU payments are capped at the target level if three-year TSR is negative.

The performance will be measured in February 2027 for the three-year period beginning January 2024 through December 2026 to determine if the Company’s (1) the three-year cumulative Adjusted EBITDA against the target identified in the PSU Award Agreement, and (2) the three-year cumulative Sales Growth against the target identified in the PSU Award Agreement are met. The payment amount will be further modified by the rTSR for the three-year period as against the S&P 500, as set forth in the PSU Award Agreement. The Committee in its discretion may adjust the final award values only as set forth in the Agreement, either collectively or on an individual basis, in recognition of factors that are unusual or nonrecurring.

Over the three-year performance period, up to one-third of the target PSUs may be locked-in each year, subject to the rTSR modifier, based on one-third of the three-year cumulative Adjusted EBITDA and Sales Growth goals. Each year, any earned PSUs are not distributed until the end of the three-year measurement period when the cumulative three-year performance is determined. The actual PSUs will equal the greater of the total PSUs earned for each of the annual periods or the amount earned for cumulative three-year performance (capped at 200% of target). The final amount of earned PSUs to be distributed is then subject to the three-year rTSR modifier.

The PSUs will convert to unrestricted common stock and be distributed to the extent that the performance goals have been met, which will be determined in February 2027. These awards are also generally subject to continued employment through the date the PSUs vest. The actual financial performance targets and achievement against those targets will be disclosed at the end of the three-year performance period.

Selection of Relative TSR

We selected rTSR for the PSUs to measure our performance against the companies in the S&P 500 index. We recognize that every industry faces different challenges and opportunities, and that the S&P 500 index does not perfectly correlate to

60 2025 PROXY STATEMENT

SELECTION OF RELATIVE TSR ◆ COMPENSATION DISCUSSION AND ANALYSIS

the environment in which Martin Marietta operates. However, we believe that the majority of similar companies in the building construction materials industry are not publicly-held companies or are not U.S. companies, and therefore accurate information to potentially use as comparisons is not readily available. As a result, we believe that comparing our TSR against the S&P 500 index is appropriate because (1) it measures the interest of investors for whom we compete, (2) there is no consensus of a significantly better peer group with readily available comparable financial information; and (3) by using rTSR as a modifier rather than a primary measurement, we give our other performance measures more weight and their focus on profitability and growth both provide long-term value creation.

We believe that Adjusted EBITDA, Sales Growth and rTSR metrics drive the behaviors of our management team in ways that are intended to create the most value for our shareholders.

RSU Awards (45% of LTI Award)

RSUs vest in three equal portions, each on the anniversary of the grant date (February 23, 2024) over a period of three years, subject generally to continued employment through each one of those anniversaries. Once the restricted period ends (each anniversary for one third of the total RSU award), the recipient will be issued unrestricted shares of common stock (minus applicable taxes). The Committee believes that time-based RSUs align executive officers’ interests with those of shareholders, provides significant retentive characteristics and balances the significant amount of performance-based compensation provided, including the transition to the formulaic performance-based short term incentive award in 2023.

2024-2026 Performance Goals

In setting minimum and maximum levels of payment, we reviewed historical levels of performance against our long-range plan commitments and conducted sensitivity analyses on alternative outcomes focused on identifying likely minimum and maximum boundary performance levels. Levels between 100% and the minimum and maximum levels were derived using linear interpolation between the performance hurdles.

The specific Adjusted EBITDA and Sales Growth target values for the 2024-2026 PSUs are not publicly disclosed at the time of grant due to the proprietary nature and competitive sensitivity of the information. We discussed this approach to forward-looking targets with shareholders as part of our 2023 outreach efforts, and shareholders are supportive of keeping the targets confidential until the awards vest and are distributed. We have presented the target level for each of these metrics by reference to our internal plan level and quantified these amounts above and below that level for the maximum and threshold levels, respectively. The method used to calculate the awards will be based on actual performance compared to our 2024-2026 targets, with straight-line interpolation between points. The individual award agreements require the adjustment of goals to ensure that the ultimate payouts are not impacted to the benefit or detriment of management by specified events, such as unplanned pension contributions, changes in GAAP accounting standards or impact of an acquisition or divestiture. The Committee may exercise its discretion to reduce the final vesting percentage to no more than target if the Company’s three-year TSR is less than zero.

In setting performance goals for the three-year PSUs awarded in 2024, the Committee considered various factors and received advice from its independent compensation consultant in choosing the metrics and establishing the goals, including:

•	The metrics reflect drivers of our performance and we believe are important to our investors.

•	The goals are consistent with our business plan and positive over prior year.

•	We have a history of setting challenging target and maximum goals.

In addition, we have looked at the alignment of our payouts with the Company’s performance, including TSR, and found that pay and performance are aligned.

MARTIN MARIETTA 61

COMPENSATION DISCUSSION AND ANALYSIS ◆ 2024-2026 PERFORMANCE GOALS

2024 Performance Goals and Metrics

Relative TSR (Modifier +/- 20%)*		Adjusted EBITDA (67%)***		Sales Growth (33%)

TSR Percentile Achievement	Payout Factor	EBITDA Achievement	Payout Factor**	Sales Growth Achievement	Payout Factor**

≥ 75th	+20% (Maximum)	Plan Level plus ≥ $0.55B	200% (Maximum)	Plan Level plus ≥ 8.0%	200% (Maximum)

50th	0% adjustment (Target)	Plan Level EBITDA	100% (Target)	Plan Level	100% (Target)

≤ 25th	-20% (Threshold)	Plan Level minus $2.01B	50% (Threshold)	Plan Level minus 4.0%	50% (Threshold)

		Plan Level minus > $2.01B	0%	Plan Level minus > 4.0%	0%

*

rTSR is calculated as (i) the average of our closing stock price over the final 20 trading days of the measurement period, minus the average of our closing stock price over the first 20 trading days of the measurement period, plus the value of reinvested dividends divided by (ii) the average of our closing stock price over the first 20 trading days of the measurement period, and is measured against each of the companies in the S&P 500 index (excluding any Companies acquired during the measurement period).

**	Threshold and maximum are a percentage of the target.
***

Adjusted EBITDA for this purpose is calculated in the same manner as set forth in the reconciliations as provided in Appendix B, which includes adjustments for certain nonrecurring items in accordance with the award agreements.

2022-2024 PSU Award Payouts

PSUs that were granted in 2022 were structured similarly to the PSUs awarded in 2024. These PSUs vested on December 31, 2024, because the applicable performance criteria were satisfied, and were certified and paid out in February 2025. The PSU payouts for the three-year performance period ended December 31, 2024 were calculated by comparing actual corporate performance for each metric for the period January 1, 2022 through December 31, 2024, against a table of payment levels from 0% to 200% (with the 100% payout level being considered target) established at the beginning of the performance period.

For the three-year performance period ended December 31, 2024, the actual results were 233% of target. The results were above the targeted level for each metric. Adjusted EBITDA (weighted 67%) was $6.02 billion compared to our pre-established target of $5.36 billion and generated a 134% weighted payout factor and Sales Growth (weighted 33%) was 33.14% compared to our pre-established target of 6.0% and generated a 66% weighted payout factor. The rTSR modifier, which provides for an adjustment up or down of up to 20%, resulted in a 116.5% adjustment as our TSR over the three-year measurement period was at the 70.6 percentile of S&P 500 companies over the same period. The awards are calculated pursuant to the provisions provided in the award agreements. The Committee cannot make any adjustments to the final payout factor beyond the adjustments specified in the award agreements.

Measure	Threshold Target (50%)	Performance Target (100%)	Maximum Target (200%)	Performance Result	Weighting	Weighted Payout Earned

Adjusted EBITDA	$3.79B	$5.36B	$5.87B	$6.02B	67%	134%

Sales Growth	3.0%	6.0%	12.0%	33.14%	33%	66%

Relative TSR	25th Percentile	50th Percentile	75th Percentile	70.6 Percentile	+/-20%	116.5% of total award

Total Final Payout						233% of target

62 2025 PROXY STATEMENT

2022-2024 PSU AWARD PAYOUTS ◆ COMPENSATION DISCUSSION AND ANALYSIS

Based on a weighted payout factor of 233%, the following table shows the payouts under the 2022-2024 PSUs.

Payment Calculation for PSUs Granted in 2022 Certified on February 18, 2025
NEO	Target Units Granted in 2022 (shares)	Payout (shares)

C. Howard Nye	10,107	23,550

James A. J. Nickolas	1,843	4,295

Roselyn R. Bar	1,872	4,362

Robert J. Cardin	929	2,165

Michael J. Petro	1,053	2,454

Ongoing Corporate Governance Policies

We endeavor to maintain good corporate governance standards relating to our executive compensation policies and practices, including the following that were in effect during 2024 that directly impacted compensation:

•	The Committee is comprised solely of independent Directors who regularly schedule and meet in executive sessions without management present.

•	The Committee’s independent compensation consultant is retained directly by the Committee.

•

The Committee conducts an annual review of and approves our compensation strategy, including a review of our compensation-related risk profile, to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on the Company.

•	We pay for performance, with approximately 90% of our CEO’s total target pay opportunity being performance-based “at-risk” compensation.

•	We cap PSU payments at target if three-year TSR is negative, regardless of our ranking.

•	We limit perquisites and other benefits.

Compensation Decision Process

Role of Management and the Committee

The Committee is responsible for carrying out the philosophy and objectives of the Board of Directors related to executive compensation in addition to its responsibilities of overseeing the development and succession of executive management of Martin Marietta. The Committee has the authority to determine compensation and benefits for Martin Marietta’s executive officers. The Committee members are each non-employee, independent Board members pursuant to the NYSE rules, and the Committee operates pursuant to a written charter, a copy of which can be viewed on Martin Marietta’s website at ir.martinmarietta.com/corporate-governance.

The performance of the CEO and each other executive officer is reviewed regularly by the Committee. Based on this review, the Committee sets compensation for all executive officers. Compensation decisions with respect to the executive officers other than the CEO are based in part on recommendations by the CEO, with input from the Chief Human Resource Officer, with respect to salary adjustments and annual cash and equity awards. The Committee can accept, reject or modify any recommended adjustments or awards to executive officers. For the CEO, the Committee sets the levels of annual adjustments and awards based on the criteria it deems to be appropriate under the circumstances with input from the independent compensation consultant. There are no employment agreements between Martin Marietta and any executive officer of Martin Marietta, including the CEO.

MARTIN MARIETTA 63

COMPENSATION DISCUSSION AND ANALYSIS ◆ COMPENSATION DECISION PROCESS

Role of the Independent Compensation Consultant

The Committee retained Pay Governance, an independent compensation consultant, in accordance with the Committee’s charter.

The consultant reports directly to the Committee. The Committee retains sole authority to hire or terminate the consultant, approve its compensation, determine the nature and scope of services, and evaluate performance. The compensation consultant attends Committee meetings, either in person or by telephone, as requested, and communicates with the Committee Chair between meetings. The Committee makes all final decisions.

The compensation consultant’s specific roles include, but are not limited to, the following:

•	Advise the Committee on executive compensation trends and regulatory developments and other factors affecting executive officer compensation, as well as any other areas of concern or risk.

•	Provide a total compensation assessment for executives compared to peer companies and recommendations for executive pay.

•	Serve as a resource to the Committee Chair for meeting agendas and supporting materials in advance of each meeting.

•	Review and comment on proxy disclosure items, including this CD&A.

•	Advise the Committee on management’s pay recommendations.

Based on these activities, the compensation consultant makes recommendations regarding, and proposes adjustments to, our executive officer compensation program as it deems appropriate. While the consultant works closely with the appropriate members of our executive management team in performing these activities, the consultant reports directly to and is retained by the Committee on all executive compensation matters, and speaks to the Committee and the Chair of the Committee on a regular basis without management present.

Role of Peer Companies and Competitive Market Data

The Committee considered peer groups for two elements of the executive compensation program in 2024: the Compensation Peer Group, consisting of 17 companies that the Committee believes compete with us for talent, and the TSR Peer Group, consisting of the S&P 500, which the Committee believes compete with us for investors and is used to assess the achievement of rTSR measured for the PSU awards.

Annually, the Committee studies competitive total compensation market data provided by its independent compensation consultant. To assess competitive pay levels, the Committee reviews and approves the composition of our Compensation Peer Group. The following peer group criteria are considered:

•	Company size;

•	Company market cap;

•	Companies in similar industries based on Global Industry Classification Standard (GICS) code classifications;

•	Direct competitors for business and management talent that are publicly-traded in the United States;

•	Companies covered by the investment analysts that track Martin Marietta; and

•	Companies that include Martin Marietta in their compensation peer group.

64 2025 PROXY STATEMENT

COMPENSATION DECISION PROCESS ◆ COMPENSATION DISCUSSION AND ANALYSIS

The following companies comprised our Compensation Peer Group for 2024 base salary and long-term incentive pay decisions:

Albemarle Corporation	Dover Corporation	Lennox International Inc.	Owens Corning

Carlisle Companies Incorporated	Eastman Chemical	Masco Corporation	RPM International

Celanese Corporation	FMC Corporation	Newmont Corporation	Vulcan Materials Company

CF Industries Holdings, Inc.	Fortune Brands Innovations	Old Dominion Freight Line, Inc.	Westlake Chemical Corporation

Commercial Metals Company

The Committee studies competitive total compensation data from various sources, including proxy statements of the peer group. Since proxy statements do not provide precise comparisons by position to our executive officers, in 2024 the Committee also took into consideration published independent compensation surveys for each executive officer. Where available, size-adjusted market values were developed using regression analysis. This statistical technique accounts for revenue size differences within the compensation survey participants and develops an estimated market value for a similar-size company as Martin Marietta. The size-adjusted 50th percentile for total compensation is a key reference point for the Committee. On average, the target for our NEO total compensation opportunities is competitively positioned within a reasonable range of the size-adjusted 50th percentile.

Although the Committee uses the size-adjusted 50th percentile as its starting point in setting compensation levels, the compensation packages for executive officers may vary materially from it based on several factors. Market data, position, tenure, individual and organization performance, retention needs and internal pay equity have been the primary factors considered in decisions to increase or decrease compensation opportunities. Specifically, the Committee typically sets compensation levels below the size-adjusted 50th percentile for executive officers with relatively less relevant experience, less responsibility, less tenure with Martin Marietta and/or lower performance ratings. Conversely, if an officer consistently receives favorable performance ratings, accumulates years of service and expertise in relevant areas, has more responsibility and/or has significant other achievements, his or her compensation will typically be above the size-adjusted 50th percentile.

Other Compensation Program Features

Compensation Program Risk Assessment

We perform a thorough annual review of our compensation program structure and all compensation programs, which are also reviewed in detail with the Committee. We believe our executive pay is appropriate and provides necessary incentives to our executives to achieve our financial and strategic goals without encouraging them to take excessive risks in their business decisions. Our compensation structure does not include features that are reasonably likely to have a material adverse effect on the Company. Compensation program features that mitigate against risks include the following:

•	Our annual incentive compensation plan does not provide payment for poor individual or corporate performance, regardless of whether the failure to achieve target was outside management’s control.

•	There are caps on annual incentives and the long-term equity awards, even if the required performance-related criteria are exceeded.

•	A majority of the NEOs’ compensation is long-term, with equity grants vesting over three to five years, depending on the award.

•	Our compensation is not based on highly leveraged short-term incentives that encourage high risk investments at the expense of long-term value.

•	Long-term compensation to executive officers is based on specific performance measures that balance long-term growth and returns.

•	The Committee uses benchmarking data and the advice of its independent compensation consultant to keep compensation in line with typical market practices and appropriate to Martin Marietta’s needs.

•	We use a balanced portfolio of long-term incentive programs.

•	The Committee’s governance process requires review and approval of all compensation over a certain amount.

MARTIN MARIETTA 65

COMPENSATION DISCUSSION AND ANALYSIS ◆ STOCK-BASED AWARDS GENERALLY

Stock-Based Awards Generally

All of Martin Marietta’s active equity-based award plans have been approved by shareholders. Our Stock Plan requires a minimum vesting period for executives and other employees of 12 months for restricted stock or RSUs and a minimum vesting period of 36 months for stock options or stock appreciation rights (SARs). The Company has not issued SARs and has not issued stock options since 2015.

Stock Ownership Requirements

In 2018, the Board adopted robust formal Stock Ownership Guidelines for executive officers and members of the Board of Directors. These require the following ownership levels as a multiple of base salary or annual cash retainer, as applicable:

Title	Annual Base Salary Multiple

Chair, President and CEO	7 times

Other Executive Officers	5 times

Other Members of the Board of Directors	5 times

The following types of equity instruments count in determining stock ownership for purposes of these guidelines:

•	Shares owned separately by the covered person or owned either jointly with, or separately by, his or her immediate family members residing in the same household;

•	Shares held in trust for the benefit of the covered person or his or her immediate family members;

•	Shares purchased on the open market;

•	Shares obtained through stock option exercise (and not thereafter sold);

•	Vested shares pursuant to RSUs;

•	Unvested RSUs;

•	Shares held pursuant to deferred stock unit plans for Directors or executive officers; and

•	Shares acquired under the Company’s Savings and Investment Plan and similar plans or arrangements and if approved by shareholders, shares acquired pursuant to the ESPP

Covered persons who are employees are expected to meet these requirements within five years of the later of becoming a covered person or the date of adoption of the policy, whichever is later. Until such time as such covered person has met these requirements, he or she is expected to retain 50% of any shares of common stock received upon vesting of RSUs, deferred stock unit awards, PSUs, the exercise of stock options, and other similar equity awards, net of amounts withheld to pay taxes and the exercise price of stock options until the applicable Guideline level is met.

Stock ownership does not include vested or unvested stock options, unvested PSUs and vested or unvested stock appreciation rights.

All of the Company’s executive officers and members of the Board of Directors are in compliance with the Stock Ownership Guidelines.

We also require a holding period of annual cash incentive compensation converted to Martin Marietta share equivalents as described below, with vesting generally in three years. There is no additional holding period beyond the vesting date, however a significant portion of the executive compensation program is in the form of equity awards that vest over three years generally.

Our CEO and executive officers can invest a portion of each year’s cash bonus award, up to 50%, in common stock units of Martin Marietta. Stock is purchased at a 20% discount to the price on the grant date to account for the additional risk of taking a common stock unit payment in lieu of a risk-free cash payment.

66 2025 PROXY STATEMENT

ANTI-HEDGING AND PLEDGING POLICY
◆
 COMPENSATION DISCUSSION AND ANALYSIS

Anti-Hedging and Pledging Policy
Our policies including our Insider Trading Policy prohibit hedging and pledging of Martin Marietta stock by all directors and executive officers. Under our policies, directors and executive officers may not engage in any hedging or monetization transactions, such as puts, calls, options, other derivative securities, prepaid variable forward contracts, equity swaps, collars, exchange funds and short sales with respect to Company stock, the purpose of which is to hedge or offset any decrease in the market value of such stock. This policy also prohibits Directors and executive officers from purchasing Company stock on margin, borrowing against Company stock on margin, or pledging Company stock as collateral for any loan.
We have adopted an Insider Trading Policy governing the purchase, sale and other dispositions of the Company’s securities that applies to all Company personnel, including directors, officers, employees, and other covered persons. The Company also follows procedures for the repurchase of its securities. We believe that our Insider Trading Policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company.
Clawback Policy
We have a mandatory clawback policy that was adopted in 2023 to reflect Rule 10D of the Securities Exchange Act of 1934 as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act. The mandatory clawback policy requires recovery of incentive-based compensation from current and former executive officers (including all Section 16 officers) who received such compensation during the three years preceding the date that the Company is required to prepare an accounting restatement due to (i) the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or (ii) that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The amount of the recovery is based on the compensation amounts determined based on the restated financial information to the extent the amount previously paid based on the initially reported financial information exceeds that amount. The recovery is mandated without regard to whether any misconduct occurred or to an executive officer’s individual responsibility for the misstated financial information.
The new policy supplements our clawback policy adopted in 2018 that remains in place. Under this separate, standalone policy, if the Board determines that an officer’s intentional misconduct, gross negligence or failure to report such acts by another person was a contributing factor in requiring us to restate any of our financial statements or constituted fraud, bribery or another illegal act (or contributed to another person’s fraud, bribery or other illegal act) which adversely impacted our financial position or reputation, then the Board shall take such action as it deems in the best interest of the Company and necessary to remedy the misconduct and prevent its recurrence. Among other actions, the Board may seek to recover or require reimbursement of any amount awarded to the officer in the form of an annual incentive bonus or LTI award. There were no events requiring Board consideration of a clawback action under either of our clawback policies during 2024.
Our Use of Independent Compensation Consultants
The independent compensation consultant provides important information about market practices, the types and amounts of compensation offered to executives generally and the role of corporate governance considerations in making compensation decisions. The Committee’s charter authorizes it to retain outside advisors that it believes are appropriate to assist in evaluating executive compensation.
For 2024, the Committee continued to retain Pay Governance as an independent compensation consultant.
In connection with its retention of Pay Governance, the Committee considered the following factors in assessing Pay Governance’s independence:

•	Pay Governance does not provide any services to Martin Marietta other than compensation advisory services.

•	The compensation paid to Pay Governance is less than 1% of Pay Governance’s revenues.

MARTIN MARIETTA 67

COMPENSATION DISCUSSION AND ANALYSIS
◆
 OUR USE OF INDEPENDENT COMPENSATION CONSULTANTS

•	Pay Governance has business ethics and insider trading and stock ownership policies, which are designed to avoid conflicts of interest.

•	Pay Governance employees supporting the engagement do not own Martin Marietta securities.

•	Pay Governance employees supporting the engagement have no business or personal relationships with members of the Compensation Committee or with any Martin Marietta executive officer.
The nature and scope of Pay Governance’s engagement was determined by the Committee and not limited in any way by management. The Committee also considered Pay Governance Global Business Standards intended to address potential conflicts of interests with respect to their executive compensation consulting services and the other factors required to be considered by applicable SEC and NYSE rules in approving the Committee’s engagement of Pay Governance for 2024. Based on this review, the Committee did not identify that Pay Governance had any conflicts of interest that would prevent Pay Governance from independently advising the Committee. Pay Governance did not provide any additional services beyond those relating to director and executive officer compensation in an amount in excess of $120,000 in 2024.
Practice Regarding Timing of Equity Grants
The stock purchase awards under our Incentive Stock Plan and the PSUs and RSUs awarded under our LTI program, each as described above, were granted in 2024 at the Committee’s regularly scheduled meetings in February following the public announcement of financial results for the prior year. Newly hired executive officers may, subject to the discretion of the Committee, receive an award of RSUs as of the date of their hire. The number of such RSUs is based on the average Martin Marietta stock price for the
20-day
period ending on the date of the grant or the first date of employment, whichever is later. The Committee’s schedule is determined several months in advance and the proximity of any awards to earnings announcements or other market events is coincidental.
Our practice with regard to the timing of equity grants is:

•	No equity award may be backdated. A future date may be used if, among other reasons, the Committee’s action occurs in connection with a new employee who has not yet commenced employment.

•
Proposed equity awards are presented to the Committee in February of each year.
Off-cycle
awards may be considered in the Committee’s discretion in special circumstances, which may include hiring, retention or acquisition transactions.

In addition, our existing stock award plan prohibits repricing of stock options or paying cash for underwater stock options. The Company has not issued SARs or stock options since 2015 and, for that reason, does not have a current practice with respect to the timing of such awards relative to its announcement of material non-public
information. In the event that the Committee were to determine to award SARs and stock options, it would adopt a policy with respect to the timing of such awards relative to the announcement of material information that would affect the value of such awards.
Perquisites
Martin Marietta provides executives with perquisites that the Committee believes are appropriate, reasonable and consistent with its overall compensation program to better enable Martin Marietta to attract and retain superior employees for key positions. The Committee periodically reviews the types and levels of perquisites provided to the NEOs. The value of each of the NEO’s perquisites, determined in accordance with SEC rules, is included in the annual compensation set forth in the Summary Compensation Table.
In 2024, we provided personal use of leased automobiles to NEOs. We pay for the insurance, maintenance and fuel for such vehicles, and the value of personal mileage and use is charged to the NEO as imputed income. We make the company-owned aircraft available to the CEO and other senior executives for business travel. If the NEO is accompanied by his or her spouse on such trips, that use is included in the NEO’s taxable income for the year and the incremental cost, if any, is included as “All Other Compensation” in the Summary Compensation Table required to be included in our Proxy Statement for that year. Martin Marietta also provides to executive officers, as well as most other salaried employees, certain other fringe benefits such as tuition reimbursement, airline club dues, professional society dues, and food and recreational fees incidental to official company functions. We do not provide other perquisites, such as country club memberships or financial planning services, to the NEOs or other employees.

68 2025 PROXY STATEMENT
◆
 PAY VERSUS PERFORMANCE

RETIREMENT AND OTHER BENEFITS ◆ COMPENSATION DISCUSSION AND ANALYSIS

Retirement and Other Benefits

In order to maintain market competitive levels of compensation, we provide retirement and other benefits to the NEOs and other employees, including:

•	Medical and dental benefits

•	Life, accidental death and disability insurance

•	Pension and savings plans

The benefits under the defined benefit pension plan are more valuable for employees who remain with Martin Marietta for longer periods, thereby furthering our objectives of retaining individuals with more expertise in relevant areas and who can also participate in management development for purposes of executive succession planning. All of Martin Marietta’s salaried employees in the United States are eligible to participate in our retirement and other plans, and the NEOs participate in the plans on the same terms as Martin Marietta’s other salaried employees.

Additional information regarding these benefits is under the heading Pension Benefits Table on page 76 and the accompanying narrative.

Potential Payments upon Termination or Change of Control

We do not have written employment agreements with executives. Instead, each of our NEOs has a change of control severance agreement (an Employment Protection Agreement) that provides for retention and continuity in order to minimize disruptions during a pending or anticipated change of control. The agreements are triggered only by a qualifying termination of employment in connection with a change of control. Martin Marietta’s equity-based award plans and retirement plans also provide for certain post-termination payments and benefits. The Committee believes these payments and benefits are also important to align the interests of the executive officers with the interests of the shareholders because the agreements will reduce or eliminate the reluctance to pursue potential change of control transactions that may ultimately lead to termination of their employment but would otherwise be in the best interests of our shareholders. The Employment Protection Agreements are described on page 78 of this Proxy Statement.

Tax and Accounting Implications

In administering the compensation program for NEOs, for awards made in 2024 the Committee considered tax consequences, including the limit on deductibility on compensation in excess of $1 million to certain executive officers under Section 162(m) of the Internal Revenue Code and the consequences under financial accounting standards.

While the Committee considers the tax deductibility as one factor in determining executive compensation, the Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program to attract talent, promote retention, or recognize and reward desired performance even if the awards are not deductible for income tax purposes.

MARTIN MARIETTA 69

Executive Compensation

Executive Officer Compensation

The following tables show annual and long-term compensation, for services in all capacities to Martin Marietta, earned by the Chief Executive Officer, the Chief Financial Officer, and the three other most highly compensated executive officers in 2024, which we refer to collectively in this Proxy Statement as the “named executive officers” or “NEOs.” These tables and the accompanying narratives should be read in conjunction with the Compensation Discussion and Analysis section of this Proxy Statement, which provides a detailed overview of the methods used by Martin Marietta to compensate its officers, including the named executive officers.

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of the named executive officers for the fiscal years set forth below. Martin Marietta has not entered into any employment agreements with any of the named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)[1]	Bonus ($)	Stock Awards ($)[2]	Option Awards ($)[3]	Non-Equity Incentive Plan Compensation ($)[4]	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)[5]	All Other Compensation ($)[6]	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

C. Howard Nye Chair, President and CEO	2024	1,285,000		9,295,192		1,942,872	5,154,637	39,062	17,716,763
	2023	1,285,000		8,580,337		3,453,842	5,132,284	37,422	18,488,885
	2022	1,285,000		7,316,720		2,878,400	1,266,898	37,233	12,784,251

James A. J. Nickolas Executive Vice President and CFO	2024	713,387		2,033,656		963,132	631,079	32,234	4,373,488
	2023	680,500		1,252,003		1,701,933	631,870	29,254	4,295,560
	2022	630,000		1,334,186		803,558		28,594	2,796,338

Roselyn R. Bar Executive Vice President, General Counsel and Corporate Secretary	2024	713,387		2,322,858		673,930	1,580,918	54,071	5,345,164
	2023	686,750		1,785,893		1,202,160	1,557,787	46,719	5,279,309
	2022	642,500		1,639,900		665,000	94,491	38,161	3,080,052

Robert J. Cardin[7] Senior Vice President, Controller and Chief Accounting Officer[7]	2024	449,034		987,548		545,638	433,807	36,027	2,452,054
	2023	430,562		593,407		930,218	320,612	33,986	2,308,785

Michael J. Petro[7] Senior Vice President, Strategy and Development	2024	414,167		911,193		503,269	185,082	25,410	2,039,121
	2023	396,667		547,180		892,725	165,198	25,676	2,027,446

1	The amounts in column (c) reflect the base salary actually paid.
2

The amounts in column (e) reflect the aggregate grant date fair value of awards made in the year reported, determined in accordance with FASB ASC Topic 718 (without any assumption for early forfeiture), of awards of RSUs and awards of PSUs, which are described in more detail on pages 59-63 under the heading “2024 Long-Term Incentive Compensation Overview.” The amounts included in the table reflects the value of the units granted, which are subject to forfeiture if the executive does not remain in the employment of Martin Marietta for the requisite time period (generally three years) or if Martin Marietta does not achieve the performance criteria, where applicable. The amounts reported include the amounts of cash bonuses deferred in common stock units by each named executive officer pursuant to Martin Marietta’s Incentive Stock Plan, which is discussed in further detail on page 59 under the heading “Annual Incentive Feature: Stock Purchase Plan”. The amount in column (e) includes PSUs based on the target level of performance. Assuming the maximum payout under the PSUs granted in 2024, whose payout will be determined in February 2027 based on the Company’s performance in 2024-2026, the amounts reported above for 2024 would be as follows: Mr. Nye, $11,575,368; Mr. Nickolas, $2,781,744; Ms. Bar, $2,781,744; Mr. Cardin, $1,350,888; and Mr. Petro, $1,246,644. Assumptions used in the calculation of these amounts are included in Note K to Martin Marietta’s audited financial statements for the fiscal year ended December 31, 2024, included in Martin Marietta’s Annual Report on Form 10-K filed with the SEC on February 21, 2025. The amounts of cash bonus deferred in 2024 for each named executive officer are included in column (e) as follows: Mr. Nye, $832,728; Mr. Nickolas, $0; Ms. Bar, $289,202; Mr. Cardin, $0; and Mr. Petro, $0.

3	The Company does not issue SARs and has not granted any stock options since 2015. The Stock Plan prohibits share recycling for stock options or SARs.
4

The amounts in column (g) for 2024 reflect the cash paid to the named individuals earned in 2024 and paid in 2025 under annual incentive arrangements discussed in further detail beginning on page 56 under the headings “2024 Annual Cash Incentive Goals and Results” and “2024 Actual Incentive Cash Earned,” and not deferred pursuant to Martin Marietta’s Incentive Stock Plan, which is discussed in further detail on page 59 under the heading “Annual Incentive Feature: Stock Purchase Plan.”

70 2025 PROXY STATEMENT

GRANTS OF PLAN-BASED AWARDS ◆ EXECUTIVE COMPENSATION

5

The amounts in column (h) reflect the aggregate increase in the actuarial present value of the named executive officer’s accumulated benefits during 2024, 2023 and 2022, respectively, under all defined benefit retirement plans established by Martin Marietta determined using interest rate and mortality rate assumptions consistent with those used in Martin Marietta’s financial statements and include amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested.

6

The amount shown in column (i) for 2024 reflects for each named executive officer: matching contributions allocated by Martin Marietta to each of the named executive officers pursuant to the Savings and Investment Plan, which is more fully described on page 74 under the heading “Retirement and Other Benefits” in the following amounts: Mr. Nye, $12,075; Mr. Nickolas, $12,075; Ms. Bar, $12,075; Mr. Cardin, $12,075, and Mr. Petro, $12,075; the value attributable to life insurance benefits provided to the named executive officers, which is more fully described on page 69 under the heading “Retirement and Other Benefits” in the following amounts: Mr. Nye, $15,444; Mr. Nickolas, $5,382; Ms. Bar, $29,718; Mr. Cardin, $4,936; and Mr. Petro, $685 the value attributable to personal use of leased automobiles provided by Martin Marietta in the following amounts: Mr. Nye, $10,388; Mr. Nickolas, $14,777; Ms. Bar, $12,278; Mr. Cardin, $19,016; and Mr. Petro, $12,650. These values are included as compensation on the W-2 of named executive officers who receive such benefits. Each such named executive officer is responsible for paying income tax on such amount.

7	Mr. Cardin and Mr. Petro were not named executive officers for purposes of the Summary Compensation Table in 2022.

Grants of Plan-Based Awards

The table below shows each grant of an award made to a named executive officer in the fiscal year ended December 31, 2024. This includes equity awards made to the named executive officers under the Stock Plan and the Incentive Stock Plan.

Grants of Plan-Based Awards Table

		Estimated Future Payouts Under Non-Equity Incentive Plan Award			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	Grant Date Fair Value of Stock and Option Awards[4] ($) (j)
Name (a)	Grant Date (b)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
		(c)	(d)	(e)	(f)	(g)	(h)

C. Howard Nye	02/21/25[1]		1,439,200	5,250,000		1,574	5,742		771,008
	02/23/24[2]				3,243	8,106	19,455		4,823,070
	02/23/24[3]							6,633	3,639,394

James A. J. Nickolas	02/21/25[1]		713,387	7,500,000		—	—		—
	02/23/24[2]				780	1,948	4,676		1,159,060
	02/23/24[3]							1,594	874,596

Roselyn R. Bar	02/21/25[1]		499,371	5,250,000		547	5,742		267,942
	02/23/24[2]				780	1,948	4,676		1,159,060
	02/23/24[3]							1,594	874,596

Robert J. Cardin	02/21/25[1]		404,131	7,500,000		—	—		—
	02/23/24[2]				379	946	2,271		562,870
	02/23/24[3]							774	424,678

Michael J. Petro	02/21/25[1]		372,750	7,500,000		—	—		—
	02/23/24[2]				350	873	2,096		519,435
	02/23/24[3]							714	391,758

1

The amounts shown in this row reflect the annual bonus that could have been earned in 2024, payable in 2025, pursuant to the Executive Cash Incentive Plan. For each named executive officer, column (c) reflects no award would be earned if the threshold level is not achieved, provided that the minimum amount for the payout will be 50% of target if the Company successfully pays an unreduced dividend in the year and records positive Net Earnings Attributable to Martin Marietta and the minimum amount for the payout will be 100% of target if the criteria for the 50% minimum payout level are met and the Company’s one-year operating margin ranks in the top three of six direct publicly traded peers. The amounts shown in columns (d) and (e) reflect the portion of the annual bonus that would have been paid in cash if, respectively, target and maximum performance was achieved for the year (i.e., after reduction for the total portion that would be deferred pursuant to the Incentive Stock Plan pursuant to voluntary deferrals). The amounts shown in columns (g) and (h) reflect the portion of the annual bonus that would have been deferred pursuant to the Incentive Stock Plan if, respectively, target and maximum performance was achieved for the year, inclusive of the 20% discount. Participants in the Incentive Stock Plan for 2024 were approved on May 11, 2024. These awards are discussed under the heading “Annual Incentive Feature: Stock Purchase Plan” on page 59. The actual amounts paid are reflected in the Summary Compensation Table on page 70.

2

The amounts shown in columns (f), (g) and (h) reflect the threshold, target and maximum, respectively, levels of PSUs payable if the performance measurements are satisfied in the period 2024-2026. These awards are discussed under the heading “2024 Long-Term Incentive Compensation” on pages 59-63.

3

The amounts shown in column (i) reflect the number of RSUs granted in 2024 to each of the named executive officers pursuant to the Stock Plan. These awards are discussed under the heading “2024 Long-Term Incentive Compensation” on pages 59-63. These awards are also included in column (e) of the Summary Compensation Table on page 70.

4

The amounts shown in column (j) reflect the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718. No options to purchase shares of Martin Marietta’s common stock were granted in 2024.

MARTIN MARIETTA 71

EXECUTIVE COMPENSATION ◆ GRANTS OF PLAN-BASED AWARDS

Stock-based incentive awards have been a significant component of Martin Marietta’s management compensation. In 1998, the Board of Directors adopted and Martin Marietta’s shareholders approved the Stock Plan. In 2016, the Board of Directors and the shareholders approved amendments to the plan increasing the number of shares of Martin Marietta’s common stock available for equity awards. They also approved amendments to the plan designed to more directly tie long-term compensation incentives to Martin Marietta’s performance and enhance flexibility in structuring long-term incentive compensation packages by providing a mix of different types of long-term stock-based incentives. In addition, the amendments provided that dividend equivalents that would have been paid in cash during the vesting period will be paid only if and when an award vests.

As amended, the Stock Plan authorizes the Management Development and Compensation Committee to award stock options, restricted stock and other stock-based incentive awards to employees of Martin Marietta for the purpose of attracting, motivating, retaining and rewarding talented and experienced employees. Since 2016, Martin Marietta’s long-term compensation program has consisted of a mix of RSUs and PSUs for senior level employees and other select employees.

Vesting of the PSU awards granted in 2024 is based on the achievement by Martin Marietta of performance measures described under “2024 Long-Term Incentive Compensation” on pages 59-63.

A maximum of 5,800,000 shares of Martin Marietta’s common stock are authorized under the plan for grants to key employees. Each award under the plan is evidenced by an award agreement setting forth the number and type of stock-based incentives subject to the award and such other terms and conditions applicable to the award as determined by the Committee. No employee may receive annual grants for more than 300,000 shares of common stock with respect to (i) full-value awards or (ii) stock options or stock appreciation rights.

72 2025 PROXY STATEMENT

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END ◆ EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

The table below shows for each of the named executive officers’ information with respect to the stock unit awards (columns (g) and (h)) that have not vested and equity incentive plan awards (columns (i) and (j)) outstanding on December 31, 2024. There are no unexercised stock options for the NEOs.

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units Of Stock That Have Not Vested[1] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have not Vested (#)	Equity Incentive Plan Awards: Market Payout Value or Unearned Shares, Units or Other Rights That Have Not Vested[1] ($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)

C. Howard Nye					2,756[2]	1,423,474	10,107[7]	5,220,266
					5,620[3]	2,902,730	10,305[8]	5,322,533
					6,366[4]	3,288,039	8,106[9]	4,186,749
					3,373[6]	1,742,155

James A. J. Nickolas					502[2]	259,283	1,843[7]	951,910
					991[3]	511,852	1,817[8]	938,481
					1,594[4]	823,301	1,948[9]	1,006,142

Roselyn R. Bar					510[2]	263,415	1,872[7]	966,888
					1,006[3]	519,599	1,844[8]	952,426
					1,529[4]	789,729	1,948[9]	1,006,142
					984[5]	508,236
					1,174[6]	606,371

Robert J. Cardin					253[2]	130,675	929[7]	479,829
					470[3]	242,755	861[8]	444,707
					774[4]	399,771	946[9]	488,609

Michael J. Petro					287[2]	148,236	1,053[7]	543,875
					433[3]	223,645	794[8]	410,101
					714[4]	368,781	873[9]	450,905
					846[10]	436,959

					1,605[11]	828,983

1	Based on the closing price of $516.50 of our common stock as of December 31, 2024.
2	RSU restrictions lapsed on February 18, 2025.
3	RSU restrictions lapse ratably in installments on February 24, 2025 and February 24, 2026.
4	RSU restrictions lapse ratably in installments on February 23, 2025, February 23, 2026 and February 23, 2027.
5	Incentive Stock Plan units restrictions lapse on December 1, 2025.
6	Incentive Stock Plan units restrictions lapse on December 1, 2026.
7

The amount for these outstanding awards of PSUs are presented at the target performance levels. The awards generally vested at December 31, 2024. Actual payouts were certified by the Management Development and Compensation Committee on February 18, 2025 in the following number of shares: Mr. Nye, 23,550; Mr. Nickolas, 4,295; Ms. Bar, 4,362; Mr. Cardin, 2,165; and Mr. Petro, 2,454.

8	The amount for these outstanding awards of PSUs are presented at the target performance levels. The awards generally vest at December 31, 2025.
9	The amount for these outstanding awards of PSUs are presented at the target performance levels. The awards generally vest at December 31, 2026.
10	RSUs fully vest subject to continued employment on August 2, 2026.
11	RSUs fully vest subject to continued employment on January 5, 2027.

MARTIN MARIETTA 73

EXECUTIVE COMPENSATION ◆ OPTION EXERCISES AND STOCK VESTED

Option Exercises and Stock Vested

The table below shows on an aggregated basis for each of the named executive officers information on the vesting of stock, including RSUs, PSUs and Incentive Stock Plan units, during the last completed fiscal year. None of the NEOs holds any outstanding stock options or stock appreciation rights for Martin Marietta’s common stock or other similar instruments.

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[1] ($)
(a)	(b)	(c)	(d)	(e)

C. Howard Nye			36,735	19,915,693

James A. J. Nickolas			5,802	3,106,933

Roselyn R. Bar			6,758	3,667,747

Robert J. Cardin			4,070	2,252,983

Michael J. Petro			3,430	1,848,170

1	The amounts in column (e) include the value of RSUs and PSUs at the time of vesting and the appreciation of units received under the Incentive Stock Plan.

Retirement and Other Benefits

In order to maintain market competitive levels of compensation, we provide retirement and other benefits to the named executive officers and other employees. The benefits under the defined benefit pension plan are more valuable for employees who remain with Martin Marietta for longer periods, thereby furthering Martin Marietta’s objectives of retaining individuals with more expertise in relevant areas and who can participate in management development for purposes of executive succession planning. All of Martin Marietta’s salaried employees in the United States are eligible to participate in the following retirement and other plans. The named executive officers participate in the plans on the same terms as Martin Marietta’s other salaried employees.

Pension Plan. We have a tax qualified defined benefit pension plan (Pension Plan) under which eligible full-time salaried employees of Martin Marietta who have completed five continuous years of employment with Martin Marietta, including the named executive officers, earn the right to receive certain benefits upon retirement on a reduced basis at or after age 55 and on an unreduced basis at or after age 62. Retirement benefits are monthly payments for life based on a multiple of the years of service and the final average eligible pay for the five highest consecutive years in the last ten years before retirement, less an offset for social security. The amount is equal to the sum of (A), (B) and (C) below:

(A)	1.165% of the participant’s final average eligible pay up to social security covered compensation, multiplied by the participant’s credited years of service up to 35 years;

(B)	1.50% of the participant’s final average eligible pay in excess of social security covered compensation, multiplied by the participant’s credited years of service up to 35 years; and

(C)	1.50% of the participant’s final average eligible pay multiplied by the participant’s credited years of service in excess of 35 years.

74 2025 PROXY STATEMENT

RETIREMENT AND OTHER BENEFITS ◆ EXECUTIVE COMPENSATION

Supplemental Excess Retirement Plan (SERP). We also have a non-qualified restoration plan that covers any employee in the Pension Plan, including the named executive officers, who are highly compensated and whose qualified plan benefit is reduced by Internal Revenue Code benefit or pay limits in Sections 415(b) and 401(a)(17). The plan is based on the same formula as the qualified Pension Plan described above. Benefits under our nonqualified plan are paid from our general assets.

Savings and Investment Plan. The Savings and Investment Plan is a tax-qualified defined contribution retirement savings plan pursuant to which all employees in the United States, including the named executive officers, are eligible to contribute up to 25% of pay on a before-tax basis or the limit prescribed by the Internal Revenue Service on a ROTH individual retirement account on an after-tax basis and up to an additional 17% of pay on an after-tax basis not to exceed a total of 25% of pay. We match 100% of the first 1% of pay and 50% of the next 5% of pay that is contributed by employees to the Savings and Investment Plan up to Internal Revenue Service limitations. We also make a true-up discretionary matching contribution in the following fiscal year for participants employed on the last working day of the plan year of the Savings and Investment Plan. All contributions as well as any matching contributions are fully vested upon contribution.

Nonqualified Deferred Cash Compensation. Martin Marietta allows the named executive officers and certain other employees who are eligible to participate in the Incentive Stock Plan (generally, vice president level or higher) to defer up to 80% of their salary and/or up to 100% of their annual cash incentive award that exceeds the Internal Revenue Code limit. Martin Marietta does not match participant deferrals and does not guarantee a stated rate of return. Deferrals under the Deferred Cash Compensation Plan are credited with earnings or debited for losses based on the results of the notional investment option or options selected by the participants, which are generally the same as the investment options available under the Savings and Investment Plan. Under the Deferred Cash Compensation Plan, deferrals are not actually invested in these funds, but instead are credited with earnings or debited for losses based on the funds’ investment returns. Because the rate of return is based on actual investment measures in our Savings and Investment Plan, no above-market earnings are credited, recorded, or paid. The Deferred Cash Compensation Plan is unfunded. This means that Martin Marietta does not set aside funds for the plan in a trust or otherwise. Participants have only the rights of general unsecured creditors and may lose their balances in the event of the company’s bankruptcy. Account balances are 100% vested at all times. An irrevocable distribution election is required before making any deferrals into the Deferred Cash Compensation Plan. Generally, a participant may elect to begin receiving a distribution of his or her account balance immediately upon separation from service or in annual installments over 2 to 10 years, which, for separation before retirement, death, disability or change of control as defined in the plan, is following a six-month waiting period after separation occurs. None of the named executive officers participated in the Deferred Cash Contribution Plan in 2024.

Retiree Medical. Eligible salaried employees who commenced employment with Martin Marietta prior to December 1, 1999 and who retire with at least 5 years of service are currently eligible for retiree medical benefits until age 65 and then will receive a one-time payment of $1,000 upon reaching age 65 (or upon retirement, if after reaching age 65). Eligible salaried employees who commenced employment with Martin Marietta between December 1, 1999 and December 31, 2001 and who retire with at least 15 years of service are currently eligible for retiree medical benefits until age 65. Eligible employees share the cost of retiree medical based on their years of service and a predetermined cap on total payments by Martin Marietta. Employees who commenced employment with Martin Marietta on or after January 1, 2002 are not eligible for retiree medical benefits. Mr. Nye, Mr. Nickolas, Mr. Cardin and Mr. Petro are not eligible for retiree medical benefits as each commenced employment with Martin Marietta after 2002.

Medical Insurance. Martin Marietta provides an opportunity to all of its salaried employees in the United States and the employees’ immediate family members to select health, dental and vision insurance coverage. Martin Marietta pays a portion of the premiums for this insurance for all employees. All employees in the United States, including the named executive officers, pay a portion of the premiums depending on the coverage they choose.

Life and Disability Insurance. Martin Marietta provides to all of its salaried employees in the United States, including the named executive officers, long-term disability and life insurance that provides up to 1.5 times base salary at no cost to the employee. All of our employees in the United States, including the named executive officers, can choose additional coverage and pay a portion of the premiums depending on the coverage they choose. In addition, Martin Marietta pays an amount equal to one year of base salary in the event of death of any active salaried employee.

MARTIN MARIETTA 75

EXECUTIVE COMPENSATION ◆ PENSION BENEFITS

Housing Allowance and Relocation Costs. Martin Marietta provides relocation benefits, including a housing allowance, to certain employees upon their employment with Martin Marietta or in conjunction with a job relocation or promotion.

Pension Benefits

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under our Pension Plan and SERP, determined using interest rate and mortality rate assumptions consistent with those used in Martin Marietta’s financial statements.

Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)[1]	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)

C. Howard Nye	Pension Plan	18.417	960,791
	SERP	18.417	25,527,692

James A. J. Nickolas	Pension Plan	7.417	243,133
	SERP	7.417	1,901,300

Roselyn R. Bar	Pension Plan	30.500	1,544,044
	SERP	30.500	11,584,482

Robert J. Cardin	Pension Plan	5.833	298,648
	SERP	5.833	979,145

Michael J. Petro	Pension Plan	9.167	137,819
	SERP	9.167	365,472

1

Amounts in column (d) reflect the valuation method and use the assumptions that are included in Notes A and K to Martin Marietta’s audited financial statements for the fiscal year ended December 31, 2024, included in Martin Marietta’s Annual Report on Form 10-K filed with the SEC on February 21, 2025.

The Pension Plan is a defined benefit plan sponsored by Martin Marietta and covers all of Martin Marietta’s executive officers, including the named executive officers, and substantially all of the salaried employees of Martin Marietta on a non-contributing basis. Compensation covered by the Pension Plan generally includes, but is not limited to, base salary, executive incentive compensation awards, lump sum payments in lieu of a salary increase, and overtime. The normal retirement age under the Pension Plan is 65, but unreduced early retirement benefits are available at age 62 and reduced benefits are available as early as age 55. The calculation of benefits under the Pension Plan is generally based on an annual accrual rate, average compensation for the highest consecutive five years of the ten years preceding retirement, and the participant’s number of years of credited service (1.165% of average compensation up to social security covered compensation for service up to 35 years and 1.50% of average compensation over social security covered compensation for service up to 35 years and 1.50% of average compensation for service over 35 years). Benefits payable under the Pension Plan are subject to current Internal Revenue Code limitations, including a limitation on the amount of annual compensation for purposes of calculating eligible remuneration for a participant under a qualified retirement plan ($345,000 in 2024). Martin Marietta’s SERP is a restoration plan that generally provides for the payment of benefits in excess of the Internal Revenue Code limits, which benefits vest in the same manner that benefits vest under the Pension Plan. The SERP provides for a lump sum payment of the vested benefits provided by the SERP subject to the provisions of Section 409A of the Internal Revenue Code. Mr. Nye and Mr. Cardin are eligible for early retirement, which allows for payment to employees who are age 55 or older with at least five years of service. Unreduced benefits are provided for retirements between ages 62 and 65, and reduced benefits are provided for retirements between ages 55 and 62 reflecting service-based, subsidized reductions. The present value of the Pension Plan and SERP benefit, respectively, for Mr. Nye, Ms. Bar and Mr. Cardin, if they had terminated on December 31, 2024 and began collecting benefits at age 55 or current age if older would be as follows: Mr. Nye, $960,791 and $25,527,692, respectively; Ms. Bar, $1,544,044 and $11,584,482, respectively and Mr. Cardin, $298,648 and $979,145, respectively. The amounts listed in the foregoing table are not subject to any deduction for Social Security benefits or other offset amounts.

76 2025 PROXY STATEMENT

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL ◆ EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change of Control

The discussion and tables below reflect the amount of potential payments and benefits to each of the named executive officers at, following, or in connection with any termination of such executive’s employment, including voluntary termination, involuntary not-for-cause termination, for-cause termination, normal retirement, early retirement, in the event of disability or death of the executive, and termination following a change of control. The amounts assume that such termination was effective as of December 31, 2024 and thus includes amounts earned through such time and are estimates of the amounts that would have been paid out to the executives upon their termination at such time. The actual amounts to be paid out can only be determined at the time of such executive’s actual separation from Martin Marietta.

Payments Upon Any Termination. Regardless of the manner in which the employment of a named executive officer terminates, he or she is entitled to receive the amounts earned during the term of employment, including cash compensation earned during the fiscal year, amounts contributed by the employee and Martin Marietta’s matching contributions to the Savings and Investment Plan, unused earned vacation pay and amounts accrued and vested through Martin Marietta’s Pension Plan and SERP.

Payments Upon Voluntary Termination. In addition to the amounts described under the heading Payments Upon Any Termination, upon a voluntary termination of employment, the named executive officer would be entitled to receive the lower of the amount of cash contributed to the Incentive Stock Plan or the current market value of the common stock units credited to the employee measured by the NYSE closing price of Martin Marietta’s common stock on the date of termination.

Payments Upon Involuntary Not-For-Cause Termination. In addition to the amounts described under the heading Payments Upon Any Termination, upon an involuntary termination of employment not for cause, the named executive officer would be entitled to receive a prorated share of the common stock units credited to him or her under the Incentive Stock Plan paid out as shares of common stock and the remaining cash contribution invested by the employee in the plan.

Payments Upon Involuntary For-Cause Termination. In the event of involuntary termination for cause, which is defined in the Employment Protection Agreement and the Stock Plan, the named executive officer would be entitled to receive the payments and benefits described under the heading Payments Upon Any Termination.

Payments Upon Retirement. In the event of the retirement at age 62 or above of a named executive officer, in addition to the items described under the heading Payments Upon Any Termination, the executive will receive a portion of the cash incentive bonus based upon performance and payable under the Executive Cash Incentive Plan that correlates to the percentage of the year in which the employee worked for the Company; will continue to hold all outstanding options unaffected by the retirement and retain such options for the remainder of the outstanding term; will continue to hold all awards of RSUs and PSUs for the remainder of the outstanding term unaffected by the retirement; will vest in all outstanding awards of common stock units under the Incentive Stock Plan; in the case of Ms. Bar, will be eligible to receive health and welfare benefits as described under the heading Retiree Medical on page 75; and will continue to receive life insurance coverage until death.

Payments Made Upon Early Retirement. In the event of retirement prior to reaching age 62 but on or after reaching age 55, the named executive officer will receive benefits as described under the heading Payments Upon Voluntary Termination. In addition, the named executive officer will receive reduced benefits of the type described under Pension Benefits on page 76 and may be eligible for benefits described under the heading Retiree Medical beginning on page 75 at a higher cost.

Payments Upon Death or Disability. In the event of the death or disability of a named executive officer, in addition to the payments and benefits under the heading Payments Upon Any Termination, the named executive officer or his or her estate will receive benefits under Martin Marietta’s long-term disability plan or life insurance plan, as applicable, and a death benefit payment, as applicable, equal to the then-current base salary of such employee paid under the Pension Plan plus one month base salary. In addition, in the event of death, all options will vest and the executor of their estate will have one year to exercise the options. In the event of disability, the executive will receive a portion of the cash incentive compensation based upon performance and payable under the Executive Cash Incentive Plan that correlates to the

MARTIN MARIETTA 77

EXECUTIVE COMPENSATION ◆ POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

percentage of the year in which the employee worked for the Company; will continue to hold all outstanding options unaffected by the disability and will retain such options for the remainder of the outstanding term; will continue to hold all awards of PSUs and RSUs for the remainder of the outstanding term unaffected by the disability; and will vest in all outstanding awards of common stock units under the Incentive Stock Plan.

Payments Upon or in Connection With a Change of Control. Martin Marietta has entered into Employment Protection Agreements, as amended from time to time, with each of the named executive officers. The purpose of these agreements is to provide Martin Marietta’s key executives with payments and benefits upon certain types of terminations within two years following a “Change of Control.” For purposes of the agreements, a Change of Control is generally defined as (i) the acquisition by any person, or related group of persons, of 40% or more of either the outstanding common stock of Martin Marietta or the combined voting power of Martin Marietta’s outstanding securities, (ii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of Martin Marietta’s assets following which Martin Marietta’s shareholders before such event fail to own more than 50% of the resulting entity, (iii) a change in the majority membership of the Board, or (iv) a liquidation or dissolution of Martin Marietta.

The agreements provide that if, within the two-year period following a Change of Control, an executive is terminated without “Cause” (as defined in the agreements) or terminates his or her employment with “Good Reason” (as defined in the agreements), Martin Marietta is obligated to pay the executive, in a lump sum, an amount equal to three times the sum of the executive’s base salary, annual bonus, and Martin Marietta’s match to the defined contribution plan; the payment of a pro-rata annual target bonus in the year of termination as determined under the Executive Cash Incentive Plan (for Mr. Nye such target bonus is 140% for purposes of the Employment Protection Agreement) and to provide continuation of health, medical and other insurance benefits for a period of three years following termination. The rationale for selecting these triggers is to encourage the named executive officers to remain focused on Martin Marietta, its performance and matters that are in the best interests of its shareholders rather than be distracted by the personal impact to their employment that the Change of Control may have. For purposes of the agreements, “base salary” means the highest annual rate of base salary that the executive received within the twelve-month period ending on the date of the Change of Control, and “annual bonus” means the executive’s highest annual bonus paid during the period beginning five years prior to the Change of Control and ending on the date of the executive’s termination of employment. Executives also are credited with an additional three years of service under the Pension Plan and are eligible to retire after age 55 without reduction in benefits and with a lump sum payment based on a 0% discount rate. Martin Marietta must also continue to provide the executive all benefits provided under Martin Marietta’s defined benefit and defined contribution retirement plans and provide the executive with the same retiree medical benefits that were in effect for retirees immediately prior to the Change of Control. The agreements also have confidentiality requirements to ensure that the executives do not disclose any confidential information relating to Martin Marietta.

The agreements were amended in December 2018 in response to the 2018 Say On Pay vote that was supported by 78.9% of the shareholders that voted. The amendments eliminated (1) the “gross up” payments that compensate the executives for any golden parachute excise taxes imposed under the Internal Revenue Code; (2) the “walk-right” if the executive voluntarily terminates his or her employment for any reason during the thirty-day period following the second anniversary of the Change of Control; and (3) the inclusion of the value of perquisites in the severance payment provided for in the agreements.

The term of the agreements is one year following their effective dates. On each anniversary date of the effective date, the agreements are renewed for one additional year, unless either party gives notice of its intent to cancel the automatic extension. If, prior to termination, a Change of Control occurs or the Board becomes aware of circumstances which in the ordinary course could result in a Change of Control, then under no circumstances will the agreements terminate prior to the second anniversary of the Change of Control.

In addition, the Stock Plan, pursuant to which equity-based awards are made to the executive officers, provides that upon the occurrence of a Change of Control of Martin Marietta as provided in the Employment Protection Agreements, all time periods for purposes of vesting in, or realizing gain from, any outstanding award under the plan will automatically accelerate. For purposes of such vesting, any performance criteria will be deemed achieved at the greater of target performance and actual performance, as measured through the date of the Change of Control. In December 2018, in response to the 2018 Say On Pay vote, the Company’s form of RSU award agreement and PSU award agreement were

78 2025 PROXY STATEMENT

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL ◆ EXECUTIVE COMPENSATION

changed such that future grants of RSUs and PSUs will require termination of the executive’s employment in connection with a Change of Control in order for accelerated vesting to occur.

Value of Payments Upon Termination. The following table shows the potential incremental value of payments to each of our named executive officers upon termination, including in the event of a Change of Control of Martin Marietta, assuming a December 31, 2024 termination date and, where applicable, using the NYSE closing price per share of our common stock of $516.50 on December 31, 2024 (the last trading day of 2024).

Potential Incremental Value of Payments Upon Termination or Change of Control at December 31, 2024

Name	Benefit or Payment[1]	Retirement ($)	Involuntary Not-for-Cause Termination ($)	Disability ($)	Death ($)	Change-of-Control

C. Howard Nye	Cash Severance[2]	—	—	—	—	18,658,200
	Unvested RSUs[3]	7,801,989	—	7,801,989	7,801,989	7,801,989
	Unexercisable Stock Options	—	—	—	—	—
	Unvested Incentive Stock Plan Units[4]	1,752,476	188,085	1,752,476	1,752,476	1,752,476
	PSUs[5]	15,579,224	—	15,579,224	15,579,224	15,579,224
	Retirement Plans[6]	—	—	—	—	16,473,613
	Health and Welfare Benefits[7]	—	—	—	—	58,476

James A. J. Nickolas	Cash Severance[2]	—	—	—	—	7,253,799
	Unvested RSUs[3]	1,605,107	—	1,605,107	1,605,107	1,605,107
	Unexercisable Stock Options	—	—	—	—	—
	Unvested Incentive Stock Plan Units[4]	—	—	—	—	—
	PSUs[5]	3,054,989	—	3,054,989	3,054,989	3,054,989
	Retirement Plans[6]	—	—	1,768,588	605,130	7,719,420
	Health and Welfare Benefits[7]	—	—	—	—	72,788

Roselyn R. Bar	Cash Severance[2]	—	—	—		7,686,930
	Unvested RSUs[3]	1,616,524	—	1,616,524	1,616,524	1,616,524
	Unexercisable Stock Options	—	—	—	—	—
	Unvested Incentive Stock Plan Units[4]	1,123,966	141,336	1,123,966	1,123,966	1,123,966
	PSUs[5]	3,083,196	—	3,083,196	3,083,196	3,083,196
	Retirement Plans[6]	—	—	—	—	8,164,930
	Health and Welfare Benefits[7]	—	—	—	—	27,724

Robert J. Cardin	Cash Severance[2]	—	—	—	—	4,146,654
	Unvested RSUs[3]	778,286	—	778,286	778,286	778,286
	Unexercisable Stock Options	—	—	—	—	—
	Unvested Incentive Stock Plan Units[4]	—	—	—	—	—
	PSUs[5]	1,461,244	—	1,461,244	1,461,244	1,461,244
	Retirement Plans[6]	—	—	172,528	—	2,389,094
	Health and Welfare Benefits[7]	—	—	—	—	67,503

Michael J. Petro	Cash Severance[2]	—	—	—	—	3,929,175
	Unvested RSUs[3]	2,056,800	—	2,056,800	2,056,800	2,056,800
	Unexercisable Stock Options	—	—	—	—	—
	Unvested Incentive Stock Plan Units[4]	—	—	—	—	—
	PSUs[5]	1,347,900	—	1,347,900	1,347,900	1,347,900
	Retirement Plans[6]	—	—	831,852	—	4,985,654
	Health and Welfare Benefits[7]	—	—	—	—	24,164

1

The table does not include information with respect to plans or arrangements that are available generally to all salaried employees and that do not discriminate in favor of executive officers. The table reflects the incremental value over the amounts to which the named executive officer would have been entitled on a voluntary resignation on December 31, 2024.

MARTIN MARIETTA 79

CEO PAY RATIO DISCLOSURE ◆

2	Assumes all earned base salary has been paid.
3	Reflects the estimated lump-sum intrinsic value of all unvested RSUs.
4	Reflects the difference between the value of the unvested Incentive Stock Plan share units at year-end and the amount of cash invested by the executive officer in the share units.
5	Reflects the estimated lump-sum intrinsic value of all unvested PSUs.
6

The table does not include information related to the form and amount of payments or benefits that are not enhanced or accelerated in connection with any termination that would be provided by Martin Marietta’s retirement plans, which is disclosed in the Pension Benefits Table and the accompanying narrative on page 76. Change of Control values include the incremental value of the benefit (including three times Martin Marietta’s match to the defined contribution plan) payable upon a qualifying termination of employment following a Change of Control.

7

Reflects the estimated incremental lump-sum present value of all future premiums that would be paid on behalf of the named executive officer under Martin Marietta’s health and welfare plans, including long-term disability and life insurance plans.

Required Pay Disclosures

CEO Pay Ratio Disclosure

The Company is required to disclose in its Proxy Statement the annual total compensation of the median-compensated employee of, generally, all Company employees (excluding the CEO), the annual total compensation of its CEO, and the ratio of the CEO compensation to the median employee’s compensation.

In 2024, the Company employed approximately 9,400 employees that were located primarily in the United States with a limited number of employees in Canada and The Bahamas.

As permitted by SEC rules, we may identify our median employee for purposes of providing any ratio disclosure once every three years and calculate and disclose total compensation for that employee each year; provided that, during the last completed fiscal year, there has been no change in the employee population or employee compensation arrangements that we reasonably believe would result in a significant change to the prior CEO pay ratio disclosure. We reviewed the changes in our employee population and employee compensatory arrangements and determined there has been no changes that would significantly impact the pay ratio disclosure. As a result, we are using the same median employee as we newly identified in the 2023 CEO pay ratio disclosure. The median compensated employee was identified for our 2023 CEO pay ratio disclosure using a consistently applied compensation measure, encompassing base salary, overtime, and incentive compensation with a performance period of one year or less (such as annual incentives and sales or other bonuses). As allowed under the SEC rules, base pay was annualized for employees hired during the year to reflect a full year of service and the de minimis exemption was applied to exclude approximately 80 employees located in Canada and The Bahamas.

We determined the required ratio by:

•	calculating the compensation based on a consistently applied measure as described above of all employees except the CEO, and then sorting those employees from highest to lowest;

•

determining the median employee from that list, including evaluating employees situated slightly above and below the calculated median to ensure the selected employee reflects our population as a whole; and

•	calculating the total annual compensation of our CEO and of the median-compensated employee using the same methodology required for the Summary Compensation Table.

The total annual compensation for our CEO for fiscal year 2024 was $17,716,763. The total annual compensation in 2024 for the median-compensated employee was $94,832. The resulting ratio of CEO pay to the pay of our median-compensated employee for fiscal year 2024 is 187 to one.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the median-compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the amount of compensation of the median-compensated employee and the pay ratio reported by other companies may not be comparable to our estimates reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

80 2025 PROXY STATEMENT

Pay Versus Performance
The Company is required to disclose in its Proxy Statement information that shows the relationship between “Compensation Actually Paid” as defined in Item 402(v) of Regulation
S-K
and the financial performance of the Company. The Management Development and Compensation Committee did not consider the Pay Versus Performance disclosure when making its executive pay or incentive compensation decisions for any of the years shown. For a discussion of how the Management Development and Compensation Committee seeks to align pay with performance when making compensation decisions, please review the Compensation Discussion and Analysis beginning on page 43. The table and notes below provide this disclosure for the fiscal years ending December 31, 2024, 2023, 2022, 2021 and 2020.

				Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)		Value of Initial Fixed $100 Investment Based on:
Year (1)	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO (2),(3) ($)					Total Shareholder Return (5) ($)	Peer Group Total Shareholder Return (5) ($)	Net Income ($)	Company Selected Measure (Adjusted EBITDA) (6) ($)

2024	17,716,763	16,189,220	(4)	3,552,457	3,410,604	(4)	191.44	150.95	1,995,810,000	2,065,910,000

2023	18,488,885	35,058,147		3,477,775	5,837,293		183.92	158.32	1,169,400,000	2,111,400,000

2022	12,784,251	6,452,731		2,438,871	1,415,556		123.76	133.61	866,740,000	1,617,010,000

2021	14,939,587	39,031,817		2,739,108	6,627,252		160.17	159.52	702,770,000	1,533,200,000

2020	12,818,588	12,254,009		2,618,321	2,456,130		102.59	121.61	721,050,000	1,392,820,000

(1)	The PEO and NEOs included in the above compensation columns reflect the following:

Year	PEO	NEOs

2024	C. Howard Nye	James A. J. Nickolas, Roselyn R. Bar, Robert J. Cardin, Michael J. Petro

2023	C. Howard Nye	James A. J. Nickolas, Roselyn R. Bar, Robert J. Cardin, Michael J. Petro

2022	C. Howard Nye	James A. J. Nickolas, Roselyn R. Bar, Craig M. LaTorre, John P. Mohr

2021	C. Howard Nye	James A. J. Nickolas, Roselyn R. Bar, Craig M. LaTorre, John P. Mohr

2020	C. Howard Nye	James A. J. Nickolas, Roselyn R. Bar, Daniel L. Grant, Craig M. LaTorre

(2)
The dollar amounts reported for our PEO and NEOs under “Compensation Actually Paid” represent the amount of “Compensation Actually Paid” to the PEO and NEOs, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO or NEOs during the applicable year.

(3)
For the portion of “Compensation Actually Paid” that is based on year-end
stock prices, the following prices were used: for 2024: $516.50; 2023: $498.91; for 2022: $337.97; for 2021: $440.52; and for 2020: $283.97.

MARTIN MARIETTA 81

PAY VERSUS PERFORMANCE
◆

(4)
2024 “Compensation Actually Paid” to the PEO and the average “Compensation Actually Paid” to the NEOs reflect the following adjustments from Total Compensation reported in the Summary Compensation Table:

	PEO	Average for non-PEO NEOs

Total Reported in 2024 Summary Compensation Table (SCT)	17,716,763	3,552,457

Less, Value of Stock Awards Reported in SCT	(9,295,192)	(1,563,814)

Less, Change in Pension Value and Non-Qualified Deferred Compensation Earnings in SCT	(5,154,637)	(707,722)

Plus, Pension Service Cost	863,309	227,328

Plus, Year-End Value of Awards Granted in Fiscal Year that are Unvested and Outstanding	9,922,483	1,609,542

Plus, Change in Fair Value of Prior Year Awards that are Unvested and Outstanding	550,672	86,700

Plus, FMV of Awards Granted this Year and that Vested this Year	147,096	8,952

Plus, Change in Fair Value (from Prior Year-End) of Prior Year Awards that Vested this Year	1,438,726	197,161

Less, Prior Year Fair Value of Prior Year Awards that Failed to Vest this Year

Total Adjustments	(1,527,543)	(141,853)

“Compensation Actually Paid” for Fiscal Year 2024	16,189,220	3,410,604

(5)
Company and Peer Group TSR reflects the Company’s peer group (S&P 500 Materials Index) as reflected in our Annual Report on Form
10-K
pursuant to Item 201(e) of Regulation
S-K
for the fiscal year ended December 31, 2024. Each year reflects what the cumulative $100 investment would be, including the reinvestment of dividends, if such amount were invested on December 31, 2019.

(6)
Consolidated earnings before interest; income taxes; depreciation, depletion and amortization; earnings/loss from nonconsolidated equity affiliates; acquisition divestiture and integration expense; the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting subject to the limitations described below, nonrecurring gains on divestitures; and noncash asset and portfolio rationalization charge of certain ready mixed concrete operations (Adjusted EBITDA) is an indicator used by the Company and investors to evaluate the Company’s operating performance from period to period. Effective January 1, 2024, transaction expenses and inventory acquisition accounting impacts are only excluded for transactions with at least $2 billion in consideration and transaction expenses expected to exceed $15 million.
Adjusted EBITDA
was selected as the 2024 “Company-Selected Measure” as defined in Item 402(v). Please see Appendix B for a reconciliation of non-GAAP
measures to GAAP measures.

Financial Performance Measures
The following table lists on an unranked basis the three financial performance measures that, in the Company’s assessment represent the most important performance measures used to link “Compensation Actually Paid” for our NEOs to Company performance for 2024.

Adjusted EBITDA

rTSR

Total Revenues

82 2025 PROXY STATEMENT

◆
 PAY VERSUS PERFORMANCE

Relationship Between “Compensation Actually Paid” and Performance
The graphs below show the relationship of “Compensation Actually Paid” to our PEO and other NEOs to (i) Adjusted EBITDA, (ii) the Company’s net income and (iii) TSR of the S&P 500 Materials Index, and the relationship of the Company’s TSR to TSR of the S&P 500 Materials Index.

MARTIN MARIETTA 83

PAY VERSUS PERFORMANCE
◆

84 2025 PROXY STATEMENT

Proposal 3:	Advisory Vote on the Compensation of
Our Named Executive Officers

Public companies are required to provide their shareholders with a periodic opportunity to endorse or not endorse their executive officer pay program and policies. The Board of Directors has elected to do so annually and intends to present the following non-binding resolution for approval by shareholders at the Annual Meeting:

“RESOLVED, that the shareholders approve, on an advisory basis, the overall compensation paid to Martin Marietta’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in this Proxy Statement in the Compensation Discussion and Analysis and in the narrative and tabular disclosure under the heading “Executive Compensation.”

Shareholders are urged to read the Compensation Discussion and Analysis and consider the various factors regarding compensation that are discussed. We believe that our executive compensation program is reasonable, competitive and strongly focused on pay-for-performance principles. Our executive compensation policies have enabled us to implement our compensation philosophy and achieve its goals. We believe that compensation awarded to our named executive officers in 2024 was appropriate and aligned with 2024 performance and positions us for growth in future years. The results of the vote on this resolution are advisory and will not be binding upon the Board of Directors. However, the Board values our shareholders’ opinions, and consistent with our record of shareholder engagement, will consider the outcome of the vote in making future executive compensation decisions. The next such vote will occur at the 2026 Annual Meeting.

The Board Unanimously Recommends a Vote “FOR” this Proposal 3

MARTIN MARIETTA 85

Proposal 4:	Vote to Approve the 2025 Employee
Stock Purchase Plan

The Board of Directors is requesting that shareholders approve the 2025 Employee Stock Purchase Plan, which is set forth in its entirety as Appendix C (the ESPP). The ESPP was adopted by the Board of Directors on February 20, 2025, subject to shareholder approval. As described below, the ESPP:

•	reserves up to 650,000 shares of common stock for issuance;

•	permits employees to purchase common stock at a 15% discount from fair market value; and

•	facilitates sales of shares of common stock that will generally be made pursuant to offerings that are intended to satisfy the requirements of Section 423 of the Code.

The Board of Directors recommends approval of the ESPP to encourage our employees to acquire shares of common stock, thereby fostering broad alignment of employees’ interests with the interests of our shareholders.

Summary of the ESPP

The following is a summary of the terms of the ESPP. This summary is qualified in its entirety by reference to the complete text of the ESPP which is attached as Appendix C.

Purpose

The purpose of the ESPP is to allow eligible employees of the Company and its participating subsidiaries to purchase shares of the Company’s common stock at a discount at designated intervals through their accumulated payroll deductions or other contributions. The Company intends that the ESPP qualify as an employee share purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issued thereunder (the Code). Favorable tax treatment is available for United States tax residents participating in a Section 423 plan.

Administration

The Management Development and Compensation Committee of the Board of Directors (the Committee) will administer the ESPP. The Committee (i) determines the employees who will be eligible for participation in the ESPP, (ii) designates separate offerings under the ESPP, and (iii) interprets and administers the ESPP. All questions of interpretation with respect to the ESPP and the terms of any offering will be determined by the Committee and its determination will be final and conclusive upon all parties in interest.

Offering Period and Purchase Rights

Shares of the Company’s common stock will be available for purchase under the ESPP through a series of consecutive or overlapping offering periods. The duration of each offering period will be set by the Committee prior to the start of the offering period and will not exceed 27 months. The first offering period will be determined by the Committee, which is expected to commence on or around January 1, 2026.

On the first day of each offering period, each participant will be granted a purchase right to acquire shares of the Company’s common stock at a discount on each purchase date during that offering period, subject to certain limitations described below. The purchase date will be the last trading day of each purchase interval within the offering period. The purchase price will be an amount equal to 85% of the fair market value on the purchase date unless otherwise determined by the Committee.

Contributions and Limitations

Participants contribute to the ESPP through payroll deductions or, if permitted, through other means specified by the Committee. Contributions must be equal to a whole percentage of compensation received on the pay day and may be subject to other limitations imposed by the Committee from time to time. No employee will be granted an option under

86 2025 PROXY STATEMENT

SUMMARY OF THE ESPP ◆ PROPOSAL 4: VOTE TO APPROVE THE 2025 EMPLOYEE STOCK PURCHASE PLAN

the ESPP (i) if immediately after such grant, such employee would be treated as owning or holding five percent or more of or the total combined voting power or value of all classes of stock of the Company or (ii) to the extent that such employee’s rights to purchase stock under all employee stock purchase plans of the Company or any affiliate accrues at a rate that exceeds $25,000 worth of stock for each calendar year in which such option is outstanding at any time.

Participants and Eligibility

All employees of the Company or any participating parent or subsidiary corporation (whether now existing or subsequently established or acquired) will generally be eligible to participate in any offering period implemented under the ESPP subject to limitations in the ESPP and any limitations imposed by the Committee from time to time in accordance with the ESPP.

To participate in a particular offering period, an eligible employee must complete and file the requisite enrollment forms during the enrollment period for that offering period. Once the eligible employee is enrolled in the ESPP, the eligible employee’s participation will automatically remain in effect from one offering period to the next, unless the eligible employee withdraws from the ESPP or otherwise becomes ineligible.

As of December 31, 2024, approximately 9,400 employees (including all executive officers) generally would have been eligible to participate in the ESPP had it been in effect on such date.

Duration

The ESPP will become effective upon approval by the shareholders of the Company. The ESPP will continue in effect for a term of 20 years, unless earlier terminated pursuant to the terms of the ESPP.

Amendments

The Board of Directors may at any time, amend, suspend, or terminate the ESPP. The Committee may at any time change the offering periods or purchase periods, designate separate offerings, limit the frequency and/or number of changes in the amount withheld during an offering period or make other changes described in the ESPP. However, any action of the Board or Committee that requires shareholder approval pursuant to applicable law will not be effective without such approval.

Shares Available for Issuance

Subject to adjustment in connection with certain corporate transactions, the maximum number of shares of common stock that may be purchased under the ESPP will be 650,000 shares.

Transferability

A participant may not sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to his or her account or an option or any rights granted under the ESPP other than by will or the laws or descent and distribution. During the participant’s lifetime, only the participant can make decisions regarding the participant in or withdrawal from an offering under the ESPP.

Federal Income Tax Consequences

The following is a summary of the principal federal income tax consequences of the ESPP to participants who are United States taxpayers under present tax law. This summary is not intended to be exhaustive, and, among other things, does not describe state, local, or foreign tax consequences. Participants are advised to consult their own tax advisors with respect to the tax consequences of participating in the ESPP.

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Amounts withheld from a participant’s earnings under the ESPP will be taxable income to the participant in the year in which the amounts would have been received, but the participant will not be required to recognize additional income for U.S. federal income tax purposes, either at the time the participant is deemed to have been granted an option to purchase shares of common stock on the grant date or when the option to purchase shares is exercised on the purchase date. No additional taxable income will be recognized for U.S. federal income tax purposes by a participant until the sale or other disposition of the shares of common stock acquired under the ESPP.

MARTIN MARIETTA 87

PROPOSAL 4: VOTE TO APPROVE THE 2025 EMPLOYEE STOCK PURCHASE PLAN ◆ SUMMARY OF THE ESPP

Upon such sale or disposition, the participant will be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to selling or disposing of them. If a participant holds the shares of common stock purchased under the ESPP for: (a) more than two years after the date of the beginning of the offering period; and (b) more than one year after the stock is purchased in accordance with the ESPP (or it the employee dies while holding the shares), when the participant sells or disposes of the shares (a “qualifying disposition”), the participant will recognize as ordinary income an amount equal to the lesser of: (i) the excess of the Fair Market Value of the shares on the date of such sale or disposition over the purchase price; or (ii) the Fair Market Value of the shares on the grant date multiplied by the discount percentage for share purchases under the ESPP.

Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income, and the participant has a long- term capital loss for the difference between the sale price and the purchase price. If a participant sells or disposes of the shares of Common Stock purchased under the ESPP within two years after the grant date or before one year has elapsed since the purchase date (a “disqualifying disposition”), the participant will recognize as ordinary income an amount equal to the excess of the Fair Market Value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to selling or disposing of them.

In connection with a qualifying disposition, the Company will not receive any deduction for U.S. federal income tax purposes with respect to those shares or the option under which it was purchased. In connection with a disqualifying disposition, the Company will be entitled to a deduction in an amount equal to the amount that is considered ordinary income, subject to the limitations of Section 162(m) of the Code and our compliance with applicable reporting requirements.

New Plan Benefits

Because the number of shares of commons stock that may be purchased under the ESPP will depend on each participant’s voluntary election to participate and on the fair market value of the shares at various future dates, the actual number of shares that may be purchased by an individual cannot be determined in advance. No shares of common stock have been issued under the ESPP as of the date of this Proxy Statement, and no shares will be issued under the ESPP prior to approval of the ESPP by our shareholders.

Vote Required

The approval of the ESPP requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting in person or by proxy.

The Board Unanimously Recommends a Vote “FOR” this Proposal 4

88 2025 PROXY STATEMENT

Securities Authorized for Issuance Under Equity Compensation Plans

The following table shows information as of December 31, 2024 regarding Martin Marietta’s compensation plans that allow Martin Marietta to issue its equity securities. Martin Marietta’s equity compensation plans consist of the Amended and Restated Martin Marietta Materials, Inc. Common Stock Purchase Plan for Directors (the Directors’ Plan), the Stock Plan, the Martin Marietta Materials, Inc. Amended and Restated Stock-Based Award Plan (the Stock-Based Award Plan), under which the Incentive Stock Plan was adopted, the Martin Marietta Materials, Inc. Amended Omnibus Securities Award Plan (the Omnibus Securities Award Plan), and the Martin Marietta Materials, Inc. Shareholder Value Achievement Plan (the Achievement Plan). Martin Marietta’s shareholders have approved all of these plans. Martin Marietta has not entered into any individual compensation arrangements that would allow it to issue its equity securities to employees or non-employees in exchange for goods or services.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)		Weighted-average exercise price of outstanding options, warrants, and rights (b)[2]	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)

Equity compensation plans approved by shareholders	299,204	[1]	$352.15	683,852	[3]

Equity compensation plans not approved by shareholders	0	[2]	0	0

TOTAL	299,204		$352.15	683,852

1

Includes 3,623 stock options that have a weighted-average exercise price of $154.58; 280,038 restricted stock units that have a $0 exercise price; and 15,543 stock units granted in accordance with the Incentive Stock Plan that are credited to participants at an average weighted cost of $398.21. The restricted stock units and stock units granted in accordance with the Incentive Stock Plan represent Martin Marietta’s obligation to issue shares in the future subject to certain conditions in accordance with the Stock-Based Award Plan.

2	The weighted-average exercise price does not take into account the restricted stock units and stock units for which there is no exercise price.
3

Includes shares of Martin Marietta’s common stock available for issuance (other than those reported in column (a)) under Martin Marietta’s equity compensation plans as of December 31, 2024 in the following amounts: Directors’ Plan (132,064 shares), Stock-Based Award Plan (343,813 shares), and Achievement Plan (207,975 shares). Also excludes Texas Industries Inc. stock-based award plans (1,897,770 shares). The Directors’ Plan provides that nonemployee directors may elect to receive all or a portion of their fees in the form of common stock. Under the Achievement Plan, awards can be granted to key senior employees based on certain common stock performance over a long-term period. No awards have been granted under this plan since 2000.

On July 1, 2014, in conjunction with the merger of TXI into a wholly-owned subsidiary of Martin Marietta, the Company assumed the TXI 2004 Omnibus Equity Compensation Plan (TXI Legacy Plan) and TXI’s Management Deferred Compensation Plan (the TXI DC Plan) and shares available for future issuance under the TXI Legacy Plan and the TXI DC Plan following the merger.

Description of the TXI Legacy Plan

The TXI Legacy Plan became effective as of July 11, 2012 terminated on July 11, 2022. All legacy employees of TXI and its affiliates and subsidiaries were eligible to receive awards. However, no further awards were granted under the TXI Legacy Plan, as indicated by management in connection with the approval by shareholders of the Amended and Restated Stock-Based Award Plan on May 19, 2017.

If Martin Marietta is dissolved or liquidated, or if substantially all of its assets are sold or there is a merger or consolidation and the acquiring or surviving entity does not substitute equivalent awards for the awards then outstanding, each award granted under the TXI Legacy Plan will become fully vested and exercisable and all restrictions on it will lapse. All options and stock appreciation rights not exercised upon the occurrence of such a corporate event will terminate, and the Company may, in its discretion cancel all other awards then outstanding and pay the award holder its then current value as determined by the Committee.

MARTIN MARIETTA 89

DESCRIPTION OF THE DEFERRED COMPENSATION PLAN ◆ SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Description of the Deferred Compensation Plan

The TXI DC Plan became effective as of July 11, 2012 and terminated on July 11, 2022. Key management legacy employees of TXI, its subsidiaries and its affiliates were eligible to participate in the TXI DC Plan. Under the terms of the TXI DC Plan, participants may elect each year to defer all or a portion of their eligible compensation received during that year. However, no further awards were granted under the TXI DC Plan, as indicated by management in connection with the approval by shareholders of the Stock-Based Award Plan on May 19, 2017.

If Martin Marietta is dissolved or liquidated, or if substantially all of its assets are sold (or there is a merger or consolidation) and the acquiring or surviving entity does not substitute equivalent awards for the awards then outstanding, each award granted under the TXI DC Plan will become fully vested and all restrictions on it will lapse.

90 2025 PROXY STATEMENT

Annual Meeting and Voting Information

What is the purpose of the Annual Meeting?

At our Annual Meeting, shareholders will act on the matters outlined in the accompanying Notice of Annual Meeting of Shareholders. This statement is furnished in connection with the solicitation by Martin Marietta’s Board of Directors of proxies to be used at the meeting and at any and all adjournments or postponements of the meeting.

Whether or not you plan to attend the meeting, we encourage you to date, sign, and return your proxy in the enclosed envelope or electronically as instructed in the notice of this Proxy Statement and below under How do I vote?

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on March 7, 2025 are entitled to notice of and to participate in the Annual Meeting. If you were a shareholder of record on that date, you will be entitled to vote all the shares that you held on that date at the meeting, or any adjournments or postponements of the meeting.

What are the voting rights of the holders of Martin Marietta common stock?

Each share of Martin Marietta common stock is entitled to one vote on each matter considered at the meeting.

Who can attend the meeting?

All shareholders as of the record date, or their duly appointed proxies, beneficial owners presenting satisfactory evidence of ownership as of the record date, and invited guests of Martin Marietta may attend the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the common stock outstanding on the record date constitutes a quorum, permitting shareholders to take action at the meeting. On March 7, 2025, there were 60,600,290 shares outstanding of Martin Marietta’s common stock, $.01 par value per share, and each share of common stock is entitled to one vote per share.

Who will oversee the voting results?

Votes cast by proxy or in person at the Annual Meeting will be tabulated by an independent inspector of election appointed by Martin Marietta’s Board of Directors for the Annual Meeting. The inspector of election will determine whether a quorum is present. For purposes of determining the presence of a quorum, abstentions and broker non-votes (which are described below) will be counted as shares that are present and entitled to vote.

How do I vote?

Registered shareholders: Registered shareholders have four voting options:

•	over the Internet at the internet address shown on the enclosed Proxy Card;

•	by telephone through the number shown on the enclosed Proxy Card;

•	by completing, signing, dating and returning the enclosed Proxy Card by mail; or

•	in person at the meeting.

Even if you plan to attend the meeting, we encourage you to vote your shares by submitting your proxy. If you choose to vote your shares at the meeting, please bring proof of stock ownership and proof of your identity for entrance to the meeting.

Beneficial shareholders: If you hold your Martin Marietta shares in street name, your ability to vote by internet or telephone depends on the voting process of the bank, broker or other nominee through which you hold the shares. Please follow their directions carefully. If you want to vote at the meeting, you must request a legal proxy from your bank, broker or other nominee and present that proxy, together with proof of your identity, for entrance to the meeting.

MARTIN MARIETTA 91

ANNUAL MEETING AND VOTING INFORMATION ◆

If you complete and properly sign the accompanying Proxy Card and return it to Martin Marietta, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed Proxy Card or vote in person. Shareholders whose shares are held by brokers, banks, or other nominees who wish to vote at the meeting will need to obtain a proxy form from the institution that holds its shares.

What can I do if I change my mind after I vote my shares?

Even if you have submitted your vote, you may revoke your proxy and change your vote at any time before voting begins at the Annual Meeting.

Registered shareholders: Registered shareholders may change their votes in one of two ways:

•	by voting on a later date by telephone or over the Internet (only your last dated Proxy Card or telephone or Internet vote is counted); or

•

by delivering a later dated Proxy Card to our Secretary, either prior to or at the meeting; or by voting your shares in person at the meeting. In order to vote your shares at the meeting, you must specifically revoke a previously submitted proxy.

Beneficial shareholders: If you hold your shares in street name, you should contact your bank, broker or other nominee to find out how to revoke your proxy.

How do I vote my 401(k) shares?

Each participant in Martin Marietta’s Savings and Investment Plan may direct the trustee as to the manner in which shares of common stock allocated to the plan participant’s account are to be voted. If the plan participant does not return a signed voting instruction card to the trustee in a timely manner or returns a card without indicating any voting instructions, the trustee will vote the shares in the same proportion as shares for which the trustee receives voting instructions for that plan.

Will my broker vote my shares for me if I do not give voting instructions? What are “broker non-votes”?

Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the beneficial owners. If specific instructions are not received, brokers may generally vote these shares at their discretion. However, the NYSE rules preclude brokers from exercising their voting discretion on certain proposals, such as the election of Directors and executive compensation and equity matters. In such cases, absent specific instructions from the beneficial owner, the broker may not vote on those proposals. This results in what is known as a “broker non-vote.” The approval of the ratification of the appointment of independent auditors is not a proposal subject to this rule. Accordingly, if you want your broker to vote your shares on the election of Directors, the approval on an advisory basis of the compensation of our named executive officers, and the approval of the Employee Stock Purchase Plan, you must provide specific voting instructions to your broker. Conversely, any broker holding shares for you may vote your shares at their discretion with respect to the ratification of the appointment of independent auditors unless you give them specific instructions on how you wish for them to vote.

What vote is required to approve each item?

Martin Marietta amended its Articles of Incorporation following the 2013 Annual Meeting of Shareholders to provide for majority voting in the election of Directors. As a result, in an uncontested Director election (i.e., an election where the only nominees are those proposed by our Board of Directors, such as at the 2025 Annual Meeting), Directors are elected by a majority of the votes cast by holders of our common stock present in person or by proxy at the meeting. For purposes of uncontested Director elections, a majority of votes cast means that the number of votes cast “for” a nominee’s election exceeds the number of votes cast “against” that nominee’s election. Abstentions and broker non-votes will not be counted as votes cast in the election of Directors and will have no effect on the outcome of the election of Directors.

92 2025 PROXY STATEMENT

◆ ANNUAL MEETING AND VOTING INFORMATION

Under North Carolina law, if an incumbent director is not re-elected at an Annual Meeting, then, even though his or her term has expired, the incumbent director continues to serve in office as a holdover director until his or her successor is elected or until there is a decrease in the number of directors.

North Carolina law further provides that if the shareholders fail to elect the full authorized number of directors, a board of directors may fill the vacancy by electing a successor. Accordingly, Martin Marietta’s Articles of Incorporation provide that if a nominee is not elected by a vote of the majority of the votes cast with respect to that nominee’s election, the Board of Directors may decrease the number of Directors, fill any vacancy or take other appropriate action.

Approval of the ESPP requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting in person or by proxy, For purposes of approval of the ESPP, a majority of votes cast means that the number of votes cast “for” approval of the ESPP exceeds the number of votes cast “against” approval of the ESPP. Abstentions and broker non-votes will not be counted as votes cast with respect to approval of the ESPP and will have no effect on the outcome of the vote on that matter.

The ratification of the selection of independent auditors, the advisory vote to approve the compensation of the named executive officers, and any other proposal presented at the meeting, will be approved if more votes are cast by proxy or in person in favor of the proposal than are cast against it.

Abstentions and broker non-votes, if any, will not be counted “for” or “against” any of these proposals.

What is required to attend the meeting?

Attendance at the Annual Meeting will be limited to our shareholders as of the record date of March 7, 2025 and their proxies. If you are a shareholder and plan to attend the Annual Meeting and your shares are held in street name (for example, if your shares are held through an account maintained by a bank or securities broker), you must present evidence of your stock ownership as of March 7, 2025 in order to be admitted to the Annual Meeting. You can obtain this evidence from your bank or brokerage firm. If your shares are held in street name as of March 7, 2025 and you intend to vote your shares at the Annual Meeting, you must also request a legal proxy appointment from your bank, broker or other nominee and present that proxy appointment at the Annual Meeting’s registration desk. Whether you are a registered shareholder, your shares are held in street name, or you are a duly authorized proxy for a shareholder, a government-issued identification will be required to obtain admittance to the Annual Meeting.

We speak to almost all of our largest shareholders each year and we rarely have any shareholders in attendance at our shareholders’ meetings. For these reasons, we currently intend to hold the Annual Meeting in person at our corporate headquarters. In the event that alternative arrangements for the Annual Meeting are required, we intend to promptly advise our shareholders. Please monitor our website, https://ir.martinmarietta.com/events-presentations, for updated information if you are planning to attend the Annual Meeting. To assist with logistical planning for the Annual Meeting, we request that shareholders planning on attending the Annual Meeting notify us by email at corporatesecretary@martinmarietta.com. Providing such notice is not required for attendance at the Annual Meeting and is requested solely to assist in our planning.

Where can I find voting results for the Annual Meeting?

We will announce preliminary voting results at the conclusion of the meeting and publish final results in a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting.

Where can I find out more information about Martin Marietta?

We maintain a website at www.martinmarietta.com where you can find additional information about Martin Marietta. Visitors to the website can view and print copies of Martin Marietta’s SEC filings, including periodic and current reports on Forms 10-K, 10-Q and 8-K, as soon as reasonably practicable after those filings are made with the SEC. Copies of the charters for each of our Audit Committee, Management Development and Compensation Committee, and Nominating and Corporate Governance Committee, Corporate Governance Guidelines, as well as our Code of Ethical Business

MARTIN MARIETTA 93

ANNUAL MEETING AND VOTING INFORMATION ◆

Conduct are all available through the website. Alternatively, our shareholders and other interested parties may obtain, without charge, copies of all of these documents by writing to the Corporate Secretary, Martin Marietta, 4123 Parklake Avenue, Raleigh, NC 27612. Please note that the information contained on Martin Marietta’s website is not incorporated by reference in, or considered to be a part of, this document.

Who is paying for this Proxy Statement?

The entire cost of preparing, assembling, printing, and mailing the Notice of Meeting, this Proxy Statement, and proxies, and the cost of soliciting proxies relating to the meeting, if any, has been or will be paid by Martin Marietta. In addition to use of the mail, proxies may be solicited by Directors, officers, and other regular employees of Martin Marietta by telephone, facsimile, or personal solicitation, and no additional compensation will be paid to such individuals. Martin Marietta will use the services of Morrow Sodali LLC, 470 West Avenue, Stamford, CT 06902, a professional soliciting organization, to assist in obtaining in person or by proxy shareholder votes. Martin Marietta estimates its expenses for solicitation services will not exceed $10,000. Martin Marietta will, if requested, reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy materials to their principals.

Incorporation by Reference

The Audit Committee Report on page 39 and the Management Development and Compensation Committee Report on page 40 do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by Martin Marietta under the Securities Act of 1933 or the Exchange Act, or subject to Regulation 14A or to the liabilities of Section 18 of the Exchange Act, except to the extent that Martin Marietta specifically requests that the information be treated as soliciting material or specifically incorporates such information by reference.

Shareholders’ Proposals for 2026 Annual Meeting

Proposals by shareholders intended to be presented at the 2026 Annual Meeting of Shareholders of Martin Marietta must be received by the Secretary of Martin Marietta no later than December 16, 2025 in order to be included in the Proxy Statement and on the Proxy Card that will be solicited by the Board of Directors in connection with that meeting. The inclusion of any proposal will be subject to applicable rules of the SEC. In addition, the Bylaws of Martin Marietta establish an advance notice requirement for any proposal of business to be considered at an Annual Meeting, including the nomination of any person for election as Director. In general, written notice must be received by the Secretary of Martin Marietta at its principal executive office, 4123 Parklake Avenue, Raleigh, North Carolina 27612, not less than 60 days nor more than 90 days prior to the first anniversary of the mailing of the preceding year’s Proxy Statement in connection with the Annual Meeting and must contain specified information concerning the matter to be brought before such meeting and concerning the shareholder proposing such a matter. Accordingly, to be considered at the 2026 Annual Meeting, proposals must be received by the Secretary of Martin Marietta no earlier than January 15, 2026 and no later than February 14, 2026. Any waiver by Martin Marietta of these requirements with respect to the submission of a particular shareholder proposal shall not constitute a waiver with respect to the submission of any other shareholder proposal nor shall it obligate Martin Marietta to waive these requirements with respect to future submissions of the shareholder proposal or any other shareholder proposal. Our Bylaws provide a proxy access right to permit a shareholder, or a group of up to 20 shareholders, owning at least 3% of our outstanding common stock continuously for at least three years, to nominate and include in our proxy materials director nominees constituting up to 25% of the Board of Directors or two Directors, whichever is greater, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in our Bylaws. Under our Bylaws, compliant notice of proxy access Director nominations for the 2026 Annual Meeting must be submitted to the Corporate Secretary of Martin Marietta no earlier than November 16, 2025 and no later than December 16, 2025. The notice must contain the information required by the Bylaws. Any shareholder desiring a copy of the Bylaws of Martin Marietta will be furnished one without charge upon written request to the Secretary of Martin Marietta at its principal executive office, 4123 Parklake Avenue, Raleigh, North Carolina 27612.

Martin Marietta Materials, Inc.

April 15, 2025

94 2025 PROXY STATEMENT

Appendix A

Martin Marietta

Guidelines for Potential New Board Members

Preamble: The following considerations are one of the tools used to assist the Nominating and Corporate Governance Committee in the exercise of its responsibility to evaluate the suitability of new potential candidates for the Board of Directors, consistent with any criteria set out in Martin Marietta’s Corporate Governance Guidelines. In evaluating a new potential candidate who is not an employee or former employee of Martin Marietta, the Nominating and Corporate Governance Committee would take into consideration the extent to which the candidate has the personal characteristics and core competencies outlined in one or more of the guidelines set out below, and would take into account all other factors it considers appropriate, including the overall composition of the Board. These guidelines are in addition to and are not intended to change or interpret any law or regulation, or Martin Marietta’s Articles of Incorporation or Bylaws. The guidelines are subject to modification from time to time by the Nominating and Corporate Governance Committee.

1.	Candidates should have a long-term history of the highest integrity and should ascribe fully to the ethics program of Martin Marietta.

2.	Candidates should be experienced, seasoned and have mature business judgment. It would be desirable if they are still active in their careers.

3.	Consideration should be given to matching the geographic base of the candidate with the geographic coverage of Martin Marietta.

4.

Consideration should be given to diversity on the Board. Such diversity may include type of experience, education, skill sets, ethnic origin, gender and other items that will enable the Board to have a broad knowledge base and diverse viewpoints.

5.	Generally, candidates should not come from firms or companies that are significant sellers or buyers of goods and services to or from Martin Marietta.

6.

Candidates who would serve on Martin Marietta’s Audit Committee, Nominating and Corporate Governance Committee, or Management Development and Compensation Committee should be “independent” as defined by the Securities and Exchange Commission, the New York Stock Exchange and Martin Marietta’s Corporate Governance Guidelines.

7.

Given the nature of Board governance, the background and expertise of candidates should reflect the skill needs of the Board and Martin Marietta. With the Securities and Exchange Commission requirements with respect to audit committees and the financial nature of much of what the Board is responsible for, a significant number of Board members need to have strong financial knowledge.

8.

Candidates should have significant professional experience to make a significant contribution to the Board such that the overall composition of the Board includes expertise in the following areas: audit committee financial experts, legal, human resources, business strategy, marketing, the primary businesses in which Martin Marietta operates, and other areas of importance to Martin Marietta.

9.	Public company experience is highly desirable.

10.	Candidates from education or nonprofit organizations will be considered where there is a specific priority need identified by the Board and where such a candidate can add value.

11.	Board candidates ideally would serve on no more than three for-profit boards inclusive of Martin Marietta Materials to assure adequate time to discharge the duties of a Board member.

MARTIN MARIETTA A-1

Appendix B

Non-GAAP Measures

Non-GAAP financial measures disclosed by management are provided as additional information to investors in order to provide them with an alternative method for assessing our financial condition and operating results, and are often requested by investors. These measures are not in accordance with, or a substitute for, generally accepted accounting principles (GAAP) and may be different from or inconsistent with non-GAAP financial measures used by other companies. Earnings from continuing operations before interest; income taxes; depreciation, depletion and amortization expense; the earnings / loss from nonconsolidated equity affiliates; acquisition, divestiture and integration expenses and the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting subject to the limitations described below; nonrecurring gain on divestiture; and noncash asset and portfolio rationalization charge (Adjusted EBITDA) is an indicator used by the Company and investors to evaluate the Company’s operating performance period to period. Effective January 1, 2024, transaction expenses and inventory acquisition accounting impacts are only excluded for transactions with at least $2 billion in consideration and transaction expenses expected to exceed $15 million.

Adjusted EBITDA is a widely accepted financial indicator of a company’s ability to service and/or incur indebtedness. Adjusted EBITDA is not defined by GAAP and, as such, should not be construed as an alternative to earnings from operations, net earnings or operating cash flow.

The following presents a reconciliation of net earnings from continuing operations attributable to Martin Marietta to consolidated Adjusted EBITDA from continuing operations for the years ended December 31, 2024, 2023, 2022, 2021, and 2020.

Consolidated Adjusted EBITDA for year ended December 31:

(dollars in millions)	2024	2023	2022	2021	2020

Net earnings from continuing operations attributable to Martin Marietta	$1,995	$1,199	$856	$702	$721

Add back (deduct):

Interest expense, net of interest income	128	119	155	142	118

Income tax expense for controlling interests	600	293	235	153	168

Depreciation, depletion and amortization expense and earnings/loss from nonconsolidated equity affiliates	564	505	497	442	386

Acquisition, divestiture and integration expenses	40	12	9	58

Impact of selling acquired inventory after markup to fair value as part of acquisition accounting	20			31

Nonrecurring gain on divestiture	(1,331)		(152)

Noncash asset and portfolio rationalization charge	50

Consolidated Adjusted EBITDA from continuing operations	$2,066	$2,128	$1,600	$1,528	$1,393

Total revenues	$6,536	$6,777	$6,161	$5,414	$4,729

Adjusted EBITDA margin	31.6%	31.4%	26.0%	28.2%	29.4%

B-1 2025 PROXY STATEMENT

◆ APPENDIX B

The Company Selected Measure of Adjusted EBITDA for Pay Versus Performance on page 85 includes continuing operations and discontinued operations. The following presents a reconciliation of Consolidated Adjusted EBITDA from continuing operations to Adjusted EBITDA for Pay for Performance for the years ended December 31, 2024, 2023, 2022, 2021 and 2020.

(dollars in millions)	2024		2023	2022	2021	2020

Net (loss) earnings from discontinued operations	$		$(31)	$11	$1	$

Add back (deduct):

Interest expense

Income tax (benefit) expense			(10)	5

Depreciation, depletion and amortization expense					1

Nonrecurring loss on divestitures			24	1

Impact of selling acquired inventory after mark up to fair value as part of acquisition accounting					3

Adjusted EBITDA from discontinued operations			(17)	17	5

Consolidated Adjusted EBITDA from continuing operations		2,066	2,128	1,600	1,528		1,393

Adjusted EBITDA for Pay for Performance		$2,066	$2,111	$1,617	$1,533		$1,393

Leverage Ratio

The leverage ratio is our consolidated net debt-to-consolidated Adjusted EBITDA from continuing operations for the trailing twelve months. Management uses this ratio to assess its capacity for additional borrowings. The following calculation as of December 31, 2024 is not intended to be a substitute for the Company’s leverage covenant under its credit facility:

(dollars in millions)	2024

Net earnings from continuing operations attributable to Martin Marietta	$1,995

Add back:

Interest expense, net of interest income	128

Income tax expense for controlling interests	600

Depreciation, depletion and amortization expense and earnings/loss from nonconsolidated equity affiliates	564

Acquisition, divestiture and integration expenses	40

Impact of selling acquired inventory after its markup to fair value as part of acquisition accounting	20

Nonrecurring gain on divestiture	(1,331)

Noncash asset and portfolio rationalization charge	50

Consolidated Adjusted EBITDA from continuing operations for the twelve months ended December 31	$2,066

Consolidated debt at December 31	$5,413

Less: Unrestricted cash at December 31	(670)

Consolidated net debt at December 31	$4,743

Consolidated net debt-to-consolidated EBITDA at December 31 for trailing-twelve months Consolidated Adjusted EBTIDA from continuing operations	2.3 times

MARTIN MARIETTA B-2

APPENDIX B ◆

Cautionary Statement

We provide a discussion of a variety of risks associated with our business in our Annual Report on form 10-K for the year ended December 31, 2024 (the 2024 Form 10-K) that was filed with the Securities Exchange Commission. This proxy statement, our 2024 Form 10-K and other written reports and oral statements made from time to time by the Company contain statements that, to the extent they are not recitations of historical fact, constitute forward-looking statements within the meaning of federal securities law. Investors are cautioned that all forward looking statements involve risks and uncertainties, and are based on assumptions that the Company believes in good faither are reasonable, but which may be materially different from actual results. Investors can identify these statements by the fact that they do not relate only to historic or current facts. The words “may,” “will,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” forecast, “intend,” “outlook,” “plan,” “project,” “scheduled,” and similar expressions in connection with future events or future operating or financial performance are intended to identify forward-looking statements. Any or all of the Company’s forward-looking statements may turn out to be wrong. Statements regarding the future performance of our investments and acquisitions, statements and assumptions regarding our current sustainability targets and ambitions, and regulatory compliance are examples of forward-looking statements. Numerous factors, could affect the Company’s forward-looking statements and actual performance. Readers are also cautioned that it is not possible to predict or identify all such factors. Consequently, the reader should not consider any such list to be a complete statement of all potential risks or uncertainties. Other factors besides those listed may also adversely affect the Company and may be material to the Company. These forward-looking statements are made as of the date hereof based on management’s current expectations, and the Company does not undertake an obligation to update such statements, whether as a result of new information, future events, or otherwise, other than as required by law.

B-3 2025 PROXY STATEMENT

Appendix C

MARTIN MARIETTA MATERIALS, INC.

2025 EMPLOYEE STOCK PURCHASE PLAN

1.  Purpose. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and its provisions will be construed in a manner consistent with Section 423 of the Code.

2.  Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or the Committee, as applicable.

(b) “Affiliate” means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case, as determined by the Administrator.

(c) “Applicable Exchange” means The New York Stock Exchange or any other national stock exchange or quotation system on which the shares of Common Stock may be listed or quoted.

(d) “Applicable Law” means legal requirements relating to the Plan under U.S. federal and state corporate law, U.S. federal and state securities law, the Code, the Applicable Exchange and the applicable securities, exchange control, tax and other laws of any non-U.S. country or jurisdiction where options are, or will be, granted under the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” means a “Change in Control” for purposes of the Martin Marietta Amended and Restated Stock-Based Awards Plan.

(g)  “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

(h)  “Committee” means the Management Development and Compensation Committee of the Board or a subcommittee thereof, or such other committee of the Board as may be designated by the Board to administer the Plan in accordance with Section 14 hereof.

(i) “Common Stock” means the Company’s common stock, par value $0.01 per share.

(j) “Company” means Martin Marietta Materials, Inc., a corporation organized under the laws of North Carolina, together with any successor thereto.

(k)  “Compensation” means the regular earnings or base salary, annual bonuses, and commissions (including any commission bonus) paid to the Eligible Employee by the Company or a Designated Company, as applicable, as compensation for services to the Company or a Designated Company, as applicable, before deduction for any salary deferral contributions made by the Eligible Employee to any tax-qualified or nonqualified deferred compensation plan, including overtime, shift differentials, salaried production schedule premiums, holiday pay, vacation pay, paid time off (“PTO”) (including any PTO payouts), sick pay, jury duty pay, funeral leave pay, other employer-paid leave pay (including parental leave pay, and bereavement leave pay), volunteer time off and military pay, but excluding (i) education or tuition reimbursements, (ii) imputed income arising under any group insurance or benefit program, (iii) travel expenses, (iv) business and moving reimbursements, including tax gross ups and taxable mileage allowance, (v) income received in connection with any stock options, restricted stock, restricted stock units or other compensatory equity awards, (vi) all contributions made by the Company or any Designated Company for the Eligible Employee’s benefit under any employee benefit plan now or hereafter established (such as employer-paid 401(k) plan or defined benefit plan contributions), (vii) all stipends (such as health and wellness stipend), (viii) all payments by the state or other regulatory agencies, (ix) severance pay, and (x) all other cash bonuses not mentioned above (such as referral bonuses, peer bonuses, and sign-on bonuses). Compensation will be calculated before deduction of any income or employment tax withholdings. Compensation will include the net impact of any current-period payments/deductions to correct for prior-period payroll errors (unless the Administrator, in its sole discretion, elects to give such corrections retroactive effect for purposes of this Plan). The Administrator, in its discretion, may establish a different definition of Compensation for an Offering, which will apply on a uniform and nondiscriminatory basis.

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(l) “Contributions” means the payroll deductions and other additional payments that the Company may permit a Participant to make to fund the exercise of options granted pursuant to the Plan.

(m) “Designated Company” means the Company, its Subsidiaries and any Parent of the Company, except as each may be designated by the Administrator from time to time in its sole discretion as not eligible to participate in the Plan. An Affiliate that is disregarded for U.S. federal income tax purposes in respect of a Designated Company will automatically be a Designated Company.

(n)  “Director” means any non-employee member of the Board, but solely in his or her capacity as such a member of the Board.

(o)  “Eligible Employee” means any individual who is an employee providing services to the Company or a Designated Company. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence that the Employer approves or is otherwise legally protected under Applicable Laws. Where the period of leave exceeds three months and the individual’s right to reemployment is not guaranteed either by Applicable Laws or by contract, the employment relationship will be deemed to have terminated three months and one day following the commencement of such leave or such other period specified under the Treasury Regulations. The Administrator may, in its discretion, from time to time prior to an Offering Start Date for all options to be granted on such Offering Start Date relating to an Offering, determine (on a uniform and nondiscriminatory basis or as otherwise permitted by Section 1.423-2 of the Treasury Regulations) that the definition of Eligible Employee will or will not include an individual if he or she (i) has not completed at least two years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than 20 hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion) or (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code; provided, however, that the exclusion is applied with respect to each Offering in an identical manner to all highly compensated individuals of the Employer whose Eligible Employees are participating in that Offering. Each exclusion will be applied with respect to an Offering in a manner complying with Section 1.423-2(e) of the Treasury Regulations. Notwithstanding the foregoing, the Administrator may determine that the definition of Eligible Employee will not include employees who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) if (A) the grant of an option under the Plan or such Offering to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or (B) compliance with the laws of the foreign jurisdiction would cause the Plan or such Offering to violate the requirements of Section 423, provided that anyone included in the definition must be a Person to whom the issuance of stock may be registered on Form S-8 under the U.S. Securities Act of 1933, as amended.

(p)  “Employer” means the employer of the applicable Eligible Employee(s).

(q)  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

(r) “Fair Market Value” means, as of any relevant date, the value of a share of Common Stock determined as follows: (i) the closing per-share sales price of the Common Stock as reported by the Applicable Exchange for such stock exchange for such date or if there were no sales on such date, on the closest preceding date on which there were sales of Common Stock, (ii) in the event there shall be no public market for the Common Stock on such date, the fair market value of the Common Stock as determined in good faith by the Committee or (iii) such other price as determined by the Administrator in its sole discretion, provided that such price is not inconsistent with the requirements of Section 423 of the Code and the Treasury Regulations thereunder.

(s) “New Purchase Date” means a new Purchase Date if the Administrator shortens any Offering Period then in progress.

(t) “Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 5 hereof. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Section 1.423-2(a)(1) of the Treasury Regulations, the terms of each Offering need not be identical; provided, however, that the terms of the Plan and an Offering together satisfy Sections 1.423-2(a)(2) and (a)(3) of the Treasury Regulations.

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(u) “Offering Periods” means each period during which an option granted pursuant to the Plan is outstanding. The duration and timing of Offering Periods may be changed pursuant to Sections 5 and 20 hereof.

(v) “Offering Start Date” means the first day of an Offering Period or if there were no sales on such date, the closing price of the relevant security as reported on the composite tape of New York Stock Exchange issues (or such other reporting system as shall be selected by the Committee) on the Trading Day following the first day of the Offering Period.

(w)  “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(x) “Participant” means an Eligible Employee who participates in the Plan.

(y) “Person” means a “person” or “group” within the meaning of Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act.

(z) “Plan” means this Martin Marietta Materials, Inc. 2025 Employee Stock Purchase Plan, as may be amended from time to time.

(aa) “Purchase Date” means the last Trading Day of the Purchase Period. Notwithstanding the foregoing, in the event that an Offering Period is terminated prior to its expiration pursuant to Section 20(a) hereof, the Administrator, in its sole discretion, may determine that any Purchase Period also terminating under such Offering Period will terminate without options being exercised on the Purchase Date that otherwise would have occurred on the last Trading Day of such Purchase Period.

(bb) “Purchase Period” means the periods during an Offering Period during which shares of Common Stock may be purchased on a Participant’s behalf in accordance with the terms of the Plan.

(cc) “Purchase Price” means, with respect to an Offering Period, an amount equal to 85% of the Fair Market Value on the Offering Start Date or on the Purchase Date, whichever is lower; provided, however, that a higher Purchase Price may be determined for any Offering Period by the Administrator subject to compliance with Section 423 of the Code (or any successor rule or provision) or any other Applicable Laws or pursuant to Section 20 hereof.

(dd) “Section 409A” means Section 409A of the Code, as amended, including the rules and regulations promulgated thereunder, or any state law equivalent.

(ee) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(ff)  “Trading Day” means a day on which the Applicable Exchange is open for trading.

(gg) “Treasury Regulations” means all proposed, temporary and final regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

3.  Share Limitations; Certain Provisions Relating to Common Stock. (a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum aggregate number of shares of Common Stock that will be made available for issuance under the Plan shall be 650,000 shares of Common Stock.

(b) If any option granted under the Plan terminates without having been exercised in full, the shares of Common Stock not purchased under such option will remain available for issuance under the Plan.

(c) Until shares of Common Stock are issued under the Plan (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will have only the rights of an unsecured creditor with respect to such shares of Common Stock, and no right to vote or receive dividends or any other rights as a shareholder will exist with respect to such shares of Common Stock.

4.  Eligibility. (a) Generally. Any Eligible Employee on a given Offering Start Date for an Offering Period will be eligible to participate in the Plan during such Offering Period, subject to the requirements of Section 6 hereof.

(b) Limitations. Notwithstanding any provisions of the Plan to the contrary, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Affiliate and/or hold outstanding options to purchase such stock possessing 5% or more of

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the total combined voting power or value of all classes of the capital stock of the Company or any Affiliate or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Affiliate accrues at a rate that exceeds $25,000 worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the Treasury Regulations thereunder.

(c) Equal Rights and Privileges. Notwithstanding any provisions of the Plan to the contrary, each Eligible Employee granted an option under the Plan shall have the same rights and privileges with respect to such option to the extent required under Section 423(b)(5) of the Code and Section 1.423-2(f) of the Treasury Regulations.

5.  Offering Periods. (a) The Plan will be implemented by one or more Offering Periods. Offerings may be consecutive or overlapping as determined by the Administrator. The duration and timing of Offering Periods may be changed pursuant to this Section 5 and Section 20 hereof. The Administrator will have the power to establish the duration of the first Offering Period and change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings. No Offering Period may be more than 27 months in duration.

(b) Prior to the Offering Start Date of an Offering Period, the Administrator will establish the maximum number of shares of Common Stock that an Eligible Employee will be permitted to purchase during each Purchase Period during such Offering Period.

6.  Participation. An Eligible Employee may participate in the Plan pursuant to Section 4 hereof by (a) submitting to the Company’s Corporate Secretary office (or its designee) a properly completed subscription agreement authorizing Contributions in the form provided by the Administrator for such purpose or (b) following an electronic or other enrollment procedure determined by the Administrator, in either case on or before a date determined by the Administrator prior to (i) the applicable Offering Start Date as determined by the Administrator, in its sole discretion, or (ii) with respect to the first Offering Period, no later than 30 days following the Offering Start Date.

7.  Contributions. (a) At the time a Participant enrolls in the Plan pursuant to Section 6 hereof, he or she will elect to have Contributions (in the form of payroll deductions or otherwise, to the extent permitted by the Administrator) made on each eligible pay day during the Offering Period equal to a whole percentage (and subject to any limit as may be set by the Administrator from time to time) of the Compensation that he or she receives on the pay day. The Administrator, in its sole discretion, may permit all Participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the subscription agreement or otherwise made available by the Administrator prior to each Purchase Date of each Purchase Period. A Participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 11 hereof.

(b) In the event Contributions are made in the form of payroll deductions, such payroll deductions for a Participant will commence on the first eligible pay day following the Offering Start Date and will end on the last eligible pay day on or prior to the last Purchase Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 11 hereof; provided, however, that for the first Offering Period, payroll deductions will not commence until such date determined by the Administrator, in its sole discretion. Notwithstanding the foregoing, for administrative convenience, the Administrator (by announcement prior to the first affected Offering Period) may determine that contributions with respect to an eligible pay day occurring on a Purchase Date (or during a period of up to five business days prior to a Purchase Date) shall be applied instead to the subsequent Purchase Period or Offering Period.

(c) All Contributions made for a Participant will be credited to his or her account under the Plan and Contributions will be made in whole percentages of his or her Compensation only. A Participant may not make any additional payments into such account.

(d) A Participant may discontinue his or her participation in the Plan as provided under Section 11 hereof. Unless otherwise determined by the Administrator, during a Purchase Period, a Participant may not increase or decrease the rate of his or her Contributions. The Administrator may, in its sole discretion, provide for, or amend the nature and/or number of, Contribution rate changes that may be made by Participants during any Offering Period or Purchase Period and may establish other conditions, limitations or procedures as it deems appropriate for Plan administration.

(e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 4(c) hereof, a Participant’s Contributions may be decreased by the Administrator to 0% at any time during a

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◆ APPENDIX C

Purchase Period. Subject to Section 423(b)(8) of the Code and Section 4(c) hereof, Contributions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Purchase Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 11 hereof.

(f) Notwithstanding any provisions to the contrary in the Plan, the Administrator may allow Participants to participate in the Plan via cash contributions instead of payroll deductions if (i) payroll deductions are not permitted (or the remittance of payroll deductions by a Designated Company to the Company is not feasible) under Applicable Laws or (ii) the Administrator determines that cash contributions are permissible under Section 423 of the Code.

(g) At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s or Employer’s federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the United States, national insurance, social security or other tax withholding or payment on account obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to satisfy applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or utilize any other method of withholding the Company deems appropriate (such as requiring a market sale of shares received under the Plan).

8.  Grant of Option. On the Offering Start Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Purchase Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s Contributions accumulated prior to such Purchase Date and retained in the Eligible Employee’s account as of the Purchase Date by the applicable Purchase Price; provided, however, that such purchase will be subject to the limitations set forth in Sections 3, 4(c) and 5(b) hereof. The Eligible Employee may accept the grant of such option by electing to participate in the Plan in accordance with the requirements of Section 6 hereof. Exercise of the option will occur as provided in Section 9 hereof, unless the Participant has withdrawn pursuant to Section 11 hereof. The option will expire on the last day of the Offering Period.

9.  Exercise of Option. (a) Unless a Participant withdraws from the Plan as provided in Section 11 hereof, his or her option for the purchase of shares of Common Stock will be exercised automatically on each Purchase Date, and the maximum number of full shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her account. No fractional shares of Common Stock will be purchased, unless otherwise determined by the Administrator. Any Contributions accumulated in a Participant’s account at the end of an Offering Period, which are not sufficient to purchase a full share will either, as the Administrator shall determine, (i) be refunded to the Participant promptly following the end of such Offering Period, or (ii) be retained in the Participant’s account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the Participant as provided in Section 11 hereof. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.

(b) If the Administrator determines that, on a given Purchase Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed the number of shares of Common Stock that were available for issuance under the Plan on such Purchase Date, the Administrator may, in its sole discretion, provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Purchase Date in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Purchase Date, and either (x) continue all Offering Periods then in effect or (y) terminate any or all Offering Periods then in effect pursuant to Section 20 hereof.

10. Delivery. As soon as reasonably practicable after each Purchase Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant (or, if required by Applicable Laws, to the Participant and his or her spouse) of the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require

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that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying or other dispositions of such shares. No Participant will have any voting, dividend, or other shareholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 10.

11. Withdrawal. (a) A Participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s stock administration office (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose or (ii) following an electronic or other withdrawal procedure determined by the Administrator. Notwithstanding the foregoing, the Administrator may establish a reasonable deadline (such as two weeks prior to the Purchase Date) by which time withdrawals must be submitted in order for the Participant to avoid automatic exercise of his or her option on the Purchase Date (unless the Administrator in its sole discretion elects to process the withdrawal more quickly or as may be required by Applicable Laws). All of the Participant’s Contributions credited to his or her account and not applied to the purchase of shares of Common Stock will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 6 hereof.

(b) A Participant’s withdrawal from an Offering Period will not have any effect on his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Purchase Period from which the Participant withdraws.

12. Termination and Transfer of Employment. (a) Upon a Participant’s ceasing to be an Eligible Employee, for any reason (including by reason of the Participant’s Employer ceasing to be a Designated Company or by reason of Participant’s transfer of employment to an Affiliate that is not a Designated Company), he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such Participant’s option will be automatically terminated.

(b) Unless otherwise provided by the Administrator, a Participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Company will not be treated as terminated under the Plan. The Administrator may establish additional or different rules governing employment transfers.

13. Interest. No interest will accrue on the Contributions of a participant in the Plan, except as may be required by Applicable Laws, as determined by the Company, and if so required by the laws of a particular jurisdiction, will apply to all Participants in the relevant Offering.

14. Administration. (a) The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. Nothing in such appointment shall preclude the Board from itself taking any administrative action set forth herein, except where such action is required by Applicable Laws to be taken by a Committee. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to delegate administrative duties to any of the Company’s employees, to designate separate Offerings under the Plan, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for the administration of the Plan (including, without limitation, to adopt such rules, procedures, sub-plans and appendices to the subscription agreement as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S., the terms of which rules, procedures, sub-plans and appendices may take precedence over other provisions of this Plan, with the exception of Section 3(a) hereof, but unless otherwise superseded by the terms of such rules, procedures, sub-plans and appendices, the provisions of this Plan will govern the operation of such rules, procedures, sub-plans or appendices). Unless otherwise determined by the Administrator, the Eligible Employees eligible to participate in each sub-plan will participate in a separate Offering. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions and, further, including making any adjustments to correctly reflect a Participant’s elected percentage of payroll deductions or other payments),

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◆ APPENDIX C

establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by Section 1.423-2(f) of the Treasury Regulations, the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S. Every finding, decision, and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.

(b) The Administrator may delegate, on such terms and conditions as it determines in its sole and plenary discretion, to (i) the Chief Executive Officer of the Company who also serves as a member of the Board or (ii) one or more senior officers of the Company, in each case, any or all of its authority under the Plan and all necessary and appropriate decisions and determinations with respect thereto.

15. Designation of Beneficiary. (a) If permitted by the Administrator and subject to Applicable Laws, a Participant may file a designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, if permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c) All beneficiary designations will be in such form and manner as the Administrator may designate from time to time. Notwithstanding Sections 15(a) and (b) hereof, the Company and/or the Administrator may decide not to permit such designations by Participants in non-U.S. jurisdictions to the extent permitted by Section 1.423-2(f) of the Treasury Regulations.

16. Transferability. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 11 hereof.

17. Use of Funds. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except under Offerings for which Applicable Laws require that Contributions to the Plan by Participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party. Until shares of Common Stock are issued, Participants will have only the rights of an unsecured creditor with respect to such shares.

18. Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of Contributions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

19. Adjustments, Dissolution, Liquidation, or Change of Control. (a) Adjustments. In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of Common Stock or other securities of the Company or other change in the corporate structure of the Company affecting the Common Stock, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall, in such manner as it shall deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase

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Price per share and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, and the numerical limits of Section 3 hereof and established pursuant to Sections 5(b) and 8 hereof.

(b) Dissolution or Liquidation. In the event a proposed dissolution or liquidation, Change of Control or other similar transaction of the Company receives all requisite approvals under Applicable Laws, any Offering Period then in progress will be shortened by setting a New Purchase Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, Change of Control or other similar transaction, as applicable, unless provided otherwise by the Administrator. The New Purchase Date will be before the date of the Company’s proposed dissolution or liquidation, Change of Control or other similar transaction, as applicable. The Administrator will notify each Participant in writing or electronically, prior to the New Purchase Date, that the Purchase Date for the Participant’s option has been changed to the New Purchase Date and that the Participant’s option will be exercised automatically on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 11 hereof.

20. Amendment or Termination. (a) The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Purchase Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19 hereof). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under Applicable Laws, as further set forth in Section 13 hereof) as soon as administratively practicable.

(b) Without shareholder consent and without limiting Section 14(a) or Section 20(a) hereof, the Administrator will be entitled to change the Offering Periods or Purchase Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit Contributions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed Contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.

(c) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i)  amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;

(ii) altering the Purchase Price for any Offering Period or Purchase Period, including an Offering Period or Purchase Period underway at the time of the change in Purchase Price;

(iii)  shortening any Offering Period or Purchase Period by setting a New Purchase Date, including an Offering Period or Purchase Period underway at the time of the Administrator action;

(iv) reducing the maximum percentage of Compensation a Participant may elect to set aside as Contributions; and

(v) reducing the maximum number of shares of Common Stock a Participant may purchase during any Offering Period or Purchase Period.

Such modifications or amendments will not require shareholder approval or the consent of any Participants.

21. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

C-8 2025 PROXY STATEMENT

◆ APPENDIX C

22. Conditions Upon Issuance of Shares. (a) Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all Applicable Law, and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. Section 409A. Options granted under the Plan are exempt from the application of Section 409A and any ambiguities herein will be interpreted to so be exempt from Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Section 409A. Notwithstanding the foregoing, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an option to purchase Common Stock under the Plan (including any taxes and penalties under Section 409A), and neither the Company nor any of its Affiliates will have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Section 409A.

24. Term of Plan. The Plan will become effective upon approval by the shareholders of the Company. The Plan will continue in effect for a term of 20 years, unless terminated earlier under Section 20 hereof.

25. Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of North Carolina, without giving effect to the conflict of laws provisions thereof.

26. Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person, or would disqualify the Plan under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to the Applicable Laws, or if it cannot be construed or deemed amended without, in the determination of the Administrator, materially altering the intent of the Plan, such provision shall be construed or deemed stricken as to such jurisdiction or Person and the remainder of the Plan shall remain in full force and effect.

27. No Right to Continued Employment. Participation in the Plan by a Participant will not be construed as giving a Participant the right to be retained as an employee of the Company or an Affiliate, as applicable. Further, the Company or an Affiliate may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan, unless otherwise required pursuant to Applicable Laws.

28. Compliance with Applicable Laws. The terms of this Plan are intended to comply with all Applicable Laws and will be construed accordingly.

29. Headings and Construction. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Whenever the words “include”, “includes” or “including” are used in the Plan, they shall be deemed to be followed by the words “but not limited to”, and the word “or” shall not be deemed to be exclusive. Pronouns and other words of gender shall be read as gender-neutral. Words importing the plural shall include the singular and the singular shall include the plural.

MARTIN MARIETTA C-9

Martin Marietta
4123 Parklake Avenue
Raleigh, NC 27612
(919) 781-4550

www.martinmarietta.com
NYSE Stock Symbol: MLM

MIX
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2025
ANNUAL MEETING OF SHAREHOLDERS | PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS OF

MARTIN MARIETTA MATERIALS, INC.

May 15, 2025

PROXY VOTING INSTRUCTIONS

COMPANY NUMBER	
ACCOUNT NUMBER	

00033333333333330000 0 051525

The Board of Directors recommends that you vote **FOR** the ten (10) nominees in Proposal 1.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF
MARTIN MARIETTA MATERIALS, INC.
May 15, 2025
PROXY VOTING INSTRUCTIONS
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-201-299-4446 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
Vote online until 11:59 PM ET the day before the meeting.
MAIL—Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON—You may vote your shares in person by attending the Annual Meeting.
GO GREEN—e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.
COMPANY NUMBER
ACCOUNT NUMBER
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The proxy statement, form of proxy card and 2024 Annual Report to Shareholders are available for review on the Internet at http://ir.martinmarietta.com/reports-filings
Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.
00033333333333330000 0 051525
YOU DO NOT NEED TO MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. PLEASE DATE AND SIGN x THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.
Proposal 1.
The Board of Directors recommends that you vote FOR Proposals 2,3 and 4. This proxy is solicited by the Board of Directors of Martin Marietta Materials, Inc. and when properly executed will be voted as specified herein and, unless otherwise directed, will be voted FOR the election of all nominees as Directors, FOR the ratification of the selection of PricewaterhouseCoopers as independent auditors, FOR the approval, by a non-binding advisory vote, of the compensation of our named executive officers, and FOR the approval of the 2025 Employee Stock Purchase Plan. The Board of Directors recommends voting FOR each item. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournments thereof.
Receipt of Notice of Annual Meeting of Shareholders and accompanying Proxy Statement is hereby acknowledged.Statement is hereby acknowledged.
Dorothy M. Ables    Sue W. Cole    Anthony R. Foxx    John J. Koraleski    Mary T. Mack    C. Howard Nye    Laree E. Perez
Thomas H. Pike    Donald W. Slager    David C. Wajsgras
2. auditors. Ratification of appointment of PricewaterhouseCoopers as independent
3. Approval, Marietta Materials, by a non-binding Inc.’s named advisory executive vote, of officers. the compensation of Martin 4. 5. Approval In their discretion, of the 2025 the Employee proxies Stock are authorized Purchase to Plan. vote upon such other business thereof. as may properly come before the meeting, or any adjournments
To indicate change your the new address address on your in the account, address please space check above. the Please box at note right and that changes this method. to the registered name(s) on the account may not be submitted via
Signature of Shareholder    Date:    Signature of Shareholder    Date:
Note: title Please as such. sign exactly If the signer as your is a name corporation, or names please appear sign on full this corporate Proxy. When name shares by duly are authorized held jointly, officer, each giving holder full should title as sign. such. When If signer signing is a as partnership, executor, please administrator, sign in attorney, partnership trustee name or by guardian, authorized please person. give full

ANNUAL MEETING OF SHAREHOLDERS OF

MARTIN MARIETTA MATERIALS, INC.

May 15, 2025

GO GREEN

00033333333333330000 0 051624

The Board of Directors recommends that you vote **FOR** the ten (10) nominees in Proposal 1.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF
May 15, 2025
GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The proxy statement, form of proxy card and 2024 Annual Report to Shareholders are available for review on the Internet at http://ir.martinmarietta.com/reports-filings
Please sign, date and mail your proxy card in the envelope provided as soon as possible.
Please detach along perforated line and mail in the envelope provided.
00033333333333330000 0 051624
YOU DO NOT NEED TO MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. PLEASE DATE AND SIGN x THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.
Proposal 1.
The Board of Directors recommends that you vote FOR Proposals 2, 3 and 4. This proxy is solicited by the Board of Directors of Martin Marietta Materials, Inc. and when properly executed will be voted as specified herein and, unless otherwise directed, will be voted FOR the election of all nominees as Directors, FOR the ratification of the selection of PricewaterhouseCoopers as independent auditors, FOR the approval, by a non-binding advisory vote, of the compensation of our named executive officers, and FOR the approval of the 2025 Employee Stock Purchase Plan. The Board of Directors recommends voting FOR each item. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournments thereof.
Receipt of Notice of Annual Meeting of Shareholders and accompanying Proxy Statement is hereby acknowledged.
1. Election of Directors: FOR AGAINST ABSTAIN
Dorothy M. Ables    Sue W. Cole    Anthony R. Foxx    John J. Koraleski    Mary T. Mack    C. Howard Nye    Laree E. Perez
Thomas H. Pike    Donald W. Slager    David C. Wajsgras
2. auditors. Ratification of appointment of PricewaterhouseCoopers as independent
3. Approval, Marietta Materials, by a non-binding Inc.’s named advisory executive vote, of officers. the compensation of Martin 4. 5. Approval In their discretion, of the 2025 the Employee proxies Stock are authorized Purchase to Plan. vote upon such other business thereof. as may properly come before the meeting, or any adjournments
To indicate change your the new address address on your in the account, address please space check above. the Please box at note right and that changes this method. to the registered name(s) on the account may not be submitted via
Signature of Shareholder    Date:    Signature of Shareholder    Date:
Note: title Please as such. sign exactly If the signer as your is a name corporation, or names please appear sign on full this corporate Proxy. When name shares by duly are authorized held jointly, officer, each giving holder full should title as sign. such. When If signer signing is a as partnership, executor, please administrator, sign in attorney, partnership trustee name or by guardian, authorized please person. give full

MARTIN MARIETTA MATERIALS, INC.
Proxy solicited by the Board of Directors for the Annual Meeting to be held May 15, 2025
The undersigned hereby appoints C. Howard Nye and Robert J. Cardin, and each or either of them, proxies, with full power of substitution, with the powers the undersigned would possess if personally present, to vote, as designated below, all shares of the common stock of the undersigned in Martin Marietta Materials, Inc. at the Annual Meeting of Shareholders to be held on May 15, 2025, and at any adjournment thereof.
(Continued and to be signed on the reverse side)
1.1 14475